Form 1-A: Tier 2

INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR, DATED SEPTEMBER 11, 2026

OFFERING CIRCULAR

ANDREW ARROYO REAL ESTATE INC. d/b/a AARE

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

888-322-4368

www.invest.aare.com

Maximum Offering: $71,440,000 (USD)

Up to 18,500,000 shares of Class A Common Stock(1)

Includes up to 13,500,000 shares offered by the Company for cash consideration and 1,500,000 shares offered by selling securityholders(9) and up to 3,500,000 Bonus Shares(8) for no additional cash consideration

Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE (the “Company”, “AARE”, we, us, or our) and the Selling Stockholders, as defined herein, are offering, on a “best efforts” basis, a maximum of 18,500,000 shares of non-voting Class A Common Stock (the “Offered Shares”, “Shares” or “Securities”), composed of 13,500,000 shares to be offered directly by the Company for cash consideration (“Company Offered Shares”), 1,500,000 shares to be sold by selling stockholders (“Selling Stockholders” or “securityholders”), and a maximum of 3,500,000 shares to be issued as “Bonus Shares” by the Company for no additional cash consideration to eligible investors in this offering based on certain criteria discussed herein. The proceeds from Selling Stockholders will be received directly by the Selling Stockholders, and not by us.(5) The total consideration of the Offering is up to $71,440,000 (including the investor processing fee discussed herein), with up to $49,350,200 received by us (before offering expenses), and up to $5,700,000 received by the Selling Stockholders.

The price offered is at $3.80 per Share on a “best efforts” basis. The Company will also charge investors a fee (“Investor Processing Fee”) of $0.076 per Share (approximately 2% of their investment amounts), for an effective price per Share of $3.876 and potential gross offering proceeds of $71,440,000. The Selling Stockholders will not receive proceeds from the Investor Processing Fee. The minimum dollar amount of Shares that may be purchased by any investor is $2,451 (645 shares), making the total minimum investment with the Investor Processing Fee included $2,500.02. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” for further details. Within the last 12 months, the aggregate offering price of the shares sold by the Company was $322,610.

Eligible purchasers of Class A Common Stock are eligible to receive Bonus Shares issued by the Company for each Class A Common Stock purchased for $3.80 per share. See “Plan of Distribution” for further details.

The sale of Shares will commence within two calendar days from when the Offering Circular, as amended, is qualified by the SEC. The offering will terminate on the earliest to occur of (i) the date subscriptions for the maximum offering amount have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission (so long as the Company files the required post-qualification amendments at least once every twelve (12) months, if it doesn’t it will be the date one (1) year from the date the Offering Statement, as amended, is initially qualified by the Commission), or (iii) any earlier date on which we elect to terminate the offering in our sole discretion.

There is no minimum Offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All investor funds will be held in a segregated Company account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use. We will conduct separate closings, with closings being conducted on a rolling basis, which could be based on daily acceptance of investor subscriptions, but operationally will generally take place less frequently. Closings will occur promptly after receiving investor funds, but no less frequently than every 30 days.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular, unless the Company does not accept a subscriber’s investment. All proceeds received by us from subscribers for this Offering will be available for use by us upon acceptance of subscriptions for the Securities by us.

Sale of these shares will commence within two calendar days of the qualification date (the “Qualification Date”) and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public(1)	Broker Fee and Commissions(2)	Bonus Share Value(9)	Proceeds to Company(3)(4)	Proceeds to Other Persons(5)
Per Share(6)(10)	$3.80	$0.171	-	$3.63	$3.80
Investor Processing Fee(6)	$0.076	$0.00342	-	$0.07258	$-
Total(7) (Offering Maximum)	$71,440,000	$3,089,800	13,300,000	$49,350,200	$5,700,000

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1 We and the Selling Stockholders are offering on a continuous basis, starting on the Qualification Date, a maximum of 18,500,000 shares offered of non-voting Class A Common Stock, composed of 13,500,000 shares to be offered by the Company and 1,500,000 shares offered by Selling Stockholders directly for cash consideration, and a maximum of 3,500,000 shares to be issued by the Company as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria set forth herein, for total consideration up to $71,440,000.

2 The Company has engaged DealMaker Securities, LLC, a FINRA/SIPC registered broker-dealer (“DealMaker” or “Broker”) and its affiliates, to perform administrative and compliance related functions in connection with this offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. Prior to the commencement of the offering the Broker and its affiliates received a one-time payment of $67,500, and recurring monthly payments of $13,000 for three months (total of $39,000) for accountable expenses, which are to be returned to the Company if not incurred. Once the offering commences, we have to option to pay $11,000 for optional marketing expenses and will pay $2,000 for tech services for a total of accountable expenses of $13,000 per month not to exceed $117,000 for monthly account management fees while the offering is live. There is also supplemental marketing expenses budgeted at $250,000 to be used on a case-by-case basis. The Broker will also receive up to 4.5% of the amount raised (“Broker Fee”) from the sale of Shares in this offering. Notwithstanding the foregoing, the fees due to Broker and its affiliates will not exceed $3,089,800 if we raise the maximum offering amount. Please see “Plan of Distribution” for additional information.

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3 This is a “best efforts” offering. See “Plan of Distribution” for additional information. The total amount in this column assumes Selling Stockholder participation. If selling stockholders participate to the full $5,700,000 of a Maximum Offering, then the total cash proceeds to the Company from the Maximum Offering would be $49,350,200 after the broker fee and commissions and Selling Stockholder amount. This is an intermediate subtotal before the applicable additional offering expenses.

4 The Company will incur expenses relating to this offering, in addition to fees payable to the Broker, that are not reflected in the above. See “Plan of Distribution” for additional information.

5 Certain of our existing shareholders that made the election to participate, are participating as selling shareholders in this Offering at a rate of eight and eleven tenths percent (8.11%) of the shares being offered in the Offering. The Shares allocation will be made to the existing shareholders at a ratio of 0.3-to-1 for each purchase of Shares by investors until all the selling shareholder’s Shares have been fully subscribed (which do not include the investor processing fee). The Company will not retain any portion of the funds or issue those Shares. Once the selling shareholder’s Shares have been fully subscribed, the remaining capital raised will be received in full by the Company. For clarification, as presented in the table, the Proceeds from the Price to the Public for each Share sold will either go to the Company or to the Selling Stockholders, at the ratio set forth herein.

6 Each investor will be required to pay an Investor Processing Fee to the Company at the time of subscription to help offset transaction costs equal to 2% of the subscription price per share ($0.076 per share). All investments will have a maximum Investor Processing Fee of $200.00, which represents the fee for a $10,000 investment. No Shares will be issued in consideration for the Investor Processing Fee. The Company, Broker and its affiliates will receive compensation on this fee, but not the selling stockholders. The Investor Processing Fee will be counted towards the maximum offering amount and the individual investor limitations for non-accredited investors. See “Plan of Distribution” for more details. We note that the Investor Processing Fee will only be based on the purchase price for shares in this Offering, and therefore will not be affected by any Bonus Shares investors receive in this Offering. This fee may be waived by the Company in its sole discretion.

7 The total aggregate offering amount in this Offering is up to $71,440,000 which consists of $51,300,000 in cash proceeds from the sale of Company Shares, $5,700,000 in cash proceeds from the sale of selling stockholders shares, $13,300,000 in Bonus Share value, and $1,140,000 in Investor Processing Fees.

8 The total maximum offering proceeds that the Company may receive in this Offering is $49,350,200. This is an intermediate subtotal before the applicable additional offering expenses. This is calculated by taking the maximum offering raise of $71,440,000, then deducting payments due to Broker (and affiliate) costs ($3,089,800), deducting the maximum offering proceeds that the selling stockholders may receive ($5,700,000), and deducting the Bonus Shares value of ($13,300,000). See the “Use of Proceeds” for additional information.

9 Eligible purchasers of Class A Common Stock are limited to up to thirty percent (30%) Bonus Shares for each Class A Common Stock purchased for $3.80 per share. Investors will be eligible for Bonus Shares regardless of whether shares are purchased from the Company or from Selling Stockholders, with each Bonus Share being issued by the Company. See “Plan of Distribution and Selling Securityholders” for further details, including the eligibility criteria to receive Bonus Shares in this Offering. We note that purchasing shares of Class A Common Stock in this offering is a requirement to receive Bonus Shares. Even if investors, existing stockholders of our Company, or AARE members meet the criteria set forth in “Plan of Distribution and Selling Stockholders”, such as signing up for and attending webinars, they will not receive any Bonus Shares unless they purchase shares of Class A Common Stock for cash in this Offering Circular.

10 Does not include effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see the “Plan of Distribution” for additional information.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are using the Form 1-A Offering Circular format for the disclosure in this Offering Circular.

There is currently no trading market for our common stock. Our common stock is not currently listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee that an active trading market will develop in our securities.

These are speculative securities. Investing in our Common Stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company, including estimates and other statistical data, are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we”, the “Company”, “our” and “us” refer to Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE, the combined entity after the merger described herein that closed on July 31, 2021. References to the “board”, the “board of directors”, the “Board” or the “Board of Directors” means the Board of Directors of Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some, but not all, cases, you can identify forward-looking statements by terms such as “anticipate”, “assume”, “believe”, “could”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “project”, “should”, “strategy”, “will” and “would” or the negatives of these terms or other comparable terminology.

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Our forward-looking statements may include, without limitation, statements with respect to:

1.	Future services;
2.	Future products;
3.	The availability of, and terms and costs related to, future borrowing and financing;
4.	Estimates of future sale;
5.	Future transactions;
6.	Estimates regarding the amount of funds we will need to fund our operations for specific periods;
7.	Estimates regarding potential cost savings and productivity; and
8.	Our listing, and the commencement of trading of our Common Stock, on the NASDAQ, OTC Markets or other exchanges and the timing thereof.

The cautionary statements set forth in this Offering Circular, including those set forth in the “Risk Factors” section and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, except as required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. For the reasons set forth above, you should not place undue reliance on forward-looking statements in this Offering Circular.

The Offering Circular Summary highlights information contained elsewhere and does not contain all the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire Offering Circular, including our financial statements and related notes. You should consider among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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ITEM 3 SUMMARY AND RISK FACTORS

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in our Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

Company Information

Andrew Arroyo Real Estate Inc. (the “Company”, “AARE” or “We”) is a nationwide American real estate company providing a comprehensive range of services, including sales, leasing, financing, investing and property management for residential, commercial, and business opportunities. Founded by Andrew Michael Arroyo, who began his real estate career in 1999, AARE has a successful track record of thousands of real estate sales, exceeding $3 billion. Mr. Arroyo further expanded his expertise in 2009 by obtaining a Series 65 license and registering as a Registered Investment Advisor (RIA) in California. AARE was originally established as Andrew Arroyo Real Estate, Inc., a California corporation (AARE-CA), in 2004. On July 31, 2021, AARE-CA merged with and into Andrew Arroyo Real Estate, Inc., a Delaware corporation (AARE-DE), with AARE-DE as the surviving entity. This merger facilitated the company's re-incorporation from California to Delaware, a strategic move to prepare for nationwide expansion, capital fundraising, and a public offering. We operate under the trademark and d/b/a “AARE.” Currently, AARE is licensed and registered to conduct real estate services in 25 states and the District of Columbia, and loan origination services in 4 states. The company has approximately three hundred members (agents, brokers, loan officers, managers, and staff) dedicated to smooth operations.

Dual Engine Business Model: Real Estate Services and Asset Accumulation

We operate a one-of-a-kind business model designed for real estate professionals to build wealth. Through this model, when producing real estate professionals affiliate with our Company, those who meet certain qualifications are rewarded with stock grants and become shareholders. Furthermore, when the professionals within our service division collectively generate enough top-line gross income to produce bottom-line net earnings, we plan to invest a portion of that net income directly into real estate properties. This means that by simply conducting standard real estate services, our members are now able to build wealth through property ownership. Our Company seeks to solve the principal instability of traditional real estate brokerages: low agent retention and high revenue volatility. By combining a Brokerage Services Division with an Asset Accumulation Investment Division, we are building a company modeled on global market leaders like Amazon, Blackstone, Costco, and McDonald’s—businesses that pair high-velocity operations with disciplined hard-asset accumulation. By converting transactional service revenue into long-term balance-sheet growth, we will turn daily cash flow into compounding value. Operational profits from our real estate professionals' commissions will directly seed property acquisitions. The asset base will provide a resilient valuation floor and steady rental yield, while shared equity creates a powerful recruitment flywheel to attract and retain top-tier talent.

Growth Initiatives

We have developed detailed plans to grow our investment and services divisions. The Company has expanded nationwide during recent years and continues to witness strong interest from seasoned revenue generating real estate professionals to join and affiliate with our Company due to our unique business model and proprietary training system for real estate professionals. This gives our company a significant competitive advantage. Simultaneously, the Company has monitored the real estate investment marketplace nationwide and found discounted properties from the peak prices of 2022-2023 primarily in the multifamily, residential, and office property types. To date, the Company has not entered any negotiations or agreements regarding any proposed transactions but has identified several properties in California, Nevada, Arizona, Texas, Colorado, Tennessee, New Mexico and Florida that meet the “discounted from peak price” criteria that the Company believes will provide value. Based on what we view as a rare opportunity to purchase commercial and residential real estate assets at a discount to underlying value (given the current economic landscape), the Company is fully focused on expanding its real estate investment division alongside our services division. The Company is currently raising funds for general working capital and to (1) expand our real estate services division nationwide through recruiting efforts and strategic business acquisitions (2) directly acquire real estate investment properties, (3) invest with other syndicators and partnerships nationwide who finance or acquire real estate investment properties (herein referred to as “Partner Operators”), and (4) potentially invest in other private or publicly traded real estate investment trusts if advantageous circumstances arise. The Company plans to elect to become a real estate investment trust (REIT) in the future. If we are successful in the transition to becoming a REIT, then the current real estate services operations will continue in a taxable REIT subsidiary (“TRS”). New and existing shareholders will own shares in both the REIT and the TRS.

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If the capital raised through this Offering is not able to be deployed immediately into residential or commercial real estate investments, the Company will use the capital to continue to grow and expand its service operations nationwide and may invest in short-term liquid money market accounts and short-term or long-term government treasuries, which may include exchange traded funds (ETF), to generate interest income that could be available for distribution to shareholders as a dividend in lieu of investment income from the real estate properties.

Two-Fold Market Opportunity

Services Division Market Opportunity

The services division market opportunity focuses on residential and commercial real estate brokerage with an emphasis on producing real estate professionals, transaction management, and client advisory services, with the flexibility to expand across residential resale, commercial leasing, new development sales, and tenant representation as market conditions evolve. It aims to empower real estate professionals through direct asset-backed equity ownership while delivering exceptional client service and driving predictable corporate revenue. We believe the current real estate brokerage landscape presents a prime opportunity for market share expansion, particularly as traditional brokerage models face structural margin pressure, shifting fee dynamics, and increasing agent mobility. Various market and macroeconomic factors have aligned to create an environment ripe for talent acquisition and transaction volume growth. Key factors include agent demographic shifts, brokerage consolidation trends, demand for wealth-building compensation structures, digital transaction workflows, evolving commission transparency norms, and a growing preference among top producers for equity participation over standard fee splits. According to a 2026 report published by Mordor Intelligence, the United States real estate brokerage market is estimated at $217.43 billion in 2026 and is projected to reach $281.80 billion by 2031, driven by residential resale resilience and expanding commercial services. This presents a unique window for our Company to rapidly scale its affiliated agent base, capture growing transaction volume, and redefine agent compensation through our proprietary property-equity model.

Investment Division Market Opportunity

The investment division market opportunity focuses on commercial and residential real estate with an emphasis on residential, multifamily and the flexibility to invest in office, retail, industrial, self-storage, and specialty properties when market conditions are ripe. It aims to positively impact communities and deliver above-market-rate returns to purpose-driven investors. We believe the current real estate market presents a prime investment opportunity, especially in the multi-family property sector. Various economic factors have aligned to create an environment ripe for strategic acquisition at reduced prices. Key factors include valuation adjustments, loan maturities, institutional portfolio rebalancing, forecasted inventory, prudent underwriting, interest rate cycles, and market volatility advantages. According to a February 2026 report published by the Mortgage Banker’s Association, over the next year, approximately 17% of commercial real estate loans, approximately $875 billion of the $5 trillion total outstanding, are set to mature amidst substantial increases in interest rates and tightened underwriting standards. This presents a unique window for our Company to develop a real estate investment trust and engage in advantageous acquisitions and community transformation.

Purpose Driven: Servant Leadership Framework

AARE is a mission-driven organization rooted in clear values. Our mission is to demonstrate Generous Capitalism® in the public markets by growing profits and increasing shareholder value, while also contributing to those in need and fulfilling God's will through real estate. Our vision is to "bear fruit," an investment principle signifying positive results. Our objective is to establish a global real estate corporation based on our Generous Capitalism® business model. With more than twenty-years of successful operations and strategic growth, AARE is poised to become a pioneering faith-based, purpose-driven real estate company. Our plan is to continue to expand our services nationwide and as we raise more capital, we will be in the position to develop a real estate investment trust and eventually list on a major public stock exchange. This achievement would offer a unique investment opportunity for faith-driven individuals and institutions, while solidifying AARE's position as a leader in ethical and principled real estate development and investment. Our unwavering commitment to our mission and vision resonates with investors seeking both financial returns and meaningful impact, distinguishing AARE as a beacon of integrity and purpose within the real estate industry.

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Investment Philosophy: Doing Well and Doing Good

Our investment philosophy aims to achieve strong financial returns while positively impacting society. We plan to combine careful financial management with a dedication to social responsibility, targeting properties with potential for added value and thriving communities. This strategy aligns with our broader objectives of generating superior returns while contributing to our communities' well-being. Our core mission goes beyond financial stewardship to focus on tenant well-being and community enrichment. We partner with organizations like Apartment Life and Marketplace Chaplains to foster vibrant communities and directly support residents. Our initiatives aim to generate financial returns and create inclusive communities where every resident can thrive.

Competitive Advantages

We believe there are seven (7) primary competitive advantages that separate our investment operations from competitors:

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Proven Track Record: Our management’s success with previous syndications underscores our experience and capability. Our CEO, Andrew Arroyo, has successfully managed two private nonpublic syndication programs. In 2010-2014, Mr. Arroyo was the founder and managing member of San Diego Foreclosure Fund, LLC and from 2016-present day he continues to be the founder and managing member of the Neighborhood Investment Network, LLC. When San Diego Foreclosure Fund, LLC wound up operations in 2014, investors received their original capital back plus above market rate annualized returns. Neighborhood Investment Network, LLC is still operating and has not yet returned any of the initial capital investments, however, the unrealized gains in the equity have grown year over year and the current valuation of the unrealized gains is above market rate annualized returns.

•	Economic Resilience: Our experience with economic cycles and risk mitigation positions us to navigate market fluctuations effectively.

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Acquisition Deal Flow: AARE's extensive network of brokers in multiple states gives us an edge in securing off-market deals. We plan to engage directly with principals to access motivated sellers and discounted properties at competitive costs.

•	Conservative Leverage (if any): To avoid over-leveraging risks, we plan to either purchase properties in cash or use prudent financial strategies and typical loan-to-value ratios between 50% and 65%.

•	Renovation Expertise: We have extensive experience in value-adding renovations and enhancing property value.

•	Tax Efficiency: Our expertise encompasses 1031 exchanges, depreciation strategies, and cost segregation for accelerated depreciation benefits.

•	Vertical Integration: We benefit from operational excellence. Offering a suite of services through AARE ensures we capture the best opportunities and enhance asset value with exceptional efficiency.

We believe there are seven (7) primary competitive advantages that separate our service operations from competitors:

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Servant Leadership Culture: Our culture is a reflection of a healthy organization with clear values that include faith, relationships, accountability, integrity, truth, honesty, trust, standards of excellence, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success and rewards. We are considered a safe harbor by our members for individuals of all walks of life during a period of history that is polarizing on the social, economic and political spectrum.

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Wealth Building Model Plus Equity Compensation: We have introduced a one-of-a-kind business model designed for real estate professionals to build wealth. Through this model, when real estate professionals affiliate with our Company, they immediately become shareholders. Furthermore, when the professionals within our service division collectively generate enough top-line gross income to produce bottom-line net earnings, we will invest a portion of that net income directly into real estate properties. This means that by simply conducting standard real estate services, our members are now able to build wealth through property ownership. Additionally, our equity compensation plan gives us the ability to recruit, retain, motivate and inspire our members. We will be able to grow revenue with less capital investment required by using our stock for compensation. Providing our members with equity compensation is a unique differentiator from our peers. For real estate firms, equity compensation is extremely rare; nearly non-existent in the real estate industry. This gives our members ownership in the company and as stakeholders they have more incentive and motivation to grow the revenue and profits. This also reinforces our internal generosity practices within our Generous Capitalism® business model.

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Multiple Revenue Streams: Residential, commercial, lending, business opportunities, syndication and property management services all under one umbrella. This provides multiple streams of income for our agents and loan officers as well as a complete “one-stop” real estate shop for our clients.

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Generosity Based Business Model: Our culture is based on generosity and social responsibility during a generational change in workforce. We believe the next generation is demanding a new form of capitalism that illustrates healthy and sustainable business practices externally to the communities it serves in addition to creating jobs, profits and opportunities to its internal stakeholders. We have developed that exact business model and we call it “Generous Capitalism®”.

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Growth Potential: We participate in a market that has experienced recent short-term challenges such as higher interest rates and low inventory, however, we expect the industry as a whole to experience significant long term growth throughout North America facilitated by a steady increase in new U.S. demand for housing/investments. Our diverse and complete offerings and the fact we can provide real estate and lending services in multiple segments of our market including residential, commercial, property management, business opportunities, and syndication, positions the Company to take full advantage of that growth. We have a growing sales network. We are licensed in 25 states and the District of Columbia. The Company is also in the position to potentially offer franchise opportunities as we expand to all 50 states in the U.S. and establish our sales network throughout North America.

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Experienced Executive Team: Our focused and experienced management team is dedicated to our operation and to implementing our business strategies. Each member of the executive team has been involved with the Company for several years and has been instrumental in developing our strategy. Our success strategy and execution that was implemented in California over the last 15 years in now being replicated in all major markets throughout the U.S.

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Intellectual Property: Our media and training properties coupled with use of advanced technology leads to more market penetration and smoother operations as a company while the real estate industry as a whole transitions to the digital age. We believe our up-to-date media assets designed specifically for the real estate and lending market give us an edge over our competition. We believe the AARE media and training properties and brand name has a strong legacy dating from the launch of the California corporation in 2004, and we believe it has to this day retained a strong brand loyalty amongst clients, agents and loan officers. We are now licensed in 25 states in the U.S. and the District of Columbia and our media assets have been hand tailored to address our new digital age marketplace. Through our media properties, we have the ability to scale our communication and service offerings across the globe. We hold copyrights and trademarks that protect our intellectual property.

Alongside our competitive advantages, we believe it is our core values and beliefs that make our real estate, lending and property management services extraordinary. In addition, our management steadfastly believes that charitable giving and sharing are a vital component of a successful business. To that end, up to twenty percent (20%) of our net profit goes to charity. Net profit for the corporation is defined as top line revenue minus the cost of sales minus all expenses before dividends (if any) are paid. Up to ten percent (10%) of our net profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of client credits and in-kind contributions to charitable organizations. We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. The charitable giving policy does not create a binding legal obligation and is discretionary. While the policy has been written into our Bylaws and we have no intention of deviating from this policy or reducing the amount we give to charity, the giving policy is discretionary and we are under no unconditional commitment to continue the policy. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

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Real Estate Investment Trust (REIT) Qualification Information

Companies owning or financing real estate must meet a number of organizational, operational, distribution and compliance requirements to qualify as a REIT. There are rules that govern issues such as dividend distributions and the composition of a company's assets. A U.S. REIT must be formed in one of the 50 states or the District of Columbia as an entity taxable for federal purposes as a corporation. It must be governed by directors or trustees and its shares must be transferable. Beginning with its second taxable year, a REIT must meet two ownership tests: it must have at least 100 shareholders (the “100 Shareholder Test”) and five or fewer individuals cannot own more than 50% of the value of the REIT's stock during the last half of its taxable year (the “5/50 Test”). To ensure compliance with these tests, most REITs include percentage ownership limitations in their organizational documents. A REIT must satisfy two annual income tests and a number of quarterly asset tests to ensure the majority of the REIT's income and assets are derived from real estate sources. At least 75% of the REIT's annual gross income must be from real estate-related income such as rents from real property and interest on obligations secured by mortgages on real property. An additional 20% of the REIT's gross income must be from the above-listed sources or other forms of income such as dividends and interest from non-real estate sources (like bank deposit interest). No more than 5% of a REIT's income can be from non-qualifying sources, such as service fees or a non-real estate business. Quarterly, at least 75% of a REIT's assets must consist of real estate assets such as real property or loans secured by real property. A REIT cannot own, directly or indirectly, more than 10% of the voting securities of any corporation other than another REIT, a taxable REIT subsidiary (TRS) or a qualified REIT subsidiary (QRS). Nor can a REIT own stock in a corporation (other than a REIT, TRS or QRS) in which the value of the stock comprises more than 5% of a REIT's assets. Finally, the value of the stock of all of a REIT's TRSs cannot comprise more than 20% of the value of the REIT's assets. In order to qualify as a REIT, the REIT must distribute at least 90% of its taxable income. To the extent that the REIT retains income, it must pay taxes on such income just like any other corporation. Additionally, in order to qualify as a REIT, a company must make a REIT election by filing an income tax return on Form 1120-REIT. Since this form is not due until March, the REIT does not make its election until after the end of its first year (or part-year) as a REIT. Nevertheless, if it desires to qualify as a REIT for that year, it must meet the various REIT tests during that year (except for the 100 Shareholder Test and the 5/50 Test, both of which must be met beginning with the REIT's second taxable year). Finally, the REIT must mail annual letters to its shareholders requesting details of beneficial ownership of shares.

Investment Management Company

In order to comply with state and federal investment advisor laws pertaining to fee-based investment advisory services, we have entered into an Investment Management Agreement, referenced within the Exhibits section of this Offering Circular, with Andrew Arroyo Investments, LLC, a registered investment advisor that is controlled by Andrew Arroyo, our Chief Executive Officer and Chairman of the Board (herein referred to as the “Investment Management Company”). Andrew Arroyo Investments, LLC shall serve as the Investment Management Company pursuant to the Investment Management Agreement, and in that capacity carry out all duties relating to the conduct of the investment advisory activities that are required of our Company (and the collection of Management and Performance Fees). The Investment Management Company is authorized to exercise those rights and powers set forth in the Investment Management Agreement necessary for it to provide discretionary investment advisory and portfolio management services to our Company and to arrange for the execution of the Company’s portfolio transactions. The Investment Management Company shall be required to devote to the conduct of the investment activities of the Company the time and attention that it reasonably determines, in its sole discretion, is necessary to conduct the investment activities of our Company. Notwithstanding anything in the Investment Management Agreement to the contrary, the Investment Management Company may, in its sole discretion, appoint additional or other persons or entities to provide investment advisory services to our Company. Although the officers, directors and appointed members of our Company may take part in the management or operation of the investments, the shareholders of our Company shall take no part in the investment management or operation of the investments of the Company and shall have no authority or right to act on behalf of or in the name of our Company in connection with any investment matter.

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Fees & Expenses Related to the Management and Performance of Investment Properties and Partnership Interests

Asset Management Fee

Our Company has agreed to pay the Investment Management Company, monthly, an Asset Management Fee of 1.75% per annum of the assets under management (“AUM”) for any direct property investments owned by our Company and an Asset Management Fee of 1.25% for any partnership interest investments (with “Partner Operators”) owned by the Company. The reason for the difference in Management Fee for the partnership interest investments is because our Partner Operators will charge their own Management Fee that typically range from 1.50%-2.00%, with some exceptions. When that is the case, the Investment Management Company will negotiate the most favorable terms possible with the Partner Operator. When we invest with Partner Operators, our Company will pay two separate management fees. One Management Fee will be paid to our Partner Operators and the other will be paid to the Investment Management Company.

The AUM fee is based on the total invested capital account balance in investment properties and partnership interests (through our Partner Operators) as of the beginning of the relevant calendar month. The AUM fee will not be charged on any debt that is used to finance properties. If we are successful in the transition to become a REIT, the Investment Management Company, in its sole discretion at any time, may transition the Asset Management Fee to be based on the Net Asset Value (“NAV”), instead of AUM. The primary reason for this potential transition to base the Asset Management Fee on NAV is because NAV is a common valuation method with a REIT. The total invested capital account will be calculated by taking into account all subscriptions and contributions allocated for real estate investment through this Offering and follow on offerings, distributions, allocations of Net Profits and Net Losses, Performance Fees and other adjustments. Management Fees applicable to capital contributed on a date other than the first day of a month are prorated. Management Fees already paid but associated with a capital withdrawal or distribution before the end of a calendar month are not refunded from either the Investment Management Company or from our Company. Management Fees as to particular shareholders may vary by separate agreement with the Investment Management Company.

Performance Fee (Carried Interest) & Preferred Return (Hurdle Rate)

An annual Preferred Return (or “Hurdle Rate”) of 6.00% has been established between our Company and the Investment Management Company. This means that until the Hurdle Rate is achieved, no Performance Fee will be paid. After the Hurdle Rate is achieved, then the Investment Management Company will be paid a Performance Fee.

Our Company has agreed to pay the Investment Management Company, annually, a Performance Fee of 20.00% per annum of the net profits (Carried Interest) above the Preferred Return for any direct property investments owned by our Company and a Performance Fee of 15.00% above the Preferred Return for any partnership interest investments owned by our Company with our Partner Operators. The reason for the difference in Performance Fee for the partnership interest investments is because our Partner Operators will charge their own Performance Fee that typically ranges from 20.00%-30.00%, with some exceptions. When that is the case, the Investment Management Company will negotiate the most favorable terms possible with the Partner Operator. When we invest with Partner Operators, our Company will pay two Performance Fees. One Performance Fee will be paid to our Partner Operators and the other will be paid to the Investment Management Company.

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Carried Interest is the remuneration the Investment Management Company receives for managing the investments and partnership interests (through our Partner Operators) after our Company has received its Preferred Return, which is calculated on an annual, non-compounding, cumulative basis based our Company’s capital investments. It is reward-based, reflects a percentage of the net profits of the Company, applied at the end of each Performance Period (calendar year), with a 100% “catch-up” (or “high water mark”) provision and is further explained under Allocation of Profits and Losses below. The Investment Management Company is not paid any Carried Interest in loss years, should any occur, and any years following a loss year in which the Members suffering the loss have not yet recouped that loss. See “High Water Mark Limitation” under Allocation of Profits and Losses below.

Calculation of AUM, Partnership Interest Investments, Performance Fee and Hurdle Rate

The following is intended to serve as a theoretical and simplified example regarding the calculation of assets under management (AUM), partnership interest investments, and Performance Fee and Hurdle Rate. The following calculations are for a theoretical company and is meant as an illustration only and not a limitation or otherwise and does not limit the otherwise applicable discretion of the Investment Management Company under the Investment Management Agreement in any fashion and should not be read as predictive results from actual investments.

Gross Return is defined as the entire return received by the Company before any Investment Management Company AUM Fees or Performances Fees are calculated and after all Partner Operator fees or expenses are calculated. Net Return is defined as the entire return received by the Company after all Investment Management Company AUM Fees and Performances Fees are calculated (including the Hurdle Rate) and after all Partner Operator fees or expenses are calculated. Surplus is defined as a positive balance in the Hurdle Rate calculation carryover balance. Deficit is defined as a negative balance in the Hurdle Rate calculation carryover balance.

Day 1: Assume that a theoretical company has $2 million to invest with an Investment Management Company and invests in two separate real estate property investments, A and B, each of which it invests $1 million. Investment A is a direct real estate property investment of the Company and Investment B is partnership interest investment in a Partner Operator. On Day 1, the current valuation of the Assets Under Management (AUM) is $2 million.

Day 365 of Year 1: Assume at the end of the first Performance Year that the Gross Return on Investments A and B are both coincidentally 10%, for a gain of $100,000 for each A and B. The AUM fee is 1.75% or $17,500 ($1,000,000 x 1.75% = $17,500) for Investment A and 1.25% or $12,500 ($1,000,000 x 1.25% = $12,500) for Investment B. The Hurdle Rate for both Investments A and B is 6% or $60,000 compounded annually. Based on the 10% annual gain and the Hurdle Rate provision, this year will qualify for a Performance Fee as the return is above the Hurdle Rate of 6%. After deducting the AUM from the Gross Returns, the Performance Fee for Investment A is 20%or $16,500 ($100,000 - $17,500 = $82,500 x 20% = $16,500) and the Performance Fee for Investment B is 15% or $13,125 ($100,000 - $12,500 = $87,500 x 15% = $13,125). The Net Return at Day 365 of Year 1 to the Company for Investment A is $66,000 ($100,000 Gross Return - $17,500 AUM Fee - $16,500 Performance Fee = $66,000 Net Return) and for Investment B is $74,375($100,000 Gross Return - $12,500 AUM Fee - $13,125 Performance Fee = $74,375 Net Return). The resulting capital balance of the Company’s investments at Day 365 of Year 1 is $1,066,000 for Investment A and $1,074,375 for Investment B bringing the total AUM to $2,140,375. Based on the Day 365 of Year 1 results for Investment A and B of a 10% return resulting in a Net Return of $66,000 and $74,375, respectively, the cumulative Surplus moving into Year 2 calculations in the Hurdle Rate carryover is positive $6,000 ($66,000 Gross Return after AUM - $60,000 Hurdle Rate = $6,000 Surplus) for Investment A and positive $14,375 ($74,375 Gross Return after AUM - $60,000 Hurdle Rate = $14,375 Surplus) for Investment B. The Hurdle Rate Surplus will carry over into Year 2 based on the carryover and catch-up provision of the Investment Management Agreement.

Day 365 of Year 2: Assume at the end of the second Performance Year that the Gross Return on Investments A and B are both coincidentally 5%, for a gain of $53,300 ($1,066,000 x 5% = $53,300) for Investment A and a gain of $53,719 ($1,074,375 x 5% = $53,719) for Investment B. The AUM fee is 1.75% or $18,655 ($1,066,000 x 1.75% = $18,655) for Investment A and 1.25% or $13,430 ($1,074,375 x 1.25% = $13,430) for Investment B. The compounded Hurdle Rate for Investment A is $63,960 ($1,066,000 x 6% = $63,960) and for Investment B is $64,463 ($1,074,375 x 6% = $64,463). Based on the 5% annual gain and the Hurdle Rate provision, this year will not qualify for a Performance Fee as the return is under the Hurdle Rate of 6%. After deducting the AUM from the Gross Returns, the Net Return at Day 365 of Year 2 to the Company for Investment A is $34,645 ($53,300 Gross Return - $18,655 AUM Fee - $0 Performance Fee = $34,645 Net Return) and for Investment B is $40,289 ($53,719 Gross Return - $13,430 AUM Fee - $0 Performance Fee = $40,289 Net Return).The resulting capital balance of the Company’s investments at Day 365 of Year 2 is $1,100,645 for Investment A and $1,114,664 for Investment B bringing the total AUM to $2,215,309. Based on the Day 365 of Year 2 results for Investment A and B of a 5% return resulting in a Net Return of $34,645 and $40,289, respectively, the cumulative Deficit moving into Year 3 calculations in the Hurdle Rate carryover is negative $23,315 ($34,645 Gross Return after AUM - $63,960 Hurdle Rate + $6,000 Year 1 Carryover Surplus = -$23,315 Deficit) for Investment A and negative $9,799($40,289 Gross Return after AUM - $64,463 Hurdle Rate + $14,375 Year 1 Carryover Surplus = -$9,799 Deficit) for Investment B. The Hurdle Rate Deficits will carry over into Year 3 based on the carryover and catch-up provision of the Investment Management Agreement.

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Day 365 of Year 3: Assume at the end of the third Performance Year that the Gross Return on Investments A and B are both coincidentally 15%, for a gain of $165,097 ($1,100,645 x 15% = $165,097) for Investment A and a gain of $167,200 ($1,114,664 x 15% = $167,200) for Investment B. The AUM fee is 1.75% or $19,261 ($1,100,645 x 1.75% = $19,261) for Investment A and 1.25% or $13,933 ($1,114,664 x 1.25% = $13,933) for Investment B. The compounded Hurdle Rate for Investment A is $66,039($1,100,645 x 6% = $66,039) and for Investment B is $66,880 ($1,114,664 x 6% = $66,880). Based on the 15% annual gain and the Hurdle Rate provision, this year will qualify for a Performance Fee as the return is above the Hurdle Rate of 6%. After deducting the AUM from the Gross Returns, the Performance Fee for Investment A is 20% or $29,167 ($165,097 - $19,261 = $145,836 x 20% = $29,167) and the Performance Fee for Investment B is 15% or $22,990 ($167,200 - $13,933 = $153,266 x 15% = $22,990). The Net Return at Day 365 of Year 3 to the Company for Investment A is $116,668 ($165,097 Gross Return - $19,261 AUM Fee - $29,167 Performance Fee = $116,668 Net Return) and for Investment B is $130,276 ($167,200 Gross Return - $13,933 AUM Fee - $22,990 Performance Fee = $130,276 Net Return). The resulting capital balance of the Company’s investments at Day 365 of Year 3 is $1,217,313 for Investment A and $1,244,940 for Investment B bringing the total AUM to $2,462,254. Based on the Day 365 of Year 1 results for Investment A and B of a 15% return resulting in a Net Return of $116,668 and $130,276, respectively, the cumulative Surplus moving into Year 4 calculations in the Hurdle Rate carryover is positive $56,482 ($145,836 Gross Return after AUM - $66,039 Hurdle Rate - $23,315 Year 2 carryover Deficit = $56,482 Surplus) for Investment A and positive $76,587 ($153,266 Gross Return after AUM - $66,880 Hurdle Rate - $9,799 Year 2 carryover Deficit = $76,587 Surplus) for Investment B. The Hurdle Rate Surplus will carry over into Year 4 based on the carryover and catch-up provision of the Investment Management Agreement.

Acquisition Fee

The Investment Management Company will be paid an acquisition fee (“Acquisition Fee”) in connection with the direct acquisition of any real estate investment property. The Acquisition Fee shall not exceed 1.00% of the total purchase or selling price of the real estate investment property. There will not be an Acquisition Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own acquisition fees to the Company. The Company and its sales representative may also be paid a selling broker or listing broker fee by other parties to a transaction of a purchase or a sale of a real estate investment property.

Finance Fee (Capital Transactions)

The Investment Management Company will be paid a finance fee (“Capital Transaction Fee”) in connection with the direct financing or refinancing of any real estate investment property. The Capital Transaction Fee shall not exceed 1.00% of the total capital financed for the real estate investment property. There will not be a Capital Transaction Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own capital transaction fees to the Company. The Company and its loan representative may also be paid a loan origination fee in connection with the direct financing or refinancing of any real estate investment property

Property Management Fee

Initially, it is the intent of the Company to hire outside property managers that specialize in the type of assets we acquire for the day-to-day management of the assets, however, as the Company’s property management division grows, we intend to self-manage where it serves in the best interest of the shareholders. Typically, property management fees are negotiable and range from 2.50%-5.00% of the effective gross receipts received on commercial properties and 6.00%-8.00% on residential properties, depending on the size and complexity of the managed asset. Other typical fees, such as risk management, revenue management, technology and other similar fees, shall also be payable under the property management agreement. For real estate investments on which the Company’s property management serves as property manager, the Company shall earn a property management fee (“Property Management Fee”) payable at a market rate in the location of the property. As an illustration, for example purpose only, a common fee schedule for property management is as follows: properties valued from $1 to $1,000,000 = 8%; properties valued from $1,000,001 to $2,000,000 = 7.00%; properties valued from $2,000,001 to $3,000,000 = 6.00%; properties valued from $3,000,001 to $5,000,000 = 5.00%; properties valued from $5,000,001 to $10,000,000 = 4.00%; properties valued from $10,000,001 and above are less than 4% and based on the size and complexity of the management services.

There will not be a Property Management Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own property management fees to the Company.

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Leasing Fees

Property managers of multifamily investments will typically charge a leasing fee on top of the property management fee. For certain asset types such as office, industrial and retail a leasing broker is traditionally hired. Initially, it is the intent of the Company to use leasing brokers that specialize in the type of assets we acquire for the leasing services, however, as the Company’s commercial and residential leasing divisions grow, we intend to self-lease where it serves in the best interest of the shareholders. Typically, leasing fees are negotiable and range from 2.00%-6.50% of the total consideration of the lease term, which will vary based on whether it is a new, renewal, or expansion lease and whether there are outside brokers part of the transaction. These fees can change from region to region within the United States. Other typical fees, such as the asset manager or Investment Management Company receiving an override of 1.00% of the leasing fee are commonly negotiated. When this is the case, an override leasing fee shall be payable to the Investment Management Company. For real estate investments on which the Company’s representatives serves as the leasing broker, the Company shall earn a leasing fee (“Leasing Fee”) payable at a market rate in the location of the property.

There will not be a Leasing Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own property leasing fees to the Company.

Construction Services Fee

Initially, it is the intent of the Company to hire outside construction project managers for the work performed on the assets, however, as the Company’s property management division grows, we intend to hire the “in-house” project managers where it serves in the best interest of the shareholders. Typically, construction service fees are negotiable and range from 2%-10% of the total cost of construction, depending on the size and complexity of the project. This may vary from region to region. On properties on which the Company’s project management serves as the construction manager, the Company shall be paid a Construction Services Fee for services provided in connection with the construction and renovation of our real estate investments payable at a market rate in the location of the real estate investment property. As an illustration, for example purposes, a fee schedule for construction project management in San Diego, California is as follows: total cost from $1 to $50,000 = 10.00%; total cost from $50,001 to $100,000 = 7.00%; total cost from $100,001 to $150,000 = 6.00%; total cost from $150,001 to $250,000 = 5.00%; total cost from $250,001 to $500,000 = 4.00%; total cost from $500,001 to 1,000,000 = 3.00%; and total cost more than $1,000,000 = 2.00%. There will not be a Construction Services Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own construction services fees to the Company.

Resident Well Being & Care Expenses

Annually, we will invest up to 2.00% of the AUM (or NAV in the future) towards programs that ensure our resident’s well-being providing onsite care to the residents of our investment properties and the surrounding neighborhood. This will be accomplished through the Company hiring care program administrators as well as by collaborating with national, regional and local nonprofit organizations, who specialize in resident care, and other service providers as appropriate based upon the dynamics of each real estate investment. The resident well-being and care expenses shall be an amount reserved annually of up to two percent (2%) of the aggregate AUM (or NAV in the future) as of the date of calculation. The resident well-being and care expenses shall be calculated in the same manner as the Asset Management Fee is calculated. Multi-family properties that consist of 100 units or more will generally have community coordinators whose role is to create a healthy community at the apartment complex. Their role is to welcome new tenants and make them feel at home as well as to connect them to other tenants in the complex. They accomplish this by hosting community events each month on-site. Common examples include arranging a pizza party, a holiday themed get together, game night, bounce houses for children, or a BBQ. Their role is to also look for opportunities to help the on-site staff and the residents feel seen and loved. This can be expressed in a variety of ways, but common examples include delivering notes and small gifts of appreciation to tenants and going out of their way to help tenants when in need. Examples include fixing a flat tire, giving someone a ride, or simply listening when a tenant needs to talk. When welcomed and appropriate, the community coordinators will discuss matters of faith and share their perspective. This comes from a desire to seek holistic well-being for both our residents and staff. To some extent, the costs will vary based on the location, property, size and who the community coordinator is working for, and which Partner Operator is overseeing the project. Specific expenses relating to these costs include an administrative fee to the care provider (approximately $900/month), a discounted rental unit for the community coordinator, an event budget (approximately $2-$4 per unit), and in some instances a chaplain fee (approximately $4-$10 per person per month).

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Operating Expenses Related to the Management of Investment Properties and Partnership Interests

Our Company pays for all direct costs, fees and expenses incurred by or on behalf of the Company in connection with its investment management and operation, which include, but are not be limited to: the Asset Management Fee, the costs associated with acquiring, disposing and remodeling the properties, insurance premiums for any insurance providing coverage to the investment activities of the Company, escrow fees, interest on borrowings, custodial fees, transfer taxes, fees and expenses for bookkeeping, accounting and auditing, consulting fees, legal fees (including fees paid to the Investment Management Company’s counsel for services benefitting the Company), expenses incurred for investment research and due diligence, reasonable costs and expenses incurred in identifying, evaluating, arranging, negotiating, structuring, trading, or settling any transaction contemplated for investment (regardless of whether such transaction contemplated for investment is subsequently consummated (e.g. “dead deal costs”), filing fees, all costs, fees and expenses of the Company relating to meetings, telephone expenses, travel and travel-related expenses incurred in connection with the Company’s investment activities (including attendance at professional and industry specific conferences by the Investment Management Company), costs of reporting to shareholders, costs of investment governance activities (such as obtaining shareholders consents if any), administrator fees, registrar fees, and all other reasonable expenses related to the Company’s management and operation and/or the purchase, sale or transmittal of its assets, all as the Investment Management Company determines in its discretion. The Company shall also pay all expenses incurred in connection with preparing, reproducing and disseminating offering materials and supplemental materials used in this offering prepared by the Investment Management Company.

The Investment Management Company may pay out of its own assets or revenues, fees to persons or entities (including related entities) that provide various investors relations and related services to them and/or our Company, including fees for identifying and introducing prospective investors. Except as restricted by any applicable regulations, the Investment Management Company may direct a portion of the Company’s portfolio transaction business to brokers, dealers, and other financial intermediaries who provide additional services to our Company or to other investments managed by the Investment Management Company or its affiliates, or who introduce prospective investment advisory clients to the Investment Management Company, or who pay finders’ fees or other compensation to related or third parties who do so.

The general overhead expenses of the Investment Management Company (such as rent, telephone lines, news and quotation equipment, electronic office equipment, account record keeping, on-line financial information, publication, consulting, marketing, data processing and salaries and equipment costs) are the responsibilities of the Investment Management Company.

Allocation of Profits and Losses

Profits and losses are provisionally allocated among the capital accounts of our Company and the Investment Management Company at the end of each month based on the proportional amounts in the capital accounts of our Company (“Company’s Percentage Interest”) and the Investment Management Company (“Investment Management Company’s Percentage Interest”) at the end of each such period determined in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). At the end of the year, after our Company has received the Preferred Return, a percentage of net profits (the “Carried Interest”) in the Company’s capital account (realized and unrealized) is moved from the Company’s capital accounts to the Investment Management Company (typically into the Investment Management Company’s capital account or otherwise as the Investment Management Company may direct), as payment for its profitable management for the Company, and the final year-end capital balances are reached.

Company Percentage Interests “Base Amounts”, used to determine expenses, are determined each time capital contributions or subscriptions to this Offering or follow on offerings are made to or withdrawn from the Company both before and immediately after the addition or disbursement of capital is made.

The profits or losses of the Company for a particular period are determined on a tax basis. That is, generally, all items of expense, credit, recapture (if applicable) and deduction (such as depreciation and amortization) are combined and applied to the income generated by the Company. Specifically, the types of income generated by tax category can include, among others, rental income and losses, ordinary gains, short-term and long-term capital gains, and interest income if funds are held in a money market account for a period of time.

Carried Interest is the only performance remuneration the Investment Management Company receives for managing our Company’s investments besides the Management Fee. It is reward-based, reflects a percentage of the net profits of the Company, and is applied at the end of each Performance Period (calendar year).

If an error in the calculation of the Carried Interest is made, the amount in excess of the stated percentage will be returned to each shareholder ratably. In loss years, should any occur, and any years following a loss year in which the High-Water Mark Limitation has not been reached, the Investment Management Company will not receive any Carried Interest.

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High-Water Mark Limitation—Once paid, the Carried Interest is not reduced by losses in future periods, but also cannot be paid in a future year until all prior net losses allocated to each share are recouped. At the time a net loss is incurred and annually thereafter a “High-Water Mark” is calculated representing the amount of prior period net losses that must be recouped before a Carried Interest allocation can be made again. The calculation of this High-Water Mark Limitation takes into account any distributions to or withdrawals, with the amount of such prior net losses being reduced in proportion to the distribution or withdrawal.

Net Profits and Net Losses means the amounts determined as follows:

Net Profits for any Fiscal Period means (i) the sum of ((A) the Earnings Per Share of our Company at the close of business on the last day of the Fiscal Period, increased by (B) any Distributions or Dividends or withdrawals made with respect to such Fiscal Period), minus (ii) the sum of ((A) the Earnings Per Share of our Company as of the close of business on the last day of the previous Fiscal Period, or in the case of the first Fiscal Period of the Fund, the Earnings Per Share of our Company on the date the first investment contribution is made; plus (B) any additional Capital Contributions made during such Fiscal Period). Net Profits for any Performance Year shall be determined in the same manner as set forth in the previous sentence except that the term “Performance Year” shall be substituted for “Fiscal Period” wherever that term appears.

Net Losses for any Fiscal Period means (i) the sum of ((A) the Losses Per Share of our Company at the close of business on the last day of the previous Fiscal Period or in the case of the first Fiscal Period of our Company, the Losses Per Share of our Company on the date the first contribution is made; plus (B) any additional Capital Contributions made during such Fiscal Period), minus (ii) the sum of ((A) the Losses Per Share of our Company as of the close of business on the last day of such Fiscal Period, increased by (B) any Distributions or Dividends or withdrawals made with respect to such Fiscal Period). Net Losses for any Performance Year shall be determined in the same manner as set forth in the previous sentence except that the term “Performance Year” shall be substituted for “Fiscal Period” wherever that term appears.

Example of Performance Allocation

The following is intended to serve as a theoretical and simplified example regarding Performance Allocation calculation for a theoretical company and is meant as an illustration and not a limitation or otherwise and does not limit the otherwise applicable discretion of the Investment Management Company under the Investment Management Agreement in any fashion. The example below does not illustrate the deduction for the Management Fee, which is deducted from Net Profits prior to determining the amount of the Performance Allocation and for the sake of simplicity, uses proportional allocations as an exercise of the Investment Management Company’s discretion, which may not be the allocation method chosen by the Investment Management Company.

Day 1: Assume that a theoretical company has two shareholders A and B, each of whom invested $1 million at inception of the company. On Day 1, the current valuation of the net assets of the company (the NAV) is $2 million.

Day 365: Assume at the end of the first Performance Year the NAV of the company has dropped to $1.5 million. The Net Loss of $500,000, the difference between the beginning NAV of $2 million and the ending NAV of $1.5 million, is allocated $250,000 to each of A and B, resulting in ending Capital Accounts of $750,000 each. A and B each have an Unrecovered Loss of $250,000 with respect to their Allocation Layer. Another way to describe this is that each of A and B has a High Water Mark of $1 million.

Day 1 of Year 2: Investor A invests an additional $1 million, increasing A’s Capital Account to $1.75 million. The additional investment creates a second Allocation Layer. A’s Percentage Interest as of the commencement of Year 2 is 70 percent ($1.75 million Capital Account over $2.5 million sum of all Capital Accounts). A’s Allocation Layer Percentage in the first Allocation Layer is 42.86 percent ($750,000/$1.75 million) and in the second Allocation Layer is 57.14 percent ($1 million/$1.75 million). B’s Percentage Interest as of the commencement of Year 2 is 30 percent ($750,000 Capital Account over $2.5 million sum of all Capital Accounts).

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Day 365 of Year 2: Assume that the NAV of the Company is $3 million. Because no new investors are admitted and no new investments are made during Year 2, the ending Percentage Interests of the two shareholders are the same as their beginning Percentage Interests. Net Profit is $500,000, the difference between the ending NAV of $3 million and the beginning NAV of $2.5 million.

The Preliminary Amount allocated to B’s Capital Account is $150,000 (30 percent of the $500,000 Net Profit). No Performance Allocation applies to B’s Capital Account because Net Profits allocated to B are less than B’s Unrecovered Loss. Accordingly, the entire Preliminary Amount of $150,000 of Net Profits is allocated to B.

B’s ending Capital Account is $900,000 ($750,000 plus $150,000) and B has an Unrecovered Loss of $100,000 (Unrecovered Loss from Year 1 of $250,000 reduced by $150,000 allocation of Net Profits in Year 2).

The Preliminary Amount allocated to A’s Capital Account is $350,000 (70 percent of the $500,000 Net Profit). The $350,000 Preliminary Amount is allocated to A’s Allocation Layers as follows: $150,000 to A’s first Allocation Layer ($350,000 times $750,000/$1.75 million) and $200,000 to A’s second Allocation Layer ($350,000 times $1 million/$1.75 million).

A has an Unrecovered Loss of $250,000 in his first Allocation Layer. The $150,000 of Net Profits from Year 2 reduces the Unrecovered Loss to $100,000 ($250,000 - $150,000) (the same as B). There is no Performance Allocation with respect to A’s first Allocation Layer because the amount of Net Profits allocated to the first Allocation Layer is less than the existing Unrecovered Loss. Therefore, $150,000 is finally allocated to A’s first Allocation Layer and A’s Unrecovered Loss for that Layer is $100,000.

A has no Unrecovered Loss in the second Allocation Layer, because A’s second Allocation Layer has not previously been allocated Net Losses. The Performance Allocation attributable to A’s second Allocation Layer is $40,000 (20 percent of $200,000 Net Profits allocated to the second Allocation Layer). Therefore, $160,000 of the Preliminary Amount is finally allocated to A’s second Allocation Layer and $40,000 is allocated to the Capital Account of the Investment Management Company.

A’s ending Capital Account is $2.06 million ($1.75 million beginning Capital Account plus $310,000 Net Profits). The Capital Account attributable to the first Allocation Layer is $900,000 ($750,000 plus $150,000 allocated to the first Allocation Layer) and the Capital Account attributable to the second Allocation Layer is $1.16 million ($1 million plus $160,000 allocated to the second Allocation Layer). The Allocation Layer Percentage for the first Layer is 43.69 percent ($900,000/$2.06 million) and for the second Layer is ($1.16 million/$2.06 million) 56.31percent.

The Percentage Interests of the two shareholders at the beginning of Year 3 are as follows: A’s Percentage Interest is 68.67 percent ($2.06 million/ $3 million), B’s Percentage Interest is 30 percent ($900,000/$3 million) and the Investment Management Company’s Percentage Interest is 1.33 percent ($40,000/$3 million).

Day 365 of Year 3: Assume the NAV of the Company is $3.5 million. Net Profit is $500,000 ($3.5 million ending NAV less $3,000,000 beginning NAV). No new shareholders are admitted, and no shareholder makes an additional Capital Contribution. For these computation purposes, Capital Account balances are computed without regard to profit identified during the Year.

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The Preliminary Amount allocated to B is (($900,000/$3 million) * $500,000) and B’s ending Capital Account is $1.04 million. The allocation of Net Profits to B reduces B’s existing Unrecovered Loss of $100,000 to zero. The $50,000 of Net Profits in excess of B’s Unrecovered Loss is subject to a Performance Allocation of $10,000 (20 percent of $50,000). Thus, $140,000 is finally allocated to B’s Capital Account and $10,000 is allocated to the Capital Account of the Investment Management Company.

The Preliminary Amount allocated to A is $343,333.33 ($2.060 million $3 million * $500,000). Of this amount, $150,000 is allocated to the first Allocation Layer ($900,000/$2.06 million * $343,333.33). The allocation of Net Profits to A’s first Allocation Layer reduces A’s existing Unrecovered Loss of $100,000 to zero. The $50,000 of Net Profits in excess of A’s Unrecovered Loss is subject to a Performance Allocation of $10,000 (20 percent of $50,000). Thus, $140,000 is finally allocated to A’s first Allocation Layer and $10,000 is allocated to the Capital Account of the Investment Management Company.

The Preliminary Amount allocated to A’s second Allocation Layer is $193,333.33 (($1.16 million/$2.06 million) * $343,333.33). Because A has no Unrecovered Loss with respect to the second Allocation Layer, the Net Profits are subject to a Performance Allocation on this Allocation Layer equal to $38,666.66 (20 percent of $193,333.33). Therefore, $154,666.67 is finally allocated to A’s second Allocation Layer and $38,666.66 is allocated to the Investment Management Company. Because A has no remaining Unrecovered Losses, it will no longer be necessary to maintain the two separate Allocation Layers and the amounts in the first and second Allocation Layers will be combined. If A makes an additional Capital Contribution, a new Allocation Layer will be created.

The Investment Management Company is allocated Net Profits of ($40,000/3 million) * 500,000 = $6,666.67. The Investment Management Company’s Net Profits are not subject to a Performance Allocation.

Total Performance Allocations for Year 3 are $58,666.66.

A’s Capital Account is $2,354,666.67 ($2.06 million plus $140,000 plus $154,666.67).

B’s Capital Account is $1,040,000 ($900,000 plus $140,000).

The Investment Management Company’s Capital Account is $105,333.33 ($40,000 plus $6,666.67 plus $58,666.66).

Valuation of Properties and Partnership Interests

Unless the Investment Management Company shall on reasonable grounds determine otherwise, the value of Properties shall be determined by:

(a) Current market value as determined by competitive market analysis;

(b) Any Properties without recently sold comparables will be valued at the mean between the last comparable sales and the estimated current value;

(c) All other real estate properties and partnership interests shall be assigned the value that the Investment Management Company, in good faith, determines to reflect the fair value thereof.

The Investment Management Company may use methods of valuing Properties and partnership interests other than those set forth herein if it believes the alternative method is a more accurate indicator of the fair value of such Properties. All values assigned to properties or partnership interests by the Investment Management Company shall be final and conclusive as to our Company and all the shareholders.

Portfolio Composition

The portfolio composition will vary by property type and will primarily include apartment buildings, retail shopping centers, office, industrial, self-storage, and specialty properties. In the future, depending on market opportunities, our Company may invest in development projects including single family homes, low- and high-rise condos, and manufactured homes. Targeting a mix of investment properties will allow the Company to generate returns through a variety of strategies, while mitigating risk through purchasing properties well below their intrinsic value. This approach will have the potential to generate returns that adequately compensate the Company for the risk assumed.

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The Investment Management Company will apply no arbitrary criteria with respect to the size or type of real estate properties in which it will invest. The Company's portfolio will consist primarily of residential and commercial real estate. The Company may also invest its capital in other "special situation" investments. There will be no arbitrary or ideal "mix" of such investments, as the Investment Management Company will endeavor to allocate the Company's capital among those opportunities believed to offer the most attractive risk adjusted potential returns, while always being responsive to changing market conditions.

As the Company's objective is to achieve a high absolute return rather than a relative return, the Company may also invest in treasury securities and other cash equivalents when opportunities for "real estate returns" appear to be limited. The Investment Management Company is authorized to invest in any situation if it believes that the profit opportunity is commensurate with the apparent risk presented by the investment, and from time to time the Investment Management Company may make investments involving greater risk than the risks perceived with respect to its primary investment thrust.

Portfolio Turnover

As the Company is a value-add investor, its portfolio turnover can be significant and its transaction costs (i.e., escrow fees, renovations, brokerage commissions, other costs to sell) as a percentage of its capital can be correspondingly significant.

Leverage

Although leverage can be an important vehicle for maximizing returns, the Company intends to operate with conservative debt and leverage. In select circumstances, the Company may use leverage in its investment program, as deemed appropriate by the Investment Management Company and subject to applicable regulations. Should leverage be considered for a project, the Investment Management Company will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determine the risk on a project-by-project basis. While the amount of leverage will vary, it will generally be limited to 50%-65% loan to value measured at the time of investment. The debt will be primarily comprised of a first lien residential or commercial mortgage.

Summary Offering Information

Shares offered in the Offering

Up to 18,500,000 of Class A Common Stock, composed of 13,500,000 shares offered by the Company, 1,500,000 shares offered by the Selling Stockholders and a maximum of 3,500,000 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria.

Common Shares outstanding before the offering	101,884 Class A Common Shares as of the date hereof. 7,307,647 Class B Shares as of the date hereof. 0 Class C Common Shares as of the date hereof.

Common Shares outstanding after the offering (if Maximum Offering sold)	18,601,884 Class A Common Shares (includes Bonus Shares) 5,807,647 Class B Common Shares 0 Class C Common Shares

Price per Share	$3.80 per Share.

Use of Proceeds

If we sell all the Shares and complete the Maximum Offering, our proceeds will be $42,030,200. We intend to use these proceeds primarily for:

- Investing in commercial and residential real estate assets

- Purchasing partnership and business interests

- Working capital and operating expenses to expand our services

See “Use of Proceeds” in this Offering Circular.

Offering Amount	$71,440,000

Risk Factors	The Class A Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

We are offering, through this Offering Circular, a limited number of shares of our non-voting Class A Common Stock to investors as described herein. We are offering 18,500,000 of Class A Common Stock, par value $0.0005 per share, composed of 15,000,000 shares to be offered (by the Company and Selling Stockholders) directly and a maximum of 3,500,000 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, for total consideration of up to $71,440,000,

We are authorized to issue 85,000,000 shares, collectively, of Class A, B and C common stock, par value $0.0005, and 15,000,000 shares of preferred stock, par value $0.0005. We currently have 101,884 shares of Class A Common Stock outstanding, 7,307,647 shares of Class B Common Stock and 0 shares of Class C Common Stock outstanding, and 4,000,000 shares of Series A Convertible Preferred Stock outstanding. See “Securities Being Offered”. Our Class B Common Stock, Class C Common Stock, or Preferred Stock are not being offered in this Offering.

If required by the IRS rules or corporate laws regarding the multiple share classes of a REIT, the Convertible Series A Preferred Stock outstanding, which are all currently owned by Andrew Michael Arroyo can be converted to shares of our Class C Common Stock.

We are authorized to issue additional classes of Common Stock from time to time pursuant to other offering materials containing financial terms and conditions that may differ from those set forth herein. As of the date set forth hereof, we are offering Common Stock in one (1) class, which is non-voting Class A Common Stock. Our investment objective and strategy with regard to the Common Stock are set forth below, and investors are directed to such materials. We may, from time to time, refine or change our strategy without prior notice to, or approval by, the shareholders.

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Risk Factors

An investment in our Securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular before purchasing our Securities in this Offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our Securities could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our Securities.

Although some of the risk factors summarized below may apply to many start-up companies, we have included them because an emerging growth company such as our Company is inherently subject to these risks, and other risks, which could cause actual results to differ materially from those projected in this Offering. Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. Investors should carefully consider the risks and uncertainties described below, together with all the other information in this Offering Circular, before deciding whether to invest in the Securities of our company.

INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. OUR COMMON STOCK SHOULD NOT BE PURCHASED BY ANY PERSON WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, AS WELL AS SPECIFIC RISKS IN THE OFFERING MATERIALS, WHEN EVALUATING WHETHER TO MAKE AN INVESTMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS ASSOCIATED WITH AN INVESTMENT. YOU SHOULD ALSO CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS ABOUT AN INVESTMENT IN THE SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE FINANCIAL CONDITION AND RESULTS OF OPERATION COULD BE MATERIALLY AND ADVERSELY AFFECTED AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

General Risk Factors

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company or cryptocurrency exchange service and interest charged on unpaid card balances (which can reach over 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

We have a limited operating history and historical financial information upon which you may evaluate our performance.

We were incorporated in Delaware in June 2020. In July 2021, we entered into a merger transaction with AARE-CA under which AARE-CA merged into our company and we assumed AARE-CA’s operations.

Accordingly, the Delaware Corporation has only a limited history upon which an evaluation of its prospects and future performance can be made. Past performance of any Director, Officer or Key Employee or the success of the President in any similar venture is no assurance of future success.

Our proposed operations are subject to all business risks associated with growing enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that we could sustain losses in the future or fail to even operate profitably.

We have a limited operating history nationwide and limited capital.

We have a limited operating history nationwide upon which investors may base an evaluation of its performance; therefore, we are still subject to all of the risks incident to the creation and development of a new business on a nationwide scale.

We have limited assets, limited operating history, and limited operating revenue (outside of California) to date. We are still working on developing our investment managers, and it will be some time before we are in a position to begin producing significant revenue or paying dividends. Thus, our proposed business is subject to all the risks inherent in new business ventures. The likelihood of success must be considered in light of the expenses, complications, and delays frequently encountered with the start-up of new businesses and the competitive environment in which start-up companies operate.

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Our business is subject to general economic conditions.

Our financial success is sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates, and overseas, such as currency fluctuations. Such changing conditions could reduce demand in the marketplace for our services. Management believes that the impending growth of the markets we service will insulate us from excessive reduced demand. Nevertheless, we have no control over these changes.

Adverse changes in global and domestic economic conditions or a worsening of the United States economy could materially adversely affect us. Our sales and performance depend significantly on consumer confidence and discretionary spending, which are still under pressure from United States and global economic conditions. A worsening of the economy and decrease in consumer spending may adversely impact our sales, ability to market our services, build customer loyalty, or otherwise implement our business strategy and further diversify the geographical concentration of our operations.

Although we have generated significant revenues in the past several years, the current nationwide expansion plan will require financial resources. Without significant revenues to match the significant ongoing capital costs of the expansion, we will not realize its plans on the projected timetable in order to reach sustainable or profitable operations. Any material deviation from our timetable could require that we seek additional capital. Additional funding may not be available at reasonable cost and it may materially dilute the investment of investors in this Offering.

Our growth and profitability are dependent on a number of factors.

Our growth and profitability are dependent on a number of factors, and our historical growth may not be indicative of our future growth.

Our historic results since the implementation of our new expansion strategy in 2021 should not be considered as indicative of our future performance. We may not be successful in executing our growth strategy, and even if we achieve our strategic plan, we may not be able to sustain profitability. In future periods, our revenue could continue to decline or grow more slowly than we expect. We also may incur significant losses in the future for a number of reasons, including the following risks and the other risks described in this Offering Circular, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors.

We may fail to manage our growth effectively.

We plan to expand our investment operations by hiring investment managers to oversee our investment portfolio. The anticipated growth could place a significant strain on our management and operational and financial resources. Effective management of the anticipated growth shall require expanding our management and financial controls, hiring additional qualified personnel as required and developing additional expertise by existing management personnel. However, we may not be able to effectively implement these or other measures designed to increase our capability to manage such anticipated growth or to do so in a timely and cost-effective manner. Moreover, management of growth is especially challenging for a company with a short operating history (outside of California) and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our operations.

We are highly dependent on key personnel and management.

In its current stage of growth, our business will be significantly dependent on our current management team, particularly our CEO, and the Directors of our various departments. The loss of any one of these individuals could have a material adverse effect on us and our operations. We currently maintain a key-executive life insurance policy insuring the life of two of our key executives, and we intend to apply for greater coverage on the existing life insurance policies as well as additional key-executive life insurance policies upon completion of funding.

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Our business depends on attracting and retaining qualified management personnel and agents.

The unanticipated departure of any key member of our management team could have an adverse effect on our business. Given our relative size and the breadth of our operations, there are a limited number of qualified management personnel to assume the responsibilities of management-level employees should there be management turnover. Our success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on our results of operations and prospects. In addition, because of the required licensing and specialized nature of our business, our future performance depends on the continued service of, and our ability to attract and retain, qualified management, producing real estate agents, and commercial and technical personnel. Competition for such personnel is intense, and we may be unable to continue to attract or retain such personnel to support our growth and operational initiatives and replace executives or real estate agents who quit, retire or resign. Failure to retain our leadership team and attract and retain other important management and technical personnel could place a constraint on our growth and operational initiatives, which could have a material adverse effect on our revenues, results of operations and product development efforts, and eventually result in a decrease in profitability.

Our charitable giving policy is unique.

Giving and sharing are more than buzzwords at AARE. To that end, up to twenty percent (20%) of our net profit goes to charity. Net profit for the corporation is defined as top line revenue minus the cost of sales minus all expenses before dividends (if any) are paid. Up to ten percent (10%) of our net profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of client credits and in-kind contributions to charitable organizations. We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy has been written into our Bylaws. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans. For the years ending December 31, 2025 and 2024, the Company donated $49,734 and $112,592, in cash respectively. These amounts are included as a component of general and administrative expenses in our statements of operations. The Company did not make any stock grants, client credits or in-kind contributions to charitable organizations during the years ended December 31, 2024 and 2025.

We may face scrutiny or disaffiliation/abandonment by our members or clients if there is a change in our faith-based values and culture.

Our core values include relationships, faith, accountability, integrity, natural and spiritual gifts, truth, honesty, trust, standards of excellence, generous giving, education, understanding, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success, and rewards. Our mission as an organization is to fulfill God's will through the business of real estate. Our vision is to bear much fruit which means to yield positive results. We honor God within our real estate agency by nurturing a culture where giving and serving others’ needs before our own is a priority. We obey Him by growing our business based on His moral, ethical and biblical principles. While operating within the legal requirements of the law, and including people of all faiths and walks of life, our business model and culture has been developed based on biblical principles. A shift or adherence to a different set of core values within the organization could impact the retention of our current members and could have a material adverse effect on the Company's operations.

We may face limitations on our ability to integrate acquired businesses.

From time to time, we may engage in acquisitions involving risks, including the possible failure to successfully integrate and realize the expected benefits of these acquisitions. We anticipate making acquisitions in the future, and our ability to realize the anticipated benefits of these transactions, including the expected combination benefits, will depend largely on our ability to integrate acquired businesses.

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The risks associated with future acquisitions may include:

1.	The business culture of the acquired business may not match well with our culture;
2.	Technological and product synergies, economies of scale and cost reductions may not occur as expected;
3.	We may acquire or assume unexpected liabilities;
4.	Faulty assumptions may be made regarding the integration process;
5.	Unforeseen difficulties may arise in integrating operations and systems;
6.	We may fail to retain, motivate and integrate key management and other employees of the acquired business;
7.

Higher than expected finance costs may arise due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any jurisdiction in which the acquired business conducts its operations; and

8.	We may experience problems in retaining customers of the acquired business.

The successful integration of any newly acquired business would also require us to implement effective internal control processes in the acquired business. We cannot ensure newly acquired companies will operate profitably, that the intended beneficial effect from these acquisitions will be realized or that we will not encounter difficulties in implementing effective internal control processes in these acquired businesses, particularly when the acquired business operates in foreign jurisdictions and/or was privately owned.

If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions.

We are offering non-voting Class A Common Stock in the amount of up to $71,440,000 in this offering but may sell much less than the maximum offering. Even if the maximum amount is raised, we may need additional funds in the future in order to grow and/or achieve sustainable profitability, and if we cannot raise those funds for any reason, including reasons outside our control, such as another significant downturn in the economy, our business may not survive. If we do not sell all of the non-voting Class A Common Stock we are offering, we will have to find other sources of funding in order to develop our business.

Additionally, in order to expand, we are likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital infusions may include covenants that give creditors rights over our financial resources or sales of equity securities that will dilute the holders of our Common Stock.

Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future. Additionally, interest on any debt securities could increase costs and negatively impact operating results. Preferred Stock could be issued in different series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of Preferred Stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of prior investors. Shares of Common Stock that we sell could be sold into any market that develops, which could adversely affect the market price of our Common Stock.

Risks of borrowing may negatively impact our business.

We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants, which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

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Some of our key personnel allocate their time to other interests, which may reduce the time spent on our business and operations.

Our future success depends on the efforts of key personnel and consultants, especially our CEO. The loss of services of any key personnel or consultants may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel or consultants we require to develop and conduct our proposed operations. In addition, our CEO, Andrew Michael Arroyo, does not work exclusively for us and divides his time among us and his other interests. If circumstances arise in which Mr. Arroyo is required to spend substantially more time attending to matters unrelated to our operations, it could adversely affect our business.

We are subject to substantial regulation, which is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and operating results.

Licensed real estate companies and their associate licensees are subject to substantial regulation under international, federal, state, and local laws. We, and our associate licensees, need to comply with many governmental standards and regulations relating to licensing laws and state administrative codes, among others. In addition, we need to comply with state laws that regulate the buying, selling, investing and managing of real property. Staying compliant with all of these requirements may adversely affect our business and financial condition. Also, we are subject to laws and regulations applicable to real estate services internationally. For example, in the event we begin operating internationally, we will be required to meet country-specific licensing standards that are often materially different from U.S. requirements, thus resulting in the need for additional investment and systems to ensure regulatory compliance. These processes would necessitate that foreign regulatory officials review and certify us prior to providing services and market entry. In addition, we must comply with regulations applicable to real estate services after we enter the market, including foreign reporting requirements and foreign management systems. We may incur significant costs in complying with these regulations and may be required to incur additional costs to comply with any changes to such regulations. Currently, we do not conduct business outside of the United States.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to buy, sell, manage or market real estate properties, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to do one or more of the following:

•	Cease selling, incorporating certain components into, or offering goods or services that incorporate or use the challenged intellectual property;
•	Pay substantial damages;
•	Seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;
•	Redesign our service offerings or certain components; and
•	Establish and maintain alternative branding for our products and services.

We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which lawsuits could be expensive and time consuming and distract management’s attention from our core operations.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs and maintain a sufficiently low level of costs for marketing, selling and managing properties relative to the income earned, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments into the technological systems that allow us to efficiently service our real estate investments and manage properties. There can be no assurances that our costs of producing and delivering positive real estate investment returns will be less than the income we generate from our real estate investments or that we will ever achieve a positive net investment returns.

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If we are unable to address the requirements of our future investors, our business will be materially and adversely affected.

In order to sustain our business we must be able to adequately address the requirements of our investors. If we are unable to do this, our business will be materially and adversely affected. In addition, we anticipate the level and quality of the returns we provide our investors will have a direct impact on the success of our future business and referrals. If we are unable to satisfactorily provide returns to our investors, our ability to generate investor loyalty, grow our business, and invest and manage additional properties could be impaired.

We may become subject to liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

The risk of professional liability claims, product recalls, and associated adverse publicity is inherent in the real estate business. We may become subject to liability claims, which could harm our business, prospects, operating results and financial condition. The real estate industry experiences significant liability claims, and we face inherent risk of exposure to claims in the event our employees, officers or real estate associates do not perform as expected per our policy manual. A successful liability claim against us could require us to pay a substantial monetary award. In addition, a liability claim could generate substantial negative publicity about our business, which would have material adverse effect on our brand, business, prospects and operating results. Any lawsuit, regardless of its merit, may have a material adverse effect on our reputation, business and financial condition. To help mitigate the financial risks, we carry professional Errors & Omissions liability insurance, which offers financial protection up to $1,000,000 per claim.

We may not be able to properly manage our planned expansion.

We plan on expanding our business through the development of a real estate investment trust (REIT). Any expansion of operations we may undertake will entail risks. Such actions may involve specific operational activities, which may negatively impact our profitability. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations, and all of those factors may have a material adverse effect on our present and prospective business activities.

Developing new products, services and technologies entails significant risks and uncertainties.

We regularly research and develop new technology and communication systems. Delays or cost overruns in the development of these systems and/or failure of the product or service to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in programming, changes to design and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

We may not be successful in developing a larger investor base.

While we believe we can further develop our existing investor base and develop a new investor base through the marketing and promotion of our investment opportunities, our inability to further develop such a customer base could have a material adversely affect us. Although we believe that our real estate investments offer advantages over competitive companies, our services may not attain a degree of market acceptance on a sustained basis or generate revenues sufficient for sustained profitable operations.

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Changes in consumer behavior could reduce profitability.

Our customers could change their behavior and purchase patterns in unpredictable ways. Our success therefore depends on our ability to successfully predict and adapt to changing consumer behavior outside, as well as inside, the United States. Moreover, we must often invest substantial amounts in research and development before we learn the extent to which products and services will earn consumer acceptance. If our products and services do not achieve sufficient consumer acceptance, our revenue may decline and adversely affect the profitability of the business.

Because we face intense competition, we may not be able to operate profitably in our markets.

Competition in the real estate industry is significant. Nationwide, there are more than 1 million real estate agents, more than 300,000 loan officers, and more than 100,000 real estate brokerage firms and several publicly traded real estate investment trusts (REIT). While significant competition does exist, our management believes that our products and services are demographically well positioned, top quality and unique in nature, while offering greater value. The expertise of management combined with training, culture and the innovative nature of its marketing approach set us apart from its competitors. However, there is the possibility that new competitors could seize upon our business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than we are, which could give them a significant advantage over us. There is the possibility that the competitors could capture significant market share of our intended market.

Trends in consumer preferences and spending can change quickly and be sporadic.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of investors, competitive pricing, debt service and principal reduction payments, and general economic conditions. We may not be successful in marketing any of its services nationwide or the revenues from such services may not be significant. Consequently, our revenues may vary by quarter, and our operating results may experience fluctuations that will impede appreciation and slow our growth.

We may suffer potential fluctuations in quarterly revenue.

Significant annual and quarterly fluctuations in our revenue may be caused by, among other factors, the volume of revenues generated by us, the timing of new product or service announcements and releases by us and our competitors in the marketplace, and general economic conditions. Our level of revenues and profits, in any particular fiscal period, may be significantly higher or lower than in other fiscal periods, including comparable fiscal periods. Our expense levels are based, in part, on its expectations as to future revenues.

As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues. As a result, we believe that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance.

We may face unanticipated obstacles to execution of our business plan.

Our business plans may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that our chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Management reserves the right to make significant modifications to our stated strategies depending on future events. We may not be successful in our the execution of our business plan.

Management maintains wide discretion as to the use of proceeds from this Offering.

We plan to use the net proceeds from this Offering for the purposes described under Item 4 “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated, which our management deems to be in the best interests of our company and its shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Securities offered hereby will be entrusting their funds to our Management, upon whose judgment and discretion the investors must depend.

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We currently do not pay a dividend. We will pay dividends if we are qualified as a real estate investment trust (REIT).

We currently retain our earnings to fund operations and expand our business. A Shareholder is not currently entitled to receive profits proportionate to the amount of shares of Common Stock held by that Shareholder. Our Board of Directors is vested with the power to declare a dividend to distribute profits based upon our results of operations, financial condition, capital requirements and other circumstances. If we are qualified as a real estate investment trust, our Board of Directors will distribute profits and declare dividends per the IRS guidelines.

Financial projections may be wrong.

Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to purchasers of stock relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking.

We may be unable to adequately protect our proprietary rights.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There is a risk that secrecy obligations may not be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We have certain legal and regulatory compliance related to the sale of securities and related to this Offering that we must follow.

Failure to comply with applicable laws and regulations could harm our business and financial results. We intend to develop and implement policies and procedures designed to comply with all applicable federal and state laws, accounting and reporting requirements, tax rules and other regulations and requirements, including but not limited to those imposed by the SEC.

In addition to potential damage to our reputation and brand, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance, and restatements of our financial statements. Future laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

This Offering Circular contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

Management has prepared projections regarding our anticipated financial performance. These projections are hypothetical and based upon our presumed financial performance, the addition of a sophisticated and well-funded marketing plan and other factors influencing our business. The projections are based on Management’s best estimate of our probable results of operations, based on present circumstances, and have not been reviewed by our independent accountants or auditors. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize because of the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into our market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to our business. While Management believes that the projections accurately reflect possible future results of our operations, those results cannot be guaranteed.

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Technology risks

Rapid technological changes may adversely affect our business.

Our ability to remain competitive may depend in part upon its ability to develop new and enhanced new products, services or distribution, and to introduce these products or services in a timely and cost-effective manner. In addition, product and service introductions or enhancements by our competitors, or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services.

Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including timely and efficient completion of service and product design and development, as well as timely and efficient implementation of product and service offerings. Because new product and service commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. We may not be successful in selecting, developing, and marketing new products and services or in enhancing its existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

We are dependent on computer infrastructure.

We rely on Internet and computer technology to maintain its records and to market and sell our products and services. Therefore, an Internet or major computer server failure would adversely affect our performance. We presently have limited redundancy systems, rely on third party backup facilities, and only have a limited disaster recovery plan. Despite the implementation of network security measures by us, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems, which could lead to interruptions, delays or stoppages in service to users of our services and products, which could cause a material adverse effect on our business, operations and financial condition.

Our website faces inside and outside security risks.

If the security measures we use to protect the personal information of our website users, employees, real estate agents and clients, such as credit card numbers, are ineffective, it could result in a reduction in revenues from decreased customer confidence, an increase in operating expenses, as well as possible liability and compliance costs.

Any breach in our website security, whether intentional or unintentional, could cause our users to lose their confidence in our website and as a result stop using our service and websites. This would result in reduced revenues and increased operating expenses, which would impair us from achieving profitability. Additionally, breaches of our users' personal information could expose us to possible liability as any involved user or users may choose to sue us. Breaches resulting in disclosure of users' personal information may also result in regulatory fines for noncompliance with online privacy rules and regulations.

We believe that as a result of advances in computer capabilities, new discoveries in the field of cryptography and other developments, a compromise or breach of our security precautions may occur. A compromise in the proposed security for our computer systems could severely harm our business because a party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or other sensitive data that would cause interruptions in the operation of our services and websites. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions in general. Our users may have these concerns as well, and this may result in a reduction in revenues and increase in our operating expenses, which would prevent us from achieving profitability. We rely on encryption and authentication technology licensed from third parties whose area of expertise is to provide secure transmission of confidential information.

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We are dependent on the functionality of our websites.

If the software for our various websites contains undetected errors, we could lose the confidence of users, resulting in loss of customers and a reduction of revenue. Our online systems, including but not limited to its websites, software applications and online sales for services and products, could contain undetected errors or "bugs" that could adversely affect their performance. We regularly update and enhance all sales, websites and other online systems, as well as introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and reduce our revenues.

Risks related to the offering

There is no current market for our shares.

There is no established public trading market for the resale of our Common Stock; however, we have plans to apply for or otherwise seek trading or quotation of our Common Stock on an over-the-counter market. You should be prepared to hold this investment indefinitely. There is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares of Common Stock as collateral.

Our securities have limited transferability and liquidity.

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire his/her/its Securities for investment purposes only and not with a view toward distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Securities. Some of these conditions may include a minimum holding period; availability of certain reports, including financial statements from us; limitations on the percentage of Securities sold; and the manner in which they are sold. We can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to us, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the securities at the moment, and no market is expected to develop until we list the securities on an exchange. Consequently, owners of the Securities may have to hold their investment indefinitely and may not be able to liquidate their investments in our securities or pledge them as collateral for a loan in the event of an emergency.

As stated above, there is no formal marketplace for the resale of our Securities. Shares of our Securities may be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the Securities, or a trading platform that allows you to sell them. We have plans to apply for and seek trading/quotation of our Securities on an over-the-counter (OTC) market. It is hard to predict if we will ever be able to obtain a quotation over-the-counter, or “up list” to the NASDAQ or similar stock exchange, although that will be the goal. Investors should assume that they may not be able to liquidate their investment for some time, if at all.

Investors in our Securities should view the investment as a long term investment.

An investment in the Securities may be long term and illiquid. As discussed herein, the offer and sale of the Securities will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Accordingly, purchasers of our Securities must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency, unless we are listed on an exchange at that time where shares can be openly traded.

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Our management has arbitrarily determined the offering price for the Securities sold hereunder.

The offering price of the Securities has been arbitrarily established by our management, considering such matters as the state of our business development, the general condition of the industry in which we operate, the amount of funds sought from this Offering, and the number of shares the Board of Directors is willing to issue in order to raise such funds. Accordingly, there is no relationship between the price of the Offering and our assets, earnings or book value, the market value of our Securities, or any other recognized criteria of value. As such, the price does not necessarily indicate the current value of our Securities and should not be regarded as an indication of any future market price of our stock.

Investing in our company is highly speculative; you could lose your entire investment.

Purchasing the offered Securities is highly speculative and involves significant risk. The offered Securities should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered Securities and may lose their entire investment. For this reason, each prospective purchaser of the offered Securities should read this Offering Circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because investors will pay more for our Securities than what the pro rata portion of the assets are worth.

The Offering price and other terms and conditions regarding our Securities have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the Offering price for the Securities or the fairness of the Offering price used for the Securities.

The arbitrary Offering price of $3.80 per Share as determined herein is substantially higher than the net tangible book value per share of our Common Stock. Our assets do not substantiate a share price of $3.80 per Share. This premium in share price applies to the terms of this Offering. The Offering price will not change for the duration of the Offering even if we obtain a listing on any exchange or become quoted on the OTC Markets.

Although we have a separate account with the Broker for subscriptions from investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this Offering, up to $71,440,000, will be placed in a separate account with the Broker until the funds are distributed to the Company, the Selling Stockholders and the Broker, and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

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In the event that our Securities are traded, they may trade for less than $5.00 per share and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our Securities are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and Accredited Investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our Securities, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Securities, which may limit your ability to buy and sell our Securities or have an adverse effect on the market for our Securities, and thereby depress our Security’s price.

You may face significant restriction on the resale of your shares because of state “Blue Sky” laws.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our Securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our Securities. We have not yet applied to have our Securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Offering Circular. We will initially focus our Offering in the State of California and will rely on exemptions found under California Law. There may be significant state Blue Sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Securities. You should therefore consider the resale market for our Securities to be limited, as you may be unable to resell your Securities without the significant expense of state registration or qualification.

When signing our subscription agreement, you are agreeing to governing law, jurisdiction and waiver of jury trial provisions.

In order to invest in this Offering, you must sign our subscription agreement. By agreeing to our subscription agreement, your investment may be impacted due to the governing law, jurisdiction and waiver of jury trial provisions. These provisions may or may not be enforceable under federal and state law based on the nature of the claim and the state in which you live. These provisions only apply to claims related to this Offering. To the extent the provisions apply to federal securities law claims; by agreeing to the provision, investors will not be deemed to have waived the Company´s compliance with the federal securities laws and the rules and regulations thereunder. Purchasers of interests in a secondary transaction or market through a separate purchase agreement would not be subject to these provisions.

We may need additional financing in the future, which may be difficult to obtain or be on terms unfavorable to us.

Assuming all Common Shares are sold in this Offering, we believe that the net proceeds from this Offering, together with its projected cash flow from operations, shall be sufficient to fund the operations of the Company as currently conducted for up to twenty four (24) months. Such belief, however, cannot give rise to an assumption that our cost estimates are accurate or that unforeseen events would not occur that would require us to seek additional funding to meet our operational needs. In addition, we may not generate sufficient cash flow from operations to implement our business objectives. As a result, we may require substantial additional financing in order to implement our business objectives.

We may not be able to obtain additional funding when needed. If obtained such funding may only be available on terms not acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot acquire additional funds if and when needed, we may be forced to curtail or cease its activities, which would likely result in the loss to investors of all or a substantial portion of their investments.

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We must be able to attract and retain qualified personnel in order for our business to be successful.

Our ability to realize our objectives shall be dependent on our ability to attract and retain additional, qualified personnel. Competition for such personnel can be intense, and our results may adversely affect our ability to attract and/or retain qualified personnel. Our management team has entered into employment agreements that include non-compete and confidentiality requirements. However, such agreements may not fully protect us from competitive injury if any of these individuals leave us.

We are an emerging growth company.

We are an emerging growth company as defined in the JOBS Act. The reduced disclosure requirements applicable to emerging growth companies may make our Securities less attractive to investors. For as long as we continue to be an emerging growth company, we intend to take advantage of some of the exemptions from the reporting requirements applicable to other public companies. It is possible that investors will find our Securities less attractive as a result of our reliance on these exemptions. If so, there may be a less active trading market for our Securities and our stock price may be more volatile.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

The multi-class structure of our common stock will have the effect of concentrating voting control with our Founder, which will limit your ability to influence the outcome of important decisions.

Our Class A common stock has 0 votes per share; our Class B common stock has 1 vote per share, and our Class C common stock has 10 votes per share. Our Founder, Andrew Michael Arroyo, currently beneficially owns approximately 80% of our outstanding Class B common stock and 100% of our outstanding preferred stock. If the Maximum Offering is sold to investors, Mr. Arroyo will beneficially own approximately 15% of our total outstanding Common Stock and control more than 90% of the voting power of our outstanding capital stock, immediately following this offering. As a result, Mr. Arroyo will have the ability to control the outcome of matters requiring common stockholder approval, including the election of certain directors and approval of certain significant corporate transactions such as the approval of mergers or other business combination transactions. Because the interests of Mr. Arroyo may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree. This concentration of voting control will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. As a board member, Mr. Arroyo owes a fiduciary duty to our stockholders and are legally obligated to act in good faith and in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, Mr. Arroyo is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally. Our Founder’s control may adversely affect the market price of our Class B common stock.

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Our potential issuance of Bonus Shares may result in a discounted offering price being paid by certain investors in this Offering.

Certain investors may be entitled to Bonus Shares in this Offering, which results in an effective discount on any shares purchased. These shares will immediately dilute the value of your shares. Therefore, the value of shares of investors who pay the full price in this Offering will be diluted by investments made by investors entitled to these shares, who will effectively pay less per share. Investors may also suffer immediate dilution if they qualify for a lesser amount of Bonus Shares than other investors, who will effectively pay less per share.

There is fixed number of Bonus Shares, and therefore certain investors may not receive Bonus Shares even if they meet the criteria to receive Bonus Shares.

We have authorized up to 3,500,000 shares of Class A Common Stock to be issued as Bonus Shares to investors in this Offering. The Company will not issue more Bonus Shares than this amount. It is possible that, prior to the Company raising the maximum offering amount in this offering of $71,440,000 it will have issued all 3,500,000 Bonus Shares. If that occurs, investors in this offering that meet the eligibility requirements to receive Bonus Shares will not receive them.

Our management team has limited experience managing a publicly reporting company.

Most members of our management team have limited experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

There are deficiencies with our internal controls that require improvements.

There are deficiencies with our internal controls that require improvements. As a Regulation A Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Regulation A Tier 2 issuer. Management is responsible for establishing and maintaining adequate Internal Control over Financial Reporting (ICFR). Using the COSO 2013 framework, management evaluated ICFR as of December 31, 2025—and, in connection with the audits of our financial statements for the years ended December 31, 2025 and 2024, identified material weaknesses. These principally relate to:

(i) limited accounting resources and segregation of duties constraints;

(ii) entity level control design and oversight gaps;

(iii) risk assessment and management review/activity level control deficiencies, including issues with the completeness and accuracy of information used in controls; and

(iv) weaknesses in IT general controls supporting financial reporting.

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Specifically, these weaknesses related to having an insufficient number of personnel with an appropriate degree of technical accounting and internal controls knowledge, experience and training to appropriately analyze, record and disclose accounting matters commensurate with its accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives. Any new controls that we develop may be inadequate because of changes in conditions in our business. Further, additional weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect our operating results or cause us to fail to meet our reporting obligations, and may result in a restatement of our financial statements for prior periods. In order to maintain and improve the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs, and provide significant management oversight. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations. Ineffective disclosure controls and procedures and a lack of internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

The Investor Processing Fee may not count toward your cost basis for tax purposes.

The IRS and/or another relevant tax authority may consider the price of the Share before including the Investor Processing Fee as the cost basis for determining any gain or loss at a realization event. You should discuss with your tax advisor the appropriate way to determine the relevant tax obligation.

Additional Current Economic, Industry and Regulatory Risks

Recent litigation and potential regulation could impact the real estate commissions earned by real estate agents.

In October 2023, a federal jury in Kansas City, Missouri found the National Association of Realtors (NAR) and some of the largest real estate brokers in the country liable for colluding to inflate real estate commissions. The jury ordered the NAR and real estate franchises HomeServices of America and Keller Williams to pay $1.78 billion in damages to the sellers of more than 260,000 homes in Missouri, Kansas and Illinois — the plaintiffs in the case. The defendants have announced they plan to appeal the decision. The case is among several pending lawsuits in U.S. courts confronting "buyer-broker commissions," or the amount of commissions that people selling their homes must agree to pay in order for their home to be included on a "multiple listing service" showing properties for sale in regions around the country. Two other defendants, Re/Max and Anywhere Real Estate, recently resolved claims in similar cases in Illinois and Missouri federal courts. Anywhere Real Estate planned to pay $83.5 million, according to a post at National Association of Realtors. Re/Max said in a regulatory filing it would pay $55 million. Both settlements are pending court approval. When the lawsuit was originally filed in 2019 it included Anywhere Real Estate and Re/Max as defendants, but they agreed to scale back their relationship with the NAR and pay a total of approximately $139 million in damages as part of a settlement. The judge overseeing the case still has to issue a final judgement in the case, which could alter or even ban the cooperative compensation ruling nationally. Depending on the judgment, it could mean that home sellers will not be responsible for paying the commissions of both the listing and buying brokers. The Department of Justice (DOJ) has been actively involved in these litigations, settlements, and pursued their own investigations into a potential antitrust violation of NAR and other related parties.

Changes in NAR’s current policies or federally mandated regulation by the DOJ could potentially reduce our commissions on residential transactions, which would constrain our growth and operational initiatives and could have a material adverse effect on our revenues, results of operations and product development efforts.

This lawsuit applies to residential real estate agent commissions and can potentially have significant impact on the current real estate brokerage operations of the Company. At this time, these lawsuits do not have any impact on the commercial real estate industry or the real estate investment industry. Therefore, in management’s opinion, these lawsuits will have no impact on the Company’s ability to fully develop its investment division and a real estate investment trust (REIT).

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Significant rise in interest rates.

Over the last five years, interest rates have risen at a rapid pace which has resulted in a devaluation of many residential and commercial properties and investment buyers being priced out of the marketplace. Recently, the Federal Reserve has started to cut interest rates and announced it will cut rates further in the next year. However, in the event interest rates continue to rise or remain at elevated levels for an extended period of time, our proposed real estate investments and resulting income may decline, which would adversely affect the bottom line of our business.

Devaluation of real estate properties.

Over the last year, the sale price for residential and commercial properties in many markets we currently serve are going down. In the event residential and commercial property prices continue to go down for an extended period of time, our resulting revenue may decline and adversely affect the bottom line of our business.

Inventory is increasing.

Over the last year, the inventory of properties available to purchase for investment has increased in many markets we serve which has resulted in expanded inventory in the marketplace. In the event inventory continues to expand to higher levels for an extended period of time, our proposed real estate investments may be delayed and resulting revenue may decline and adversely affect the bottom line of our business. If the capital raised through this Offering is not able to be deployed immediately after its raised, the Company will invest in short term liquid money market accounts and short-term government treasuries to generate interest income that will be available for distribution to shareholders as a dividend in lieu of investment income from the real estate properties.

Additional Risks Related to REITs

Risks Related to Our Business and Properties

If we successfully transition to a REIT, the limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

If we are successful in our goal of transitioning to a REIT, our new Certificate of Incorporation, with certain exceptions, will authorize our Board to take such actions as are necessary and desirable to preserve our qualification as a REIT. An important qualification to preserve is that no five shareholders can own more than 50% of the Company. Currently, our founder Andrew Michael Arroyo owns approximately 80% of the outstanding common shares and 100% of the preferred shares. As of the date of this offering, once approximately 15,000,000 shares of the total capital stock are issued and outstanding his ownership percentage will fall below the 50% threshold. If the offering is fully subscribed his ownership will fall below 30% ownership. Besides Mr. Arroyo, and unless exempted by our Board, no other person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our Certificate of Incorporation will permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our Board could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

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If we become a REIT, we have limited operating history operating certain types of commercial real estate and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

We have recently expanded our business services beyond residential, commercial and property management services to include real estate investment services and intend to commence operations as a REIT if we are successful in raising the maximum in this offering. Our expansion to commercial real estate investment services will begin as soon as we are able to raise sufficient funds to acquire suitable properties or invest with our partner operators, which could occur prior to the time we qualify as a REIT. During our expansion to commercial real estate investment services, and if we are successful in becoming a REIT, our ability to make or sustain distributions to our shareholders will depend on many factors, including our availability to identify attractive acquisition opportunities that satisfy our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms, and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive commercial properties. The value of the commercial properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy successfully. Furthermore, we may not be able to generate sufficient operating cash flow to pay our operating expenses and make distributions to our shareholders.

As a company with an expanded business focus, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a harmful effect on our business and our operating results.

We may change our investment objectives without seeking stockholder approval.

We may change our investment objectives without shareholder notice or consent. Although our Board of Directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our Board determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

We have identified the type of commercial real estate we plan to acquire and several potential acquisitions but do not have any specific commercial properties under contract and you will be unable to evaluate the allocation of net proceeds of this offering or the economic merits of our investments prior to making your investment decision.

We currently do not own any properties and have no agreements to acquire any properties. Since we can only provide examples of the type of properties we are seeking to acquire and have not yet put any specific commercial properties under contract or committed the net proceeds of this offering to any specific commercial property investment, you will be unable to evaluate the allocation of the net proceeds or the economic merits of our acquisitions before making an investment decision to purchase our common shares. As a result, we will have broad authority to invest the net proceeds in any real estate investments that we may identify in the future and we may use those proceeds to make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board, without a vote of our shareholders. These factors will increase the uncertainty, and thus the risk, of investing in our common shares. Our failure to apply the net proceeds effectively or find suitable commercial properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses. Prior to the full investment of the net offering proceeds in commercial properties, we intend to invest the net proceeds in interest-bearing short-term, investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our investments in commercial properties. We may not be able to identify commercial investments that meet our investment criteria, we may not be successful in completing any investment we identify and our investments may not produce acceptable, or any, returns. We may be unable to invest the proceeds on acceptable terms, or at all.

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There may be conflicts of interest faced by one of our officers and directors, who is also a managing member in Andrew Arroyo Investments, LLC and Neighborhood Investment Network, LLC, which may compete with us for his business time and for business opportunities to acquire properties that may arise.

Mr. Arroyo, one of our officers and directors, is also a managing member of Andrew Arroyo Investments, LLC, which is an established business that operates as a registered investment advisor. We may compete for Mr. Arroyo’s time in the future. At this time, Andrew Arroyo Investments, LLC does not have any clients and the sole function of the entity is to provide investment advisor services to our Company. In the future, this may change. Mr. Arroyo, one of our officers and directors, is also a managing member of Neighborhood Investment Network, LLC, which is a real estate syndication that Mr. Arroyo set up to teach the members of the Company how to operate a real estate investment fund beginning in 2016. Mr. Arroyo, one of our officers and directors, is also an officer of AMA Media, Inc. which is a media company that owns original works of arts and licensing rights. Moreover, he has obligations toward Andrew Arroyo Investments, LLC, AMA Media, Inc. and Neighborhood Investment Network, LLC, for his business time and existing fiduciary duties to those entities. Thus, if Mr. Arroyo does not devote sufficient time to us, or we are unable to obtain business opportunities to acquire properties sufficient for us to generate revenues, then our business may not succeed.

We and our third party vendors will rely on information technology networks and systems in providing services to us, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We and our third party vendors will rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants, lease data and information regarding our stockholders. We and our third party vendors will rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches or cyber-attacks, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, any breach in the data security measures employed by the third party vendors upon which we rely, could also result in the improper disclosure of personally identifiable information. Any failure to maintain proper function, security and availability of information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	ability to acquire properties:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

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We do not currently own any properties to lease. Without funds from this offering, we will face difficulty acquiring any properties to lease to generate lease revenue. Some of our future properties may depend upon a single tenant for all or a majority of its rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We do not yet own any properties which we can lease to any tenants and need to raise funds to acquire such properties. We expect that some of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

Our brokerage, lending and property management operations, whether or not they are put into a taxable REIT subsidiary (“TRS”), may be subject to conflicts of interest arising out of our working with the brokerage or the TRS entity, as the company will be partially-owned and managed by one or more of our officers and directors and one or more of our shareholders.

We may purchase, finance or lease properties where the Company’s brokerage division or another of its affiliates, identifies, leases or finances properties for the Company or represents the seller of a property we purchase. A conflict of interest may exist in such an acquisition since the Company’s brokerage division or TRS may be entitled to a real estate brokerage commission or other fees in connection to such a transaction. Any of our agreements and arrangements with the Company’s brokerage division or TRS and its affiliates, including those relating to compensation, are not the result of arm’s length negotiations.

There may be conflicts of interest if we engage the services of any investment or property manager since that investment or property manager may be partially-owned and managed by one or more of our officers and directors and one or more of our shareholders. Furthermore, we may have to compete for the business time of this investment or property manager to be devoted to our activities.

We plan to engage the services of multiple investment and property managers nationwide to invest in and manage the eventual properties that we plan to acquire or own partial interest. These entities may be controlled by one or more of our officers and directors and one or more of our shareholders. However, we do not yet have an agreement in place with these investment and property managers. While we hope to obtain the services of these investment and property managers on terms similar to that provided to the Company by its internal staff and contractors, it may be that the terms of our eventual service agreement would not be as favorable to us as anticipated, and thus we may not be able to operate our business on the terms or in the manner we expect. As we expand our operations, use of an investment or property manager may become key to our planned level of business operations, and without this service, our business may not succeed.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a harmful effect on our financial condition and ability to pay distributions to you.

Our success will depend on the financial ability of our eventual tenants to remain current with their leases with us. We may experience concentration in one or more tenants if the future leases we have with those tenants represent a significant percentage of our operations. Any of our future tenants, or any guarantor of one of our future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

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The bankruptcy of a future tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a future tenant or lease guarantor declares bankruptcy, the tenant or its director may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a harmful effect on our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

Though we do not currently own any properties, we plan to focus our acquisition efforts on certain geographic areas. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry or those industries generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Thus, the purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders and the value of an investment in our shares.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve a portion of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

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Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you and the value of your investment in our shares.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. In such event, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties or invest with Partner Operators with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. Different property types carry different degrees of exposure to operating costs. For instance, industrial properties are typically leased on a triple net (NNN) basis, which puts the burden of the expenses on the tenant, whereas multifamily apartment properties are typically leased on a modified gross basis, which puts the burden of the expenses on the property owner. While we expect that many of our properties will be leased on a net-lease basis or will require the tenants to pay all or at least a small portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a net-lease basis or on a basis requiring the tenants to pay all or at least a small portion of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

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Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases; and

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•

revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations. All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Global market and economic conditions may materially and adversely affect us and our tenants.

In the United States, market and economic conditions have from time to time been challenging, such as periods of high interest rates, increased unemployment, large-scale business failures and tight credit markets. Our results of operations may be sensitive to changes in the overall economic conditions that impact our tenants’ financial condition and leasing practices. Adverse economic conditions such as high unemployment levels, interest rates, tax rates and fuel and energy costs may have an impact on the results of operations and financial conditions of our tenants. During periods of economic slowdown, rising interest rates and declining demand for real estate may result in a general decline in rents or an increased incidence of lease defaults. Volatility in the United States and global markets makes it difficult to determine the breadth and duration of the impact of future economic and financial market crises and the ways in which our tenants and our business may be affected. A lack of demand for rental space could adversely affect our ability to gain new tenants, which may affect our growth and profitability. Accordingly, the reoccurrence of any worsening of financial conditions could materially and adversely affect us.

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If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a net-lease basis typically are required to pay all insurance costs associated with those properties. Tenants of multi-tenant properties leased on a modified gross basis are not typically responsible for any insurance beyond the interior of their premises. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Program Reauthorization Act of 2019 is designed for a sharing of terrorism losses between insurance companies and the federal government, and expires on December 31, 2027. There is no assurance that Congress will extend the insurance beyond 2027. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time, our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Some lease types do not allow the pass through of any taxes to the tenants. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

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Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore possibly increased prices paid for them. If we pay higher prices for properties and other investments, our profitability may be reduced and you may experience a lower return on your investment.

Our properties may face competition that could affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions, the amount of distributions and the value of our shares.

We expect that our properties will typically be located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

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Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability.

Additionally, several conditions, such as our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our recovery of an investment in a mortgage, bridge or mezzanine loans that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Inflation and changes in interest rates may materially and adversely affect us and our tenants.

A rise in inflation may result in a rate of inflation greater than the increases in rent that we anticipate may be provided by many of our leases. Increased costs may have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect the tenants’ ability to pay rent owed to us.

In addition, to the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

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Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions and the value of our shares.

Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

We are considered to be a “blind pool,” as we have not identified any of the properties we intend to purchase as of the date of this prospectus. For this and other reasons, an investment in our shares is speculative.

Since we have not identified any of the properties we intend to purchase with future offering proceeds as of the date of this prospectus, this offering is considered a “blind pool.” You will not be able to evaluate the economic merit of our investments until after such investments have been made. As a result, an investment in our shares is speculative.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to possibly invest in single-tenant, income-producing commercial retail, office and industrial and specialty properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to new tenants due to the lack of efficient alternate uses for such properties. Therefore, we may be required to expend substantial funds to renovate and/or adapt any such property for a revenue-generating alternate use or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely affect the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

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Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions, and ultimately, impact the value of our shares.

We anticipate that the properties we acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

ITEM 4 DILUTION

We have issued 101,884 shares of Class A common stock and, therefore, investors are expected to experience dilution with this offering. All investors purchasing Shares from the Company in this offering will experience dilution from this offering and future issuances of Class A common stock or any other capital stock of the Company, including conversion of our derivative securities at a price per share less than the offering price of Shares in this offering.

An early-stage company typically sells its Securities (or grants options over its shares) to its founder(s) at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their securities than the founders or earlier investors, which means that the cash value of the new investors’ stake is diluted because each security of the same type is worth the same amount, and the new investor has paid more for the security than earlier investors did for theirs.

The Company (and selling shareholders) are offering for sale to new investors up to 18,500,000 of Class A Common Stock, composed of 15,000,000 shares to be offered directly for cash consideration (by the Company and the Selling Stockholders) and a maximum of 3,500,000 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, for up to $71,440,000.00 total consideration and total cash consideration up to $57,000,000. The price of the shares is $3.80 per share. The following table sets forth on a pro forma basis at June 30, 2026, the differences between existing Class B Common stockholders and new Class A Common stock investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the paid per Share and assuming the Maximum Offering is sold). Dilution represents the difference between the offering price and the net tangible book value per security immediately after completion of the Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the company’s arbitrary determination of the offering price of the securities being offered. Dilution of the value of the Securities you purchase is also a result of the lower book value of the Securities held by our existing stockholders.

	Shares Purchased			Total Consideration		Average Price
	Number		Percent	Amount	Percent	Per Share

Existing Class A Common, Class B Common & Series A Convertible Preferred Shareholders	11,409,531	(1)	40.16%	$2,574,080	4.78%	$0.2256

New Investors of Class A Common Shareholders	18,500,000	(2)	65.12%	$57,000,000	105.80%	$3.0811

Selling Shareholders	(1,500,000	)(3)	(5.28)%	$(5,700,000)	(10.58)%	-

Total	28,409,531		100.00%	$53,874,080	100%	$1.8963

(1) Includes 4,000,000 shares of Series A Convertible Preferred Stock.

(2) 18,500,000 of Class A Common Stock is composed of 13,500,000 shares offered directly for cash consideration by the Company, 1,500,000 shares offered directly by the Selling Stockholder for cash consideration, and a maximum of 3,500,000 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, for total cash consideration up to $57,000,000.

(3) If the maximum amount of this Offering is raised 1,500,000 shares of Class B Common Stock will have been converted to Class A Common Stock and sold by the Selling Stockholders in the offering.

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If you purchase Shares in this offering, your ownership interest in our Common Stock will be diluted immediately. The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

As of June 30, 2026, we had a net tangible book value of ($596,450) or ($0.0805) per share of issued and outstanding common stock. After giving effect to the sale of the Shares proposed to be offered by the Company (and the selling stockholders) of Class A Common Stock, composed of 15,000,000 shares to be offered for cash consideration and a maximum of 3,500,000 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, the net tangible book value at that date would have been $41,433,750 or $1.6974 per share. This represents an immediate increase in net tangible book value of approximately $1.7779 per share to existing shareholders and an immediate dilution of approximately $2.1786 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)	$3.876
Net tangible book value per share (June 30, 2026)	$(0.0805)
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$1.7779
Pro forma net tangible book value per share after the offering	$1.6974

Dilution to new investors	$2.1786

Future dilution

Another important way of looking at dilution is that dilution can happen due to future actions by the company the investor invested in. This means that an investor's stake in a company could be diluted due to the company issuing additional securities, whether as part of a capital-raising event or issued as compensation to the company's members, employees or marketing partners. As a result, when a company issues more securities, the percentage of the company that investors own will go down, even though the value of the company may go up. This means investors will own a smaller piece of a larger company.

This increase in number of securities outstanding could result from a security offering in any form. If the company decides to issue more securities, an investor could experience value dilution with each security being worth less than before, and control dilution with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per security, which typically occurs when a company offers dividends.

It is important that investors realize how the value of those securities can decrease by actions taken by the company. Dilution can make drastic changes to the value of each security, ownership percentage, voting control, and earnings per security.

ITEM 5 PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

The Company and Selling Stockholders are directly offering up to 18,500,000 shares of Class A Common Stock (which includes up to 3,500,000 additional shares of Class A Common Stock for Bonus Shares). No additional consideration will be received by the Company or the Selling Stockholders for the issuance of Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares.

DealMaker Securities, LLC, a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide operational processing, compliance, and administration of the Company’s best efforts offering. Although this role differs from that of a traditional underwriter in that the Broker does not purchase any securities from the Company with a view to sell such for the Company as part of the distribution of the security, the Broker is a statutory underwriter under Section 2(a)(11) of the Securities Act of 1933. Affiliates of Broker have also been engaged to provide technology services and marketing advisory services, specifically Novation Solutions Inc. O/A DealMaker and DealMaker Reach, LLC.

As of August 31, 2026 (the most recent practicable date for providing such information), The Company had outstanding approximately 7,409,531 shares of common stock and 4,000,000 shares of preferred stock (convertible into shares of our common stock at a 1-to-1 conversion rate, subject to future adjustments under certain anti-dilution or recapitalization conditions), or a total of 11,409,531 shares, common and convertible preferred, issued and outstanding. Based on this number of outstanding shares, and the price at which we are offering new shares of common stock in this offering, the pre-offering value of our company, prior to the issue and sale of any shares in this offering, could be calculated to be $43.356 million. This calculation is provided for informational purposes only. It is based on assumptions and expectations made as of the date of this Offering Circular and is subject to significant economic, market and operational uncertainties and to changes and developments subsequent to the date of this offering circular. Important factors that could cause our results of operations, financial condition and value to differ materially from expectations include, among other things, the risk factors discussed in this offering circular. This calculation is not a guarantee of actual future market value. It does not represent a verified market transaction or a formal finding or opinion. It should not be relied upon as investment, tax, or legal advice. Investors should conduct their own due diligence and analysis, and consult with professional advisors, before making any financial decisions.

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The issuance of Bonus Shares for no cash consideration will occur on https://invest.aare.com and will not be distributed by DealMaker. The aggregate compensation payable to the Broker and its affiliates is described below.

The Company and Selling Stockholders are offering up to 18,500,000 Shares of our Class A common stock at $3.80 per Share. The Company (not the Selling Stockholders) will also receive an Investor Processing Fee of $0.076 per Share (approximately 2%), effectively increasing the price per Share to $3.876 for potential gross offering proceeds of $71,440,000. The minimum amount of Shares that may be purchased by any investor is $2,451 (645 shares), making the total minimum investment with the Investor Processing Fee included $2,500.02.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All investor funds will be held in a segregated Company account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use. We will conduct separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds, but no less frequently than every 30 days.

The sale of Shares will commence within two calendar days from when the Offering Circular, as amended, is qualified by the SEC. The offering will terminate on the earliest to occur of (i) the date subscriptions for the maximum offering amount have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which we elect to terminate the offering.

The Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by us at our sole discretion.

Bonus Shares for Certain Investors (Up to 30%)

Certain investors in this Offering are eligible to receive bonus shares of Class A Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their investment, additional shares for their shares purchased (“Bonus Shares”). The amount of Bonus Shares investors in this offering are eligible to receive and the criteria for receiving such Bonus Shares is as follows:

(i) “Reserved” Shares. Prior to the qualification by the SEC of the Company’s offering, the Company will offer investors the opportunity to “reserve” shares through a reservation process on the DealMaker subscription processing platform. On our campaign page, the investor may select the “Reserve My Shares” button, which will bring the investor to a new page where the investor will indicate the amount of shares (and amount of money) he or she would like to reserve in the Company. The reservation is finalized by clicking the “Reserve My Shares” button. Investors who reserve shares in this manner will receive an additional 5% Bonus. Shares on their actual investment once this offering is qualified by the SEC (rounded down to the nearest whole share). For example, if an investor reserves 2,000 shares, and subsequently confirms this reservation and purchases the 2,000 shares, such investor will receive an additional 100 shares of the Company’s Class A Common Stock, for a total of 2,100 shares. The 5% is stackable with the volume bonus tiers outlined in section (iv). “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the Company, or to purchase any shares of the Company whatsoever.

(ii) Existing Investors – AARE. Individuals or entities that are existing investors of the Company will be eligible to receive a certain amount of Bonus Shares based on how much they invest in this offering per the chart below.

(iii) Webinar Attendees. Individuals or entities that attend one of the Company’s pre-announced investment webinars will be eligible to receive 5% Bonus Shares if they invest in the Offering. The investor is eligible if they sign up for the webinar and invest with the same email address and if attend the webinar for more than thirty minutes. The webinars take place approximately twice per quarter (every 45 days) while this Offering is open and taking investments.

(iv) Volume Based Investment Amount. Investors will be eligible to receive one of the below bonuses based on the amount of their investment in this offering. The below table indicates the % of bonus shares eligible by tier:

Investment Amount $	Original Share Price	Discount	Effective Price	Bonus %

$5,000-$9,999	3.876	0.1846	3.6914	5%
$10,000-$24,999	3.876	0.3524	3.5236	10%
$25,000-$49,999	3.876	0.5056	3.3704	15%
$50,000-$99,999	3.876	0.646	3.2300	20%
$100,000-$199,999	3.876	0.7752	3.1008	25%
$200,000-Above	3.876	0.8945	2.9815	30%

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For example, if an investor invests $10,500, the investor will receive 2,763 shares of Class A Common Stock and will receive an additional 276 Bonus Shares of Class A Common Stock, for a total of 3,039 shares. All bonus shares are rounded down to the nearest whole share.

Bonus Share Limits: Maximum Bonus Shares for All Perks Combined (30%)

Investors in this Offering are eligible to receive any of the Bonus Shares above based on the criteria above in any combination. The Bonus Shares from the perks listed above are stackable and will be added to the bonus share percentage received from other perks listed above. Collectively, 30% of bonus shares is the highest percentage bonus available to an investor, when you include all the bonus shares available combining any of the perks together. This means that investors can only ever receive, cumulatively among cash investment Bonus Shares equal to 30% of the number of shares they have purchased (i.e. one hundred and thirty (130%) the amount of shares purchased for cash).

Bonus Share Cap: Maximum 3,500,000 Bonus Shares

The maximum number of Bonus Shares that will be issued in this Offering is 3,500,000, and under no circumstances will the Company issue more than 3,500,000 Bonus Shares. As such, it is possible that, prior to the Company raising the maximum offering amount in this offering of $71,440,000, it will have issued all 3,500,000 Bonus Shares. At such time as all 3,500,000 Bonus Shares have been issued, any new investors in this offering that meet the eligibility requirements to receive Bonus Shares will not receive them.

Non-Equity Perks

Certain investors in this Offering are eligible to receive non-equity perks, which effectively provide a value-added benefit for utilizing the company’s real estate services and receiving free educational material and free consultations. These non-equity perks include, but are not limited to, real estate sales commission rebates and credits, early access to AARE listings and investment opportunities, discounted services, free consultation on real estate investing, property management, financing, business sales or buying, selling or leasing residential or commercial property including preparation for sale, and free educational content.

All non-equity perks described herein are subject to applicable federal, state, and local laws, rules, and regulations. The availability, eligibility, and terms of these perks may vary by state and jurisdiction and are void where prohibited. In particular, perks involving financing, lending, or real estate commission rebates and credits are subject to state-specific lending laws, licensing requirements, and real estate regulations, which may restrict, alter, or prohibit certain benefits. The company reserves the right to modify, substitute, or terminate any perk to maintain full regulatory compliance.

The Company will grant investors non-equity perks based on how much they invest as follows:

All investors who become a new client* of the Company the following rebates or credits for utilizing the Company’s services when conducting real estate sales transactions based on the sales price of the residential or commercial property:

Real Estate Transaction: Sales Price Range	Investment Amount	Credit or Rebate %	Cost to Company	Approx. Market Value

$1,000,000-Above	All Investors Qualify	15%	$4,500 and above	$4,500 and above
$500,000-$999,999	All Investors Qualify	10%	Up to $4,500	Up to $4,500
$0-$499,000	All Investors Qualify	5%	Up to $750	Up to $750

*Offer applies to new clients of AARE without a pre-existing relationship with an AARE member. Contact our main office directly at 888-322-4368 or email us at invest@aare.com for details. For investors with a pre-existing relationship with an AARE member, contact your agent directly to see if that particular member is willing to offer or negotiate a similar credit or rebate. Additionally, for each investment in this Offering over $2,500, the Company will donate a $50 cash or gift card to a homeless individual, family or veteran or a non-profit that supports people in need through the Company’s current charity partner, Eye of a Needle Foundation. This perk comes with no equity value and the maximum cash cost to the Company for each gift card is approximately $50. The Company books all costs from its giveaway and donation programs, including this one, as a part of operational marketing expenses and not an offering expense. This perk is limited to one per single investor.

Other Terms

Agreements with DealMaker Securities, LLC and affiliates

DealMaker Securities, LLC (the “Broker”) and its affiliates a broker-dealer registered with the Commission and a member of FINRA, have been engaged to provide operational processing, compliance, and administration of the Company’s best efforts offering as well as a technology platform for the Offering, and marketing creation and support.

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Administrative and Compliance Related Functions

DealMaker Securities, LLC will provide administrative and compliance related functions in connection with this Offering, including:

•

Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;

•	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

•	Coordinating with third party agents and vendors in connection with performance of services;

•

Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

•	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

•	Providing a dedicated account manager;

•	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

•	Reviewing and performing due diligence on the Company and the Company’s management and principals and consulting with the Company regarding same;

•	Consulting with the Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

•	Providing white-labeled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

•	Consulting with the Company on question customization for investor questionnaire;

•	Consulting with the Company on selection of webhosting services;

•	Consulting with the Company on completing template for the Offering campaign page;

•	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

•	Providing advice to the Company on preparation and completion of this Offering Circular;

•	Advising the Company on how to configure our website for the Offering working with prospective investors;

•

Providing extensive review, training and advice to the Company and Company personnel on how to configure and use the electronic platform for the offering powered by Novation Solutions Inc. O/A DealMaker, an affiliate of the Broker;

•	Assisting the Company in the preparation of state, Commission and FINRA filings related to the Offering; and

•	Working with Company personnel and counsel in providing information to the extent necessary.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

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For these services, we have agreed to pay Broker:

•	A one-time $27,500 advance against accountable expenses for the provision of compliance services and pre-offering analysis;

•	A 4.5% commission for investors sold in the Offering.

That maximum compensation to be paid to Broker is $2,643,800.

Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker, an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker through our website at https://invest.aare.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions. For these services, we have agreed to pay DealMaker:

•

A one-time $10,000 payment and monthly payments of $2,000 for three months (total of $6,000) for accountable expenses for the provision of services and pre-offering analysis in advance of the commencement of the Offering.

•	A $2,000 monthly hosting, maintenance, marketing, and advisory fee, to a maximum of $18,000.

The total compensation to be paid to DealMaker for these services is $34,000.

Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services. Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget.

For these services, we have agreed to pay Reach:

•

A one-time $30,000 payment and monthly payments of $11,000 for three months (total of $33,000) for accountable expenses for services with respect to the self- directed online roadshow prior to the commencement of the Offering.

•	After the commencement of the Offering, an optional $11,000 monthly marketing fee, to a maximum of $99,000; and

•	Up to $250,000 in fees for supplementary marketing services and media management, as we may authorize on a case-by-case basis during the offering.

The total compensation to be paid to Reach for these services is $412,000.

All Broker and affiliate compensation remitted for the Administrative and Compliance, the Technology Services, and the Marketing and Advisory services described above will, in aggregate, not exceed $3,089,800.

Investor Processing Fee

Investors will be required to pay an Investor Processing Fee to the Company at the time of the subscription to help offset transaction costs equal to $0.076 per Share (approximately 2% of the subscription price per Share). Since this fee is paid by the investor at the processing of the aggregate cost of the subscription, this fee is subject to the 4.5% commission charged by DealMaker Securities. The additional commission associated with the collection of this fee is included in the maximum compensation set forth above.

Broker has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker will not, under any circumstance recommend our Company’s securities or provide investment advice to any prospective investor Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering, except as presented on the investment website for this Offering (https://invest.aare.com), which is maintained by the Company. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

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We will use the website, https://invest.aare.com, to provide notification of the offering. Persons who desire information will be directed to https://invest.aare.com.

Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the https://invest.aare.com website.

We are offering our securities in all states.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission, we will accept tenders of funds to purchase the shares. The funds tendered by potential investors will be held in a payment processing account that aggregates the investor proceeds, and will be transferred to us once the investment has been approved. Those funds will be distributed to the Company and the Selling Shareholder pursuant to the terms of this Offering. All investments may close on a “rolling” basis (so not all investors will receive their shares on the same date). A closing will occur each time we accept funds). Upon closing, funds tendered by investors will be made available to us for our use.

Process of Subscribing

Prospective investors who submit non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment once the Form 1-A has been qualified by the SEC. You will be required to complete a Subscription Agreement in order to invest. The Subscription Agreement can be completed on https://invest.aare.com via an electronic signature service. The Subscription Agreement includes a representation by the investor to the effect that, if you are not an “Accredited Investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The Subscription Agreement must be delivered to us, and you may transfer funds for the subscribed amount in accordance with the instructions stated in the Subscription Agreement. We may reject any investments in the Offering in our sole discretion. For any non-qualified investors, or those investments we reject, the investor’s funds will be returned within thirty (30) after we received the initial completed investment funds and documents.

Any investor that will be receiving Bonus Shares will also be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology or via a separate electronic document signature technology employed by the Company. All investors that receive Bonus Shares will be required to agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Selling Stockholders

The Selling Stockholders set forth below will sell up to a maximum of 1,500,000 shares of Class A Common Stock.

The following table sets forth the names of the Selling Stockholders, the number of shares of capital stock (on an as-converted basis to Common Stock basis) beneficially owned prior to this offering, the number of shares being offered in this offering and the number of shares of Capital Stock to be beneficially owned after this offering, assuming that all of the Selling Stockholders shares are sold in the offering.

Certain of our existing shareholders are participating as selling shareholders in this Offering at a rate of eight and eleven tenths’ percent (8.11%) of the shares being offered in the Offering. The Shares allocation will be made to the existing shareholders at a 0.3-to-1 ratio for each purchase of Shares until all the selling shareholder’s Shares have been fully subscribed (which do not include the investor processing fee). The Company will not retain any portion of the funds or issue those selling shareholder Shares. Once the selling shareholder’s Shares have been fully subscribed, the remaining capital raised will be received in full by the Company.

Subscriptions for the Class A Common Stock will be applied between the Selling Stockholders on a pro rata basis, which means that at each closing in which Selling Stockholders are participating, a shareholder will be able to sell its “Pro Rata Portion” of the shares that the shareholder is offering (as set forth in the table below) of the number of securities being issued to investors. For example, if the Company holds a closing for $1 million in gross proceeds, the Company will issue shares and receive gross proceeds of $700,000 (prior to Broker Fee and not including the Investor Processing Fee) while each of the selling shareholders will receive their Pro Rata Portion of the remaining $300,000 in gross proceeds and will transfer their shares to investors in this Offering. Selling shareholders will not offer fractional shares and the shares represented by a shareholder’s Pro Rata Portion will be determined by rounding down to the nearest whole share. At no point will the selling securityholder shares be greater than 30% of the value of the Class A Common Stock issued in this Offering.

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The Company’s Amended and Restated Certificate Incorporation allows for the optional conversion of any outstanding class of capital stock into Class A Common Stock at the sole discretion of the shareholder. As a part of this Offering, all shareholders listed in the below table have granted a power of attorney to the Company to convert their stock to Class A Common Stock if and when they sell some or all of their stock as a part of this Offering.

Selling Shareholder	Class of Stock Owned(1)	Amount of Class B Stock Owned Prior to Offering (On An As-Converted Basis)	Amount Offered (Reflected in Shares of Class A Common Stock)	Amount Owned After Offering (Assuming Sale of All Amount Offered)	Selling Security Holders Pro Rate Portion

Andre Lister	Class B Common Stock	2,800	2,400	400	0.16%
Andrew Arroyo	Class B Common Stock	5,555,866	1,328,489	4,227,377	88.57%
Andrew Parker	Class B Common Stock	7,326	7,326	-0-	0.49%
Barbara Andrews	Class B Common Stock	5,040	960	4,080	0.06%
Barkdull Trust	Class B Common Stock	4,000	2,000	2,000	0.13%
David Malme	Class B Common Stock	2,000	1,000	1,000	0.07%
Dran Reese	Class B Common Stock	4,000	4,000	-0-	0.27%
Fernanda Rabasa	Class B Common Stock	2,000	2,000	-0-	0.13%
Helen Madrid	Class B Common Stock	4,000	4,000	-0-	0.27%
Gary Giffin	Class B Common Stock	4,000	2,000	2,000	0.13%
George Ndegwa	Class B Common Stock	8,000	8,000	-0-	0.53%
Grace Veatch	Class B Common Stock	6,000	3,000	3,000	0.20%
Janice Fitzpatrick	Class B Common Stock	4,000	4,000	-0-	0.27%
Jason Fox	Class B Common Stock	8,000	8,000	-0-	0.53%
Jeff Weber	Class B Common Stock	16,008	3,425	12,583	0.23%
Jill Grossman-Belisle	Class B Common Stock	4,000	4,000	-0-	0.27%
John Clatworthy	Class B Common Stock	4,000	4,000	-0-	0.27%
Jennifer Smith	Class B Common Stock	4,000	4,000	-0-	0.27%
Katheryn Roberts	Class B Common Stock	3,468	1,400	2,068	0.09%
Kit Chan	Class B Common Stock	4,000	4,000	-0-	0.27%
Kurtis Young	Class B Common Stock	10,000	10,000	-0-	0.67%
LaTanya Gardiner	Class B Common Stock	4,000	2,000	2,000	0.13%
Noelle Wylie	Class B Common Stock	2,000	2,000	-0-	0.13%
Advanta IRA FBO Pasquale Russo	Class B Common Stock	80,000	80,000	-0-	5.33%
Tate Chen	Class B Common Stock	4,000	4,000	-0-	0.27%
Vinh Diep	Class B Common Stock	4,000	4,000	-0-	0.27%
	Total	5,756,508	1,500,000	4,256,508	100.00%

(1) These shares will be converted to Class A Common Stock immediately prior to being sold in the Offering.

Certain existing shareholders are selling security holders in this Offering. Regulation A+ provides companies with liquidity for their stockholders by allowing issuers to include shares held by “selling security holders” in the offering. This enables investors access to liquidity through secondary sales as a part of a qualified Regulation A+ offering. In an issuer’s first Regulation A+ offering and for the 12-month period after its first offering, sales by security holders are limited to no more than thirty percent (30%) of the aggregate offering price of the security. In this Offering, at a rate of eight and eleven tenths’ percent (8.11%) of the shares being offered in the Offering, will be sold by existing shareholders. The Shares allocation will be made to the existing shareholders at a 0.3-to-1 ratio for each purchase of Shares until all the selling shareholder’s Shares have been fully subscribed (which do not include the investor processing fee). The Company will not retain any portion of the funds or issue those selling shareholder Shares. Once the selling shareholder’s Shares have been fully subscribed, the remaining capital raised will be received in full by the Company.

ITEM 6 USE OF PROCEEDS TO ISSUER

We intend to use the net proceeds from the sale of the Class A Common Stock for achieving our mission as described in our Business Plan herein and as outlined in the following table. Our management shall have broad discretion to determine how such proceeds shall be used.

We may use a portion of the net proceeds to acquire complementary products, technologies, or businesses in the event such an opportunity arises; however, at present, we don’t have any commitments or agreements with respect to any acquisitions.

Although we do not currently plan to change the allocation of the Use of Proceeds as described herein, we reserve the right to change the Use of Proceeds as our management and/or Board of Directors believes warranted.

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If we raise the Maximum Offering hereunder, our net offering cash proceeds rounded to the nearest twenty five are expected to be approximately $42,030,200 after our estimated offering expenses of approximately $10,409,800 which include broker-dealer fees and commissions of approximately $3,089,800. We currently plan to use the net proceeds from this Offering as follows:

Shares Offered (% Sold)	Shares Sold (100%)	Shares Sold (75%)	Shares Sold (50%)	Shares Sold (25%)
Gross Offering Proceeds(1)	$71,440,000	$53,580,000	$35,720,000	$17,860,000
Bonus Shares Value	(13,300,000)	(9,975,000)	(6,650,000)	(3,325,000)
Gross Cash Proceeds	$58,140,000	$43,605,000	$29,070,000	$14,535,000
Approximate Offering Expenses
Commissions and expenses(2)	3,089,800	2,435,725	1,781,650	1,127,575
Accounting Costs	100,000	100,000	100,000	100,000
Legal Costs	50,000	50,000	50,000	50,000
Marketing and Advertising Costs(3)	7,170,000	5,377,500	3,585,000	1,792,500
Total Offering Expenses	$10,409,800	$7,963,225	$5,516,650	$3,070,075
Selling Shareholders (30% of Proceeds until selling shareholder’s shares sold)	5,700,000	5,700,000	5,700,000	4,275,000
Total Net Offering Proceeds	$42,030,200	$29,941,775	$17,853,350	$7,189,925
Principal Uses of Net Proceeds(1)
Acquire Commercial and Residential Real Estate Assets and Invest in Partnerships and Business Interests	$35,720,000	$26,790,000	$15,000,000	$6,000,000
Working Capital(4)	6,310,200	3,151,775	2,853,350	1,189,925
Total Principal Uses of Net Proceeds	$42,030,200	$29,941,775	$17,853,350	$7,189,925
Amount Unallocated	$0	$0	$0	$0

(1)

These amounts are estimated. The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to nationwide growth, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

(2)

DealMaker Securities LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this offering commences, the Broker will receive a cash commission equal to 4.5% of the amount raised in the offering. Additionally, the Broker and its affiliates will receive certain other fees (see “Plan of Distribution”). Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. Any monies budgeted for but not spent on offering expenses will be reallocated pro rata among the other categories in the above table. The Broker and its affiliates will receive a maximum cash compensation equal to $3,089,800 in total.

(3)

The Company will conduct internal marketing and advertising services as well as potentially engage outside vendors to assist. DealMaker Reach, an affiliate of the Broker, is one of the potential outside vendors that may be contracted at the issuer’s discretion for certain marketing advisory and consulting services. DealMaker Reach may consult and advise on paid media, partnership, email campaigns, and other marketing spend. The category of offering expenses related to marketing and advertising includes the expenses related to the paid media, partnerships, email campaigns, and other marketing spend associated with this Offering.

(4)

Working capital includes such things as investment in technology, marketing, payroll, ongoing legal and accounting, sales development, operations, repayment for Company financing arrangements as they come due, legal and accounting fees related to this offering, ongoing fees related to this offering, insurance costs, renovation and furnishing of properties to be sold to customers, and other typical operating costs. Proceeds from the sales of properties acquired through these raise proceeds may be put into operations or redeployed toward real estate.

The amounts that we actually spend for any specific purpose may vary significantly and will depend on a number of factors including, but not limited to, the pace of progress of our development efforts; actual needs with respect to testing, research and development; market conditions; and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes that may ensue. You will be relying on the judgment of our management regarding the application of the proceeds of any sale of our Common Stock.

The development and expansion of the investment division and our potential transition to a REIT is unpredictable. Although we will undertake completion of these milestones with commercially reasonable diligence and we believe we will be able to accomplish these milestones if this offering is fully subscribed, unforeseen circumstances could arise or circumstances may currently exist that we do not contemplate. Such circumstances may delay completion of one or more of the milestones described above, and/or require us to raise additional amounts to sustain us until we are able to achieve profitability. If we are unable to raise all of the funds we are seeking to raise in this offering or any additional funds we may require, we may be required to scale back our development plans by reducing expenditures for production, consultants, marketing efforts, and other envisioned expenditures. This could hinder our ability to expand.

If management is unable to implement our proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals. In that event, investors should anticipate that their investment may be lost and there may be no ability to profit from this investment.

We cannot assure you that our services will be accepted in every marketplace nationwide, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail or even to cease our operations.

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ITEM 7 DESCRIPTION OF BUSINESS

This discussion should be read in conjunction with the other sections of this Offering Circular, including "Risk Factors," "Use of Proceeds" and the Financial Statements attached and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Offering Circular.

Company Information

Andrew Arroyo Real Estate Inc. (the “Company”, “AARE” or “We”) is a nationwide American real estate company providing a comprehensive range of services, including sales, leasing, financing, investing and property management for residential, commercial, and business opportunities. Founded by Andrew Michael Arroyo, who began his real estate career in 1999, AARE has a successful track record of thousands of real estate sales, exceeding $2.75 billion. Mr. Arroyo further expanded his expertise in 2009 by obtaining a Series 65 license and registering as a Registered Investment Advisor (RIA) in California. AARE was originally established as Andrew Arroyo Real Estate, Inc., a California corporation (AARE-CA), in 2004. On July 31, 2021, AARE-CA merged with and into Andrew Arroyo Real Estate, Inc., a Delaware corporation (AARE-DE), with AARE-DE as the surviving entity. This merger facilitated the company's re-incorporation from California to Delaware, a strategic move to prepare for nationwide expansion, capital fundraising, and a public offering. We operate under the trademark and d/b/a “AARE.” Currently, AARE is licensed and registered to conduct real estate services in 25 states and the District of Columbia, and loan origination services in 4 states. The company has approximately three hundred members (agents, brokers, loan officers, managers, and staff) dedicated to smooth operations.

AARE is a mission-driven organization rooted in clear values. Our mission is to demonstrate Generous Capitalism® in the public markets by growing profits and increasing shareholder value, while also contributing to those in need and fulfilling God's will through real estate. Our vision is to "bear fruit," an investment principle signifying positive results. Our objective is to establish a global real estate corporation based on our Generous Capitalism® business model. With a twenty-year history of successful operations and strategic growth, AARE is poised to become a pioneering faith-based, purpose-driven real estate company. Our plan is to develop a Real Estate Investment Trust (REIT) and eventually list on a major public stock exchange. This achievement would offer a unique investment opportunity for faith-driven individuals and institutions, while solidifying AARE's position as a leader in ethical and principled real estate development and investment. Our unwavering commitment to our mission and vision resonates with investors seeking both financial returns and meaningful impact, distinguishing AARE as a beacon of integrity and purpose within the real estate industry.

In 2024, we developed plans to grow our investment division. The Company has monitored the marketplace nationwide and found discounted properties from the peak prices of 2022-2023 primarily in the multifamily and office property types. To date, the Company has not entered any negotiations or agreements regarding any proposed transactions but has identified several properties in California, Nevada, Arizona, Texas, Tennessee, New Mexico and Florida that meet the “discounted from peak price” criteria that the Company believes will provide value. Based on what we view as a rare opportunity to purchase commercial real estate assets at a discount (given the current economic landscape), the Company is fully focused on developing its real estate investment division. The Company is currently raising funds to (1) directly acquire real estate investment properties, (2) invest with other syndicators and partnerships nationwide who finance or acquire real estate investment properties (herein referred to as “Partner Operators”), and (3) invest in other private or publicly traded real estate investment trusts. The Company plans to elect to become a real estate investment trust (REIT). If we are successful in the transition to becoming a REIT, then the current real estate services will continue in a taxable REIT subsidiary (“TRS”). New and existing shareholders will own shares in both the REIT and the TRS.

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Competitive Advantages

We believe there are seven (7) primary competitive advantages that separate our investment operations from competitors:

•

Proven Track Record: Our success with previous syndications underscores our experience and capability. Our CEO, Andrew Arroyo, has successfully managed two syndications. In 2010-2014, Mr. Arroyo was the managing member of San Diego Foreclosure Fund, LLC and from 2016-present day he continues to be the managing member of the Neighborhood Investment Network LLC.

•	Economic Resilience: Our experience with economic cycles and risk mitigation positions us to navigate market fluctuations effectively.

•

Acquisition Deal Flow: AARE's extensive network of brokers in multiple states gives us an edge in securing off-market deals. We engage directly with principals to access motivated sellers and discounted properties at competitive costs.

•	Conservative Leverage: To avoid over-leveraging risks, we use prudent financial strategies and typical loan-to-value ratios between 50% and 65%.

•	Renovation Expertise: We have extensive experience in value-adding renovations and enhancing property value.

•	Tax Efficiency: Our expertise encompasses 1031 exchanges, depreciation strategies, and cost segregation for accelerated depreciation benefits.

•	Vertical Integration: We benefit from operational excellence. Offering a suite of services through AARE ensures we capture the best opportunities and enhance asset value with exceptional efficiency.

We believe there are seven (7) primary competitive advantages that separate our service operations from competitors:

•

Culture: Our culture is a reflection of a healthy organization with clear values that include faith, relationships, accountability, integrity, truth, honesty, trust, standards of excellence, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success and rewards. We are considered a safe harbor by our members for individuals of all walks of life during a period of history that is polarizing on the social, economic and political spectrum.

•

Equity Compensation: We have introduced a unique equity compensation plan that gives us the ability to recruit, retain, motivate and inspire our members. We will be able to grow revenue with less capital investment required by using our stock for compensation. Providing our members with equity compensation is a unique differentiator from our peers. For real estate firms, equity compensation is extremely rare; nearly non-existent in the real estate industry. This gives our members ownership in the company and as stakeholders they have more incentive and motivation to grow the revenue and profits. This also reinforces our internal generosity practices within our Generous Capitalism® business model.

•

Multiple Revenue Streams: Residential, commercial, lending, business opportunities, syndication and property management services all under one umbrella. This provides multiple streams of income for our agents and loan officers as well as a complete “one-stop” real estate shop for our clients.

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•

Generosity Based Business Model: Our culture is based on generosity and social responsibility during a generational change in workforce. We believe the next generation is demanding a new form of capitalism that illustrates healthy and sustainable business practices externally to the communities it serves in addition to creating jobs, profits and opportunities to its internal stakeholders. We have developed that exact business model and we call it “Generous Capitalism®”.

•

High Growth Potential: We participate in a market that we expect to experience significant growth throughout North America facilitated by a steady increase in new U.S. demand for housing/investments, and the fact we are able to provide real estate and lending services in multiple segments of our market including residential, commercial, property management, business opportunities, and syndication. We have a growing sales network. In the last three years, we have been licensed and expanded into 23 additional states and the District of Columbia in the U.S. and established our sales network throughout North America that is overseen by our team of managers and directors.

•

Experienced Executive Team: Our focused and experienced management team is dedicated to our operation and to implementing our business strategies. Each member of the executive team has been involved with the Company for several years and has been instrumental in developing our strategy. Our success strategy and execution that was implemented in California over the last 15 years in now being replicated in all major markets throughout the U.S.

•

Intellectual Property: Our media and training properties coupled with use of advanced technology leads to more market penetration and smoother operations as a company while the real estate industry as a whole transitions to the digital age. Our up-to-date media assets designed specifically for the real estate and lending market give us an edge over our competition. We believe the AARE media and training properties and brand name has a strong legacy dating from the launch of the California corporation in 2004, and we believe it has to this day retained a strong brand loyalty amongst clients, agents and loan officers. We are now licensed in 25 states in the U.S. and the District of Columbia and our media assets have been hand tailored to address our new digital age marketplace. Through our media properties, we have the ability to scale our communication and service offerings across the globe. We hold copyrights and trademarks that protect our intellectual property.

Alongside our competitive advantages, we believe it is our core values and beliefs that make our real estate, lending and property management services extraordinary. In addition, our management steadfastly believes that charitable giving and sharing are a vital component of a successful business. To that end, up to twenty percent (20%) of our net profit goes to charity. Net profit for the corporation is defined as top line revenue minus the cost of sales minus all expenses before dividends (if any) are paid. Up to ten percent (10%) of our net profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of client credits and in-kind contributions to charitable organizations. We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy does not create a binding legal obligation and is discretionary. While the policy has been written into our Bylaws and we have no intention of deviating from this policy or reducing the amount we give to charity, the giving policy is discretionary and we are under no unconditional commitment to continue the policy. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

Management

Information about our key executives can be found in “Directors, Executive Officers and Significant Employees.”

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Employees

We currently have a team of fifteen (15) employees and independent contractors who are performing supervision, administrative, support, mentoring, marketing, and recruiting services plus approximately three hundred (300) real estate agents, brokers, loan officers and property managers we contract with as independent contractors and who, under the direction of our CEO and Department Directors, are assisting clients with buying, selling, financing and managing real estate properties throughout 25 states and the District of Columbia in the U.S. We are a distributed company with a collaborative remote work environment. As we expand our operations, we anticipate our needs will change, at which time we intend to add additional full-time employees, contractors and agencies in the areas of marketing, sales, technology, media and design.

As we develop our investment division to invest in commercial real estate, we plan to hire investment managers to supervise and oversee the portfolio of commercial real estate assets and partnership interests that we plan to acquire with the proceeds of this offering.

Government and State Regulation

We are required to comply with state licensing laws and rules. The majority of these laws and rules relate to how we may broker real estate, market and/or sell properties. Real estate is regulated by each state’s Real Estate Commission, which is usually appointed by the governor. The regulator’s disciplinary authority is based upon violations of the state Real Estate Law and the Department or Commissioner’s Regulations. Violations of real estate law can result in a suspension or revocation of the license necessary to conduct business in that state. These violations statutorily have their basis in each State’s licensing and administrative laws, business and professions code, statute or chapters. There are laws in other jurisdictions worldwide in which we may broker real estate, market and/or sell properties and with which we will need to comply.

In the event we are successful in the transition to a real estate investment trust, then we will be subject to federal and state investment advisor rules and Financial Industry Regulatory Authority (FINRA) regulations. Investment advisors are regulated by each state’s Investment Advisor or Securities division, which is usually appointed by the governor. The regulator’s disciplinary authority is based upon violations of the state Investment Advisor or Securities Law and the Department or Commissioner’s Regulations. Violations of FINRA rules or state law can result in a suspension or revocation of the license necessary to conduct business in that state. These violations statutorily have their basis in each State’s licensing and administrative laws, business and professions code, statute or chapters. There are laws in other jurisdictions worldwide in which we may advise investors and clients with which we will need to comply.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors’ independence, Audit Committee oversight and the adoption of a code of ethics. Our Board of Directors is comprised of one individual. Our CEO makes decisions on all significant corporate matters such as the approval of terms of the compensation of our CEO and the oversight of the accounting functions.

We have not yet adopted any corporate governance policies and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an Audit Committee or other independent committees outside of our Board of Directors as we presently do not have any independent directors. If we expand our Board membership in future periods to include additional independent Directors, we may seek to establish an Audit Committee and other committees of our Board of Directors. It is possible that if our Board of Directors included independent Directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested Directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent Directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for Director nominees may be made by a majority of Directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Competition

Competition in the real estate and lending industry is significant. Nationwide, there are more than 1 million real estate agents, more than 300,000 loan officers, and more than 100,000 real estate and lending brokerage firms, and numerous publicly-traded REITs. While significant competition does exist, our management believes that our products and services are demographically well positioned, top quality and unique in nature, while offering greater value. The expertise of our management combined with training, culture and the innovative nature of our marketing approach set us apart from competitors. However, there is the possibility that new competitors could seize upon our business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than we are, which could give them a significant advantage over us. There is the possibility that the competitors could capture significant market share of our intended market.

Intellectual Property

We rely on a combination of trademarks and trade secrets to establish and protect our intellectual proprietary rights and may, in the future, file patents. Our intellectual property currently includes various U.S. trademarks and copyrights in the name of “Andrew Arroyo Real Estate Inc.” Our trademarks relate to our company logo, as well as the following names we use in broadcasting: “Top Dollar TV®”, “Real Cash Flow®”, “Real Estate Insight® and “Generous Capitalism®”.

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Litigation

We are not involved in any other arbitration or litigation, and our management is not aware of any pending or threatened legal actions relating to our intellectual property, conduct of our business activities, or otherwise.

The real estate business is known as a litigious industry, especially in certain states like California, which is one of the primary states where we conduct business. Buyers and sellers often bring claims against one another and usually attempt to name the real estate agents and brokers as parties in the claim or the suit seeking financial damages. As a result, we are regularly named in claims and litigation between buyers and sellers in the ordinary course of our business. We do not believe most of these claims will amount to any material damages being paid by us and, therefore, we will not name them individually herein. In determining whether liabilities should be recorded for pending litigation claims, we must assess the allegations and the likelihood that we will successfully defend the claim. When we believe it is probable that we will not prevail in a particular matter, we will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel.

ITEM 8 DESCRIPTION OF PROPERTY

We are a fully and intentionally distributed company with nearly all employees working remote. We do not currently own any office space that we use for operations. We lease all current office spaces. Under our two (2) current leases, we lease two (2) office spaces that are approximately 2,100 total square feet in Escondido, California and pay $4,900 per month, collectively, in rent. Our current leases expire February 2027, and April 2028, respectively. We own a significant amount of broadcast-quality communication video equipment. We own one corporate vehicle, which is a standard utility vehicle.

ITEM 9 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Offering Circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles (GAAP). All references to “Common Shares” refer to the Common Shares of our authorized capital stock.

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Management’s View of the Current Real Estate Market: The 2025-26 Real Estate Landscape

The real estate market in 2025-26 has been characterized by a complex interplay of stable interest rates, persistent inflation, tariffs, global war, and shifting consumer sentiment.

Management’s View of Key Market Drivers and Trends

Interest Rate Impact: The Federal Reserve's sustained efforts to combat inflation through interest rate hikes have been the most dominant factor influencing the real estate market. Higher borrowing costs have directly impacted affordability for homebuyers and increased the cost of capital for commercial developers and investors. This has led to a noticeable cooling in transaction volumes and a moderation in price appreciation. In some cases, significant depreciation has been seen, due to cap rate adjustments and ballooning debt coming due, particularly in markets that previously saw rapid increases. In the last 12 months the Federal Reserve has slightly lowered interest rates. Although during the most recent Federal Reserve meeting the committee maintained the current target range during subsequent press release speeches there has been discussion that raising interest rates may be necessary later this year.

Inflationary Pressures: While interest rates aim to temper inflation, the lingering effects of high inflation on construction costs, labor, and property maintenance have continued to put pressure on both developers and property owners. This has squeezed profit margins for new developments and increased operational expenses for existing portfolios.

Inventory Levels: Residential inventory levels have remained a critical bottleneck in many markets. While some new listings have emerged, the overall supply continues to lag behind demand in many desirable areas, contributing to sustained, albeit slower, price growth. In the commercial sector, the dynamic is more nuanced, with oversupply in certain office sub-markets contrasting with strong demand for industrial and specialized retail spaces.

Consumer and Investor Sentiment: Consumer sentiment has been cautious, with potential homebuyers facing affordability challenges and uncertainty about future economic conditions. Investors, particularly in the commercial real estate space, have become more discerning, prioritizing stable income-generating assets and re-evaluating risk in a higher-interest-rate environment.

Residential Real Estate Performance: The residential market experienced a deceleration in sales activity in 2024-25 compared to previous years. While median home prices continued to appreciate nationally, the rate of appreciation slowed considerably. Regional disparities were pronounced, with some competitive markets still experiencing bidding wars, while others saw price reductions and longer days on market. Affordability remains a significant concern, especially for first-time homebuyers.

Commercial Real Estate Performance: The commercial real estate market presented a mixed picture in 2024-25. The industrial sector continued its strong performance driven by e-commerce and logistics demand. Retail, particularly experiential and necessity-based retail, showed signs of resilience. The office sector, however, faced headwinds due to persistent remote and hybrid work trends, leading to higher vacancy rates in many urban centers and a flight to quality for premium spaces. The multi-family sector saw moderating rent growth but a significant decline in property values in certain markets due to the cap rate adjustment from rising interest rates. Overall, multifamily remained a relatively stable investment due to ongoing housing demand.

Outlook and Strategic Considerations: Looking ahead, the real estate market is expected to continue navigating a period of adjustment. The trajectory of interest rates will remain a pivotal factor. We anticipate continued segmentation across property types and geographies. For the residential market, affordability challenges will likely persist, but steady demand and limited supply in many areas may prevent significant widespread price declines. In commercial real estate, strategic investments in high-demand sectors like industrial, data centers, and specialized multi-family will be crucial. Repositioning or redeveloping underperforming assets, particularly in the office and multifamily sector, will also be a key consideration. Proactive risk management, strong liquidity positions, and adaptable business models will be essential for navigating the evolving market dynamics in the coming years.

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Results of Operations for the Period Ended June 30, 2026 Compared to the Period Ended June 30, 2025

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their U.S. GAAP results. These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures. We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles, and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as net income or loss adjusted for interest expense, income taxes, depreciation and amortization, share-based non-cash compensation expense, dividends and interest, legal fees, legal fee recovery, legal settlement expenses, and discretionary charitable contributions. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance after adjusting for the items described below.

	Six Months Ended June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2026	2025
Net (loss) income (GAAP)	$(400,470)	$2,737
Interest expense	17,587	16,381
Income tax expense	-	-
Depreciation and amortization	10,090	10,089
Share based non-cash compensation (1)	17,651	18,160
Dividends and interest	(3,498)	(13,620)
Legal fees	-	6,180
Legal fee recovery (2)	(8,332)	-
Legal settlement expenses (3)	27,500	-
Charitable contributions (4)	42,479	19,500
Adjusted EBITDA	$(296,993)	$59,427

__________

1 Share based compensation. Vested stock to staff and real estate professionals.

2 Recovery of legal fees from settlement in 2025.

3 Legal settlement expenses for claim in 2026.

4 Discretionary charitable contributions.

Summary of Results of Operations

	Period Ended June 30,
	2026	2025
Revenue	$3,551,395	$4,055,179

Cost of sales	3,049,385	3,498,621

Gross profit	502,010	556,558

Operating expenses:

General and administrative expenses
Brokerage operation expenses	570,182	465,500
Charitable contributions	42,479	19,500
Depreciation and amortization	10,090	10,089
Public reporting company expenses	181,803	55,971
Nationwide growth initiative expenses	63,870	-
Total general and administrative expenses	868,424	551,060

Operating (loss) income	(366,414)	5,498

Other income (expense)
Total other income (expense), net	(34,056)	(2,761)
Net loss before income tax	(400,470)	2,737
Income tax expense	-	-
Net (loss) income	$(400,470)	$2,737

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Revenue

Our revenue decreased by $503,784 to $3,551,395 from $4,055,179 for the period ended June 30, 2026 compared to the period ended June 30, 2025. Our decrease in revenue was largely due to a general decrease in the transaction volume in the property market and affordability. We expect our revenue will grow in periods when there is property price expansion and decrease in periods of recession.

Cost of Sales

Our cost of sales decreased by $449,236 to $3,049,385 from $3,498,621 for the period ended June 30, 2026 compared to the period ended June 30, 2025. The decrease in cost of sales was largely due to decreases in payments to real estate agents, transaction coordinators, referral fees, and property management fees paid. We expect our cost of sales will grow in periods when there is property price expansion and decrease in periods of recession.

Gross Profit

Our gross profit decreased by $54,548 to $502,010 from $556,558 for the period ended June 30, 2026 compared to the period ended June 30, 2025. Our decrease in gross profit was due to a general decrease in the transaction volume in the property market and affordability. We expect our gross profit will grow in periods when there is property price expansion and decrease in periods of recession.

General and Administrative Expenses

General and administrative (G&A) expenses increased by $317,364 to $868,424 from $551,060, for the period ended June 30, 2026 compared to the period ended June 30, 2025. The increase is primarily due to expanding our recruiting division, an increase in public company reporting expenses, an increase in charitable contributions and certain fees associated with our nationwide expansion. Brokerage operation expenses increased to $570,182 for the period ended June 30, 2026 compared to $465,500 for the period ended June 30, 2025. Public reporting company costs tied directly to PCAOB audit preparation and filing compliance expenses increased to $181,803 for the period ended June 30, 2026 compared to $55,971 for the period ended June 30, 2025. Nationwide growth initiative expenses, dedicated to recruiting campaigns and related expenses, increased to $63,870 for the period ended June 30, 2026 compared to $0 for the period ended June 30, 2025. Discretionary charitable contributions increased to $42,479 for the period ended June 30, 2026 compared to $19,500 for the period ended June 30, 2025. Depreciation and amortization increased to $10,090 for the period ended June 30, 2026 compared to $10,089 for the period ended June 30, 2025.

We expect to have costs related to expansion and additional support for Company associates during times of expansion. We do not expect to have costs related to securities offerings except in periods we conduct an offering of our securities.

Net Other Income (Expense)

We had net other expense of ($34,056) for the six-month period ended June 30, 2026 and net other expense of ($2,761) for the six-month period ended June 30, 2025. For the period in 2026, our net other expense primarily related to a legal settlement and to our dividend income and our interest expense. For the period in 2025, our net other expense primarily related to our dividend income and our interest expense.

Operating (Loss) Income; Net (Loss) Income

Our operating income decreased by $371,912 to an operating loss of ($366,414) from $5,498 for the period ended June 30, 2026 compared to the period ended June 30, 2025. Our net profit decreased by $403,207 to a net loss of ($400,470) from $2,737 for the same periods. Our increase in operating loss and net loss was primarily due to a decrease in transactional sales volume, our nationwide expansion program through our recruitment efforts, and the related administrative and marketing costs and fees of expansion. We expect our net profit will grow in periods when there is property price expansion and decrease in periods of recession.

Liquidity and Capital Resources for Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

Historically, our core operations, which are those related to our current residential and commercial brokerage, property management and lending services, have been funded through the income and cash flow generated by those services. Although we are currently able to fund the majority of our core operations through the revenue generated from those operations, there is no guarantee we will be able to do so in the future. Additionally, in order to cover our expenses related to our prospective plans to become a publicly-traded company and to develop a real estate investment trust (REIT) business segment, we will need to raise substantial funds through offerings of our securities, likely through Regulation A offerings. As of June 30, 2026, we have $815,467 in cash, cash equivalents and restricted cash; $260,394 is unrestricted cash and $555,073 is restricted property-management trust cash, and $443,561 in notes payable of which approximately $305,000 is due to a related party with an original maturity date of June 29, 2027. In August 2026, the related party note’s maturity date was extended to June 29, 2030. Therefore, based on the projected income and cash flow generated by our current residential and commercial brokerage, property management and lending services business, plus the cash we have on hand and our plans to offer securities, we anticipate having enough liquidity to fund our existing current residential and commercial brokerage, property management and lending services business for the next 12 months. We have no current commitments for capital expenditures and had no commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period through June 30, 2026. Currently, we use our capital resources to primarily fund operating costs and, when appropriate, to pay down debt or make charitable contributions. We plan to use any free cash flow, retained earnings, or proceeds from the sale of common stock to grow our existing brokerage services business by continuing to expand our service operations nationwide, and to grow our investment business by acquiring income producing properties for the REIT under development. In the event we are not successful in raising funds through the sale of our securities we may not be able to grow our existing brokerage services business and/or develop our prospective REIT business.

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During the periods ended June 30, 2026, we generated negative cash flows. Our cash on hand as of June 30, 2026 was $815,467; $260,394 is unrestricted cash and $555,073 is restricted property-management trust cash, and our net cash flow used in operating activities was ($316,612) for the six months then ended. Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2026 and as of December 31, 2025, respectively, are as follows:

	June 30, 2026	December 31, 2025	Change
Cash, cash equivalents and restricted cash	$815,467	$1,009,503	$(194,036)
Total Current Assets	$922,794	$1,432,513	$(509,719)
Total Assets	$1,006,822	$1,550,044	$(543,222)
Total Current Liabilities	$1,142,083	$1,114,560	$27,523
Total Liabilities	$1,600,846	$1,589,597	$11,249

Our current assets decreased as of June 30, 2026, as compared to December 31, 2025, primarily due to us having less cash and cash equivalents after our deferred capital raise expenses, our continued nationwide expansion and related expenses, offset by slightly more other assets, consisting of property management deposits.

Our current liabilities increased as of June 30, 2026, as compared to December 31, 2025. This increase was primarily due to increases in accrued expenses along with slight increases in trust-account liabilities, accrued interest, accounts payable, and the line of credit, partially offset by lower current lease and debt balances, income tax payable and lower accrued liabilities.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of ($316,612) for the period ended June 30, 2026, as compared to net cash used in operating activities of ($39,003) for the period ended June 30, 2025. In 2026, the net cash used in operating activities consisted primarily of our net loss of ($400,470), adjusted by depreciation and amortization of $10,090, change in accrued interest on loans of $6,853, change in stock based compensation of $17,651, change in accounts receivable of $73,890, change in other current assets of ($52,806), change in accounts payable of $549, change in accrued liabilities of ($1,713), change in other current liabilities of $30,807, and change in operating lease liabilities of ($1,463). In 2025, the net cash used in operating activities consisted primarily of our net profit of $2,737, adjusted by depreciation and amortization of $10,089, change in accrued interest on loans of $6,199, change in stock based compensation of $18,160, change in accounts receivable of ($62,236), change in other current assets of ($29,103), change in an insurance receivable of $374,500, change in accounts payable of $33,152, change in accrued liabilities of ($2,359), change in a legal liability accrual of ($367,000), change in other current liabilities of ($22,623), and change in operating lease liabilities of ($519).

Investments

Our cash used in investing activities during the period ended June 30, 2026 was $0, compared to the cash provided by investing activities of $0, during the period ended June 30, 2025.

Financing

Our net cash provided by financing activities for the period ended June 30, 2026 was $122,576, compared to $358,252 for the period ended June 30, 2025. For the six months ended June 30, 2026, our net cash provided by financing activities consisted of repayments on auto loan of ($808), repayments on SBA loan of ($1,793), net borrowings on a line of credit of $2,230, offering costs of ($123,048), and cash from sales of common stock of $245,995. For the six months ended June 30, 2025, our net cash provided by financing activities consisted of repayments on auto loan of ($4,861), repayments on SBA loan of ($1,722), net borrowings on a line of credit of $4,835, and cash from sales of common stock of $360,000.

Results of Operations for Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their U.S. GAAP results. These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures. We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles, and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP.

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Adjusted EBITDA

We define Adjusted EBITDA as net income or loss adjusted for interest expense, income tax expense, depreciation and amortization, share-based non-cash compensation expense, dividend income, gain on sale of assets, gain on lease extinguishment, other one-time expenses, legal defense expenses, and discretionary charitable contributions. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance after adjusting for the items described below.

	Year Ended December 31,
Reconciliation of Adjusted EBITDA to net loss:	2025	2024
Net loss (GAAP)	$(336,769)	$(563,644)
Interest expense	33,237	29,711
Income tax expense	2,936	2,936
Depreciation and amortization	20,180	20,499
Share based non-cash compensation (1)	45,903	46,166
Dividend income	(24,263)	(1,722)
Gain on sale of assets	-	(7,733)
Gain on lease extinguishment	-	(1,065)
Other one-time expense (2)	25,642	-
Legal defense expenses (3)	6,180	62,582
Charitable contributions (4)	49,734	112,592
Adjusted EBITDA	$(177,220)	$(299,678)

____________

1 Share based compensation. Vested stock to staff and real estate professionals.

2 Employee retention tax credit (ERTC) refund tax due for prior year.

3 Legal defense expenses for claims in 2024 and 2025.

4 Discretionary charitable contributions.

Summary of Results of Operations

	Year Ended December 31,
	2025	2024
Revenue	$7,433,106	$7,127,922

Cost of sales	6,431,907	6,139,251

Gross profit	1,001,199	988,671

Operating expenses:

General and administrative	1,300,416	1,530,188
Total operating expenses	1,300,416	1,530,188

Operating loss	(299,217)	(541,517)

Other expense
Total other expense	(34,616)	(19,191)
Net loss before income tax	(333,833)	(560,708)
Income tax expense	2,936	2,936
Net loss	$(336,769)	$(563,644)

Revenue

Our revenue increased by $305,184 from $7,127,922 to $7,433,106, from the year ended December 31, 2024 compared to the year ended December 31, 2025. Our increase in revenue was largely due to higher residential transaction volume, largely a result of slightly more inventory and more favorable interest rates. We expect our revenues will grow in periods when there is property price expansion and decrease in periods of recession.

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Cost of Sales

Our cost of sales increased by $292,656 from $6,139,251 to $6,431,907, from the year ended December 31, 2024 compared to the year ended December 31, 2025. The increase in cost of sales was largely due to increases in payments to real estate agents, transaction coordinators, referral fees, and property management fees paid. We expect our cost of sales will grow in periods when there is property price expansion and decrease in periods of recession. The rise in our cost of sales is consistent with our revenue growth.

Gross Profit

Our gross profit increased by $12,528 from $988,671 to $1,001,199 from the year ended December 31, 2024 compared to the year ended December 31, 2025. Our increase in gross profit was largely due to an increase in revenues year over year. We expect our gross profit will grow in periods when there is property price expansion and decrease in periods of recession.

General and Administrative Expenses

General and administrative expenses decreased by $229,772 from $1,530,188 for the year ended December 31, 2024 to $1,300,416 for the year ended December 31, 2025, primarily due to minimizing the costs and fees associated with our nationwide expansion and eliminating costs that are not essential support services needed by our real estate associates. We expect to have an increase of costs related to expansion and additional real estate associates at times of expansion.

Operating Loss

Our operating loss decreased by $242,300 from $541,517 to $299,217 from the year ended December 31, 2024 compared to the year ended December 31, 2025. Our lower general and administrative expenses led to the decrease in our operating loss.

Other Income (Expense)

We had other expense of ($19,191) for the year ended December 31, 2024, and other expense of ($34,616) for the year ended December 31, 2025. For the year ended 2024 our other expense related to interest expense of ($29,711), dividend income of $1,722, gain on lease extinguishment of $1,065, and the gain on sale of $7,733 from the sale of equipment. For the period in 2025 our other expense related to interest expense of ($33,237), dividend income of $24,263, and ($25,642) tax expense on 2023 ERC credit refund.

Net Loss

Our net loss decreased by $226,875 from $563,644 to $336,769 from the year ended December 31, 2024 compared to the year ended December 31, 2025. Our lower general and administrative expenses led to the decrease in our operating loss.

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Liquidity and Capital Resources for Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

We anticipate that our core operations, which are those related to our current residential and commercial brokerage, property management and lending services, can be funded through the income and cash flow generated by those services. Although we are currently able to fund our core operations through the revenue generated from those operations, there is no guarantee we will be able to do so in the future. Additionally, in order to cover our expenses related to our prospective plans to become a publicly traded company and to develop a real estate investment trust (REIT) business segment, we will need to raise substantial funds through offerings of our securities, likely through Regulation A offerings. As of December 31, 2025, we have $457,022 in unrestricted cash and cash equivalents and $446,162 in notes payable, of which approximately $300,000 is due to a related party. As noted in note 11, in August 2026, the Company reached an agreement with the lender and the maturity of the related party note was extended to June 29, 2030. The related party note has a due date of June 29, 2030. Therefore, based on the projected income and cash flow generated by our current residential and commercial brokerage, property management and lending services business, plus the cash we have on hand and our plans to offer securities, we anticipate having enough liquidity to fund our existing current residential and commercial brokerage, property management and lending services business for the next 12 months. We have no current commitments for capital expenditures and had no commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period through December 31, 2025. Currently, we use our capital resources to primarily fund operating costs and, when appropriate, to pay down debt or make charitable contributions. We plan to use any free cash flow, retained earnings, or proceeds from the sale of common stock to grow our existing brokerage services business by continuing to expand our service operations nationwide, and to grow our investment business by acquiring income producing properties for the REIT under development. In the event we are not successful in raising funds through the sale of our securities we may not be able to grow our existing brokerage services business and/or develop our prospective REIT business.

During the years ended December 31, 2025 and 2024, we generated negative cash flows from operations. Our cash, cash equivalents and restricted cash as of December 31, 2025 were $1,009,503, and our cash flow used in operations was $169,385 for the year then ended. Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2025 and December 31, 2024, respectively, are as follows:

	December 31, 2025	December 31, 2024	Change

Cash, cash equivalents and restricted cash	$1,009,503	$987,787	$21,716
Total current assets	$1,432,513	$1,422,221	$10,292
Total assets	$1,550,044	$1,602,662	$(52,618)
Total current liabilities	$1,114,560	$1,318,753	$(204,193)
Total liabilities	$1,589,597	$1,849,935	$(260,338)

Our current assets increased as of December 31, 2025, as compared to December 31, 2024, primarily due to unrestricted cash decreasing, while restricted cash, accounts receivable, deferred offering costs, and other current assets increased, offset by the elimination of the insurance receivable. The decrease in our total assets between the two periods is primarily related to the decreases in noncurrent assets exceeding the increase in current assets at December 31, 2025 compared to December 31, 2024.

Our current liabilities decreased as of December 31, 2025, as compared to December 31, 2024. This decrease was primarily due to an accrued legal liability.

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Sources and Uses of Cash

Operating Activities

We had net cash used in operating activities of $169,385 for the year ended December 31, 2025, as compared to net cash used in operating activities of $422,068 for the year ended December 31, 2024. In 2025, the net cash used in operating activities consisted primarily of our net loss of ($336,769), adjusted by depreciation and amortization of $20,180, stock based compensation of $45,903, change in accrued interest on loans of $13,028, change in accounts receivable of ($76,603), change in other current assets of ($2,374), change in an insurance receivable of $385,000, change in accounts payable of $41,224, change in accrued liabilities of $17,589, change in a legal liability accrual of ($385,000), change in other current liabilities of $109,845, and change in operating lease liabilities of ($1,408). In 2024, the net cash used in operating activities consisted primarily of our net loss of ($563,644), adjusted by depreciation and amortization of $20,499, gain on sale of property and equipment of ($7,733), change in stock based compensation of $46,166, change in accrued interest on loans of $11,182, change in accounts receivable of $21,155, change in other current assets of $3,735, change in an insurance receivable of ($385,000), change in accounts payable of $113,875, change in accrued liabilities of ($8,583), change in a legal liability accrual of $385,000, change in other current liabilities of ($58,273), gain on lease extinguishment of ($1,065), and change in operating lease liabilities of $618.

Investing Activities

Our cash used for investing activities during the year ended December 31, 2025 was $0, compared to $10,198 in cash provided by investing activities during the year ended December 31, 2024. For the year-ended 2025, no cash was used for investment activities. For the year-ended 2024, the cash provided from investment activities related to the net proceeds on the sale of property and equipment of $10,198.

Financing Activities

Our net cash provided by financing activities for the year ended December 31, 2025 was $191,101 compared to $884,856 for the year ended December 31, 2024. For the year ended December 31, 2025, our net cash provided by financing activities consisted of repayment on auto loan of ($9,819), repayment on a Small Business Administration (“SBA”) loan of ($3,482), net borrowings on a line of credit of $415, capital offering costs of ($301,215), and cash from sales of common stock of $505,202. For the year ended December 31, 2024, our net cash provided by financing activities consisted of repayment on auto loan of ($9,531), repayment on a Small Business Administration (“SBA”) loan of ($3,315), proceeds on related party note of $79,000, repayment on a line of credit of ($4,394), and cash from sales of common stock of $823,096.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as of December 31, 2025 and December 31, 2024.

Seasonal Cash Flow

Property sales in our real estate services business are seasonal. Our property management cash flow stays fixed year-round as long as we maintain our current management contracts. The majority of property sales occur between March and September each year. Cash flow is normally strong during these months and typically offers a surplus. During the season between October and December, sales traditionally slow down but the cash flow is adequate to cover fixed expenses and overhead. The low season is January to February and usually runs a deficit, which requires the use of capital reserves or credit lines to sustain payroll and fixed overhead costs during these months before the spring selling season begins.

Capital Expenditures

We have not made any major capital expenditures in 2025 and do not anticipate any near-term capital expenditures for our investing purposes in the next twelve months. However, if our Regulation A offerings to raise capital to invest in commercial real estate properties and develop a real estate investment trust are successful, we will have capital expenditures in the form of real estate acquisitions.

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Contractual Obligations

We have very few contractual obligations. We have two long-term leases on an extension with a two-year term that ends April 2028 and February 2027. The majority of our vendors, utilities and service providers are on month-to-month agreements; however, there are a few utilities and service providers that are on an annual contract that renews each year.

Debt

The Company has one Small Business Administration (“SBA”) loan with a carrying amount. of $139,430 as of December 31, 2025. The SBA loan is a 30-year loan at 3.75% interest. We may elect to pay this loan off in full or retain the loan. We also have a fluctuating line of credit for cash flow purposes with Wells Fargo Bank in the amount of $75,000 with a carrying amount of approximately $69,797 as of December 31, 2025. Investors should be aware that funds utilized for debt retirement from an offering of our securities will not be available to support our growth.

Related Party Note

Through December 31, 2025, the Company spent approximately $300,000 on the costs related to its Regulation A offerings, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. As noted in note 11, in August 2026, the Company reached an agreement with the lender and the maturity of the related party note was extended to June 29, 2030.

Controls and Procedures

With the participation of our Chief Executive Officer, management evaluated our disclosure controls and procedures as of December 31, 2025. Based on that evaluation, management concluded they were not effective due to the material weaknesses in internal control over financial reporting described below. Disclosure controls can provide only reasonable assurance and involve judgment. Notwithstanding these weaknesses, management concluded the financial statements included in this Form 1-K are fairly stated, in all material respects, in accordance with U.S. GAAP.

Management's Discussion of Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate Internal Control over Financial Reporting (ICFR). Using the COSO 2013 framework, management evaluated ICFR as of December 31, 2025—and, in connection with the audits of our financial statements for the years ended December 31, 2025 and 2024, identified material weaknesses. These principally relate to:

(i) limited accounting resources and segregation of duties constraints;

(ii) entity level control design and oversight gaps;

(iii) risk assessment and management review/activity level control deficiencies, including issues with the completeness and accuracy of information used in controls; and

(iv) weaknesses in IT general controls supporting financial reporting.

Regulation A (Tier 2) does not require a management report on ICFR or an auditor attestation; the discussion above is provided to summarize the identified material weaknesses, and no auditor attestation is provided. Management has begun remediation, including adding/outsourcing accounting expertise, formalizing policies and documentation, enhancing review and information technology controls, and improving segregation of duties.

Plan of Operations

Our plan is to continue to expand our service operations nationwide and execute our investment services business strategy. Below are the key milestones the Company is aiming toward. It is the opinion of our management that if we are successful in raising funds through the sale of equity, the proceeds from our Regulation CF and Regulation A offerings are expected to satisfy our need for liquidity and cash requirements for the next 12 months and put us in a position to grow our business in accordance with our business plan, outlined below:

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Investment Division Milestones:

1.	Milestone 1: Formation of a Real Estate Investment Trust (REIT) and Hire Key Personnel

Continue the formation of a REIT and hire investment managers to supervise and oversee the portfolio of commercial real estate assets and partnership interests that we plan to acquire with the proceeds of this offering.

2.	Milestone 2: Acquire Commercial Real Estate Assets and Invest with Partner Operators

Identify and acquire discounted commercial real estate assets and partnership interests producing income.

3.	Milestone 3: Ongoing Growth through Strategic Acquisitions and Partnership Investments

Continue to grow the portfolio of assets through strategic acquisitions and Partner Operator investments.

Service Division Milestones:

1.	Milestone 1: Continued Expansion Nationwide and International Research and Development

Continue to expand our services operations nationwide and explore international countries that meet our target market requirements and that will adopt our business model.

2.	Milestone 2: Continued Training of our Existing Members and Mentorship for New Members

Ongoing training utilizing our proprietary method “7 Steps to Powerful Paychecks” in all markets we serve and mentorship for new members graduating colleges and universities nationwide.

3.	Milestone 3: Appoint Regional and State Supervisors Domestically and Prepare for International Launch

Continue to recruit, hire and appoint operational managers to supervise and oversee the service-related members that join our Company.

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ITEM 10 DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table lists the current Directors and Executive Officers of the Company. Our plan is to add other top-level positions in the future that will help the company grow.

Directors, Executive Officers and Significant Employees/Consultants

Name [1]	Position	Age	Term of Office[2]	Approximate Hours Per Week
Andrew Arroyo	Chairman of the Board, CEO, President, Director	49	1/1/2004	40
Nick Bonner [3]	Investment Director	43	3/1/2024	30
Clark Anctil	Treasurer, Financial Director	62	10/1/2017	30
Tiffany Mohler	Secretary, Administration Director	44	6/1/2017	30

__________

1 All addresses shall be considered 12636 High Bluff Dr. Suite 400, San Diego, CA 92130.

2 Includes time worked with AARE-CA prior to the merger with AARE-DE.

3 Mr. Bonner is an independent contractor of AARE.

Directors

Our Board of Directors is currently composed of one director, Andrew Michael Arroyo. If we are successful in raising funds through the sale of equity, our plan is that we will expand our Board of Directors to three to seven members.

Executive Officers

Chairman of the Board, President, Director and Chief Executive Officer

Andrew Michael Arroyo is our Chairman of the Board of Directors, President and Chief Executive Officer. He is personally licensed as a managing broker in 24 states and the District of Columbia and has been a part of more than a billion dollars in real estate transactions in his 26-year career in the real estate industry. As CEO, Mr. Arroyo is responsible for representing the best interests of the Company and its shareholders. He is responsible for creating and implementing strategies to grow the business and brand by developing business relationships and alliances, pursuing corporate opportunities, as well as assisting with oversight and management of the day-to-day operations. During the last five years, Mr. Arroyo has served as CEO of AARE from 2004 to present, Managing Member of Andrew Arroyo Investments, LLC from 2010 to present, Managing Member of Neighborhood Investment Network, LLC from 2016 to present and Director of Eye of a Needle Foundation Inc. from 2012 to present.

Investment Director

Nick Bonner has worked in commercial real estate since 2004 operating in the roles of loan production, investor, asset manager, and broker, including 16 years at CBRE. In his brokerage career alone, he has completed over 1,000 lease and sale transactions of more than 4.5M square feet for a total consideration of nearly $900M. He has regularly advised sophisticated institutional owners, such as Equity Office Properties and Kilroy Realty, on complex transactions as well as overall asset strategy on properties valued in upwards of $250M. In his investment career, he has completed over three dozen deals in a broad range of areas with a focus in real estate. He is well known as a thought leader in faith driven real estate investing, has published white papers, and is regularly sought out as a speaker on the topic. Mr. Bonner is also a founding board member of the Pinetops Foundation where he has managed the investments for a sizable portfolio and deployed over 500 grants in the last 13 years. He has also volunteered on various nonprofit boards in the microfinance space as well as with his church elder board for 10 years. Nick founded Open Doors, a mission driven commercial real estate syndicate specifically designed to lower the real estate barriers for churches and he is delighted to employ his God-given knowledge, skill set, and extensive network for AARE in order to carry out the vision for the REIT. Above all, Nick is known for his integrity and dependability, and he is grateful to be able to leverage his diverse background for good. During the last five years, Mr. Bonner has served as Investment Director of AARE since 2024 as an independent contractor, First Vice president of CBRE, a real estate firm, from 2008 to 2024, Managing Member of Open Doors Centers, LLC from 2019 to present and Director of The Pinetops Foundation from 2011 to present.

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Treasurer, Financial & Operations Director

Clark Anctil is a seasoned financial executive with a broad range of experience with positions in financial reporting, general management, operations and supply chain management, covering responsibilities of product costing, material and resource planning, procurement and sourcing, HR training and development, information systems, twin plant operations, "Just in Time” manufacturing, "lean systems”, and facility design and engineering. During his career, he has mentored staff and trained teams in achieving results and effective management with a focus on knowledge acquisition, understanding and proactive execution in a lean environment. This approach led him to develop and deploy software to support business growth covering material, labor and resource planning, operational cost tracking, throughput management and production control. In addition to his corporate career, he has been a top producing real estate professional since 2010 and licensed loan originator since 2020, and currently holds a broker’s license in the state of California. He joined AARE as a sales agent in 2017 and has worked closely with the founder of AARE throughout the years. Clark has a heart to mentor and train other employees how to grow a business with the stakeholder’s interest in mind. His depth of experience and hands-on approach provide a unique skill set and make him a valuable member of the AARE financial and operations team. During the last five years, Mr. Anctil has served as Financial and Operations Director of AARE from 2023 to present, Loan Originator of Merchants Home Lending Inc. from 2020 to 2025 and CEO of CSD Equity Group, Inc from 2012 to present.

Secretary, Administration Director

Tiffany Mohler holds a degree in Business Administration from San Diego State University, and her education has served her well. As the Administration Director, Mrs. Mohler is in charge of compliance and risk management and handles setup and training for all managing brokers, agents and property managers nationwide. Her leadership qualities and peacemaking nature make her a natural for dealing with diverse personalities and situations. Mrs. Mohler has been involved in real estate administration since 2002. In 2008, she became a licensed administrator. In 2013, she joined AARE. She grew within the organization to become a leader and ultimately to become a full-time employee in 2017 by accepting the role of designated broker in California and the nationwide role of Administration Director. During the last five years, Mrs. Mohler has served as Administration Director of AARE from 2017 to present.

There are no arrangements or understandings between our executive officers and directors and any other persons pursuant to which the executive officer or director was selected to act as such. There are no family relationships between our executive officers.

ITEM 11 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following is a discussion and analysis of compensation arrangements of our named Directors and Executive Officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Compensation Committee, who will be appointed by our Board, will be responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our Executive Officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

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The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2025 and 2024 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Andrew Michael Arroyo,	2025	135,000	-0-	1,027	-0-	-0-	-0-	-0-		136,027
CEO	2024	135,000	-0-	1,327	-0-	-0-	-0-	-0-		136,327
Clark Anctil, Treasurer,	2025	-0-	-0-	2,186	-0-	-0-	-0-	137,910	(2)	140,096	(2)
Financial Director (1)	2024	-0-	-0-	2,041	-0-	-0-	-0-	126,312	(2)	128,353	(2)
Tiffany Mohler, Secretary,	2025	78,455	-0-	758	-0-	-0-	-0-	13,500		92,713
VP Administration	2024	84,398	-0-	1,003	-0-	-0-	-0-	19,250		104,651

____________

(1)

Mr. Anctil was appointed to the position of Financial Director on June 1, 2022 and was appointed to the position of Treasurer on December 5th, 2023. On September 10, 2026 the Company signed an employment agreement with Mr. Anctil appointing him as the Principal Financial Officer and the Principal Accounting Officer, in addition to his existing role as the Treasurer and Financial Director.

(2)	All amounts were paid for consulting fees and real estate commissions.

The following table sets forth director compensation for 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrew Michael Arroyo	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Anticipated Executive Compensation Following this Offering

Following this Offering, Board of Directors will determine the appropriate compensation plans and programs for our executives. Our Board of Directors will review and evaluate our executive compensation plans and programs to ensure they are aligned with our compensation philosophy. In addition, our Board of Directors may retain its own compensation consultant to advise it in its compensation planning decisions.

We expect revised compensation plans and arrangements for our named Executive Officers that will generally become effective upon completion of this Offering to consist generally of an annual base salary, a short-term annual incentive component, a long-term incentive (equity awards) component, and health and retirement benefits component.

We have established an equity compensation plan for our management, real estate brokers, agents, managers, loan officers, advisors, consultants and other employees.

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Agreements with our Named Executive Officers

Our current employment agreements provide for an hourly wage or an annual salary, potential bonus based on performance, participation in a 401(k) plan through Safe Harbor, and 10 days (or two weeks) paid vacation time after the vesting period is complete.

We sponsor a defined contribution 401(k) plan covering substantially all qualified employees whereby participating employees may elect to defer a portion of their salary. For eligible employees, we provide a contribution equal to 100% of the eligible employees’ contribution up to the first 3% of their eligible pay in compliance with Safe Harbor. Expenses for contributions to the plan during the year ended December 31, 2025, was approximately $10,644.

No other matching contributions were made during the year ended December 31, 2025.

If we are successful in raising substantial funds through the sales of our equity, we plan to revise our employment agreements to provide for an annual salary, potential bonus based on performance, equity grant (based on grant date fair market value) in stock options, restricted stock or other form of equity award as determined by the Board of Directors. We expect these awards will be granted under the 2023 Plan. Each executive will also receive employee benefits made available to our other employees, including, without limitation, participation in any 401(k) plan, 10 days (or two weeks) paid vacation time, prorated based on actual hours worked, and a monthly contribution towards a health plan.

After the consummation of this Offering, we will revise our employment agreements to provide for an annual salary, potential bonus based on performance, equity grant (based on grant date fair market value) in stock options, restricted stock or other form of equity award as determined by the Board of Directors. We expect these awards will be granted under the 2023 Plan. Each executive will also receive employee benefits made available to our other employees, including, without limitation, participation in any 401(k) plan, 10 days (or two weeks) paid vacation time and a monthly contribution towards a health plan.

All related party transactions described in this section occurred prior to adoption of this policy and, as such, these transactions were not subject to the approval and review procedures set forth in the policy.

ITEM 12 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth, as of July 30, 2026, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 10% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group. As of the filing date, no officers, directors, or 5% shareholders owned any Class A or Class C common stock.

Class B Common Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares	Percent of Class	Percent of Total Voting Rights(4)

Andrew Michael Arroyo (2)(3)	CEO, Chairman and sole member of Board of Directors	5,555,866	76.03%	11.74%

Clark Anctil (2)(3)	Treasurer and Financial Director	21,825	<1%	<1%

Tiffany Mohler (2)(3)	Secretary and Administration Director	18,436	<1%	<1%

Nick Bonner (2)(3)	Investment Director	50,000	<1%	<1%

All Officers and Directors as a Group (4 persons)		5,646,127	77.26%	11.93%

_____________________

(1)

As of August 31, 2026 there were 7,307,647 shares of Class B common stock outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates an officer and/or Director of the Company.

(3)	Unless indicated otherwise, the address of the shareholder is Andrew Arroyo Real Estate Inc., 12636 High Bluff Drive, Suite 400, San Diego, CA 92130.

(4)

Calculated based on the total votes currently outstanding (does not include votes from shares underlying promissory notes, options or warrants). As of August 31, 2026, there was a total of 47,307,647 votes outstanding, consisting of 7,307,647 votes from common stockholders and 40,000,000 votes from Series A Preferred Stockholders.

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Series A Preferred Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares	Percent of Class	Percent of Total Voting Rights(4)

Andrew Michael Arroyo (2)(3)	CEO, Chairman and sole member of Board of Directors	4,000,000	100.0%	84.55%

Clark Anctil (2)(3)	Treasurer and Financial Director	-0-	0%	0%

Tiffany Mohler (2)(3)	Secretary and Administration Director	-0-	0%	0%

Nick Bonner (2)(3)	Investment Director	-0-	0%	0%

All Officers and Directors as a Group (4 persons)		4,000,000	100.0%	84.55%

________________

(1)

As of August 31, 2026 there were 4,000,000 shares of Series A Preferred Stock outstanding (each share has ten (10) votes on all matters presented to the common stockholders for a vote, and converts into one (1) share of Class C common stock). Shares of preferred stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates an officer and/or director of the Company.

(3)	Unless indicated otherwise, the address of the shareholder is Andrew Arroyo Real Estate Inc., 12636 High Bluff Drive, Suite 400, San Diego, CA 92130.

(4)

Calculated based on the total votes currently outstanding (does not include votes from shares underlying promissory notes, options or warrants). As of August 31, 2026, there was a total of 47,307,647 votes outstanding, consisting of 7,307,647 votes from common stockholders and 40,000,000 votes from Series A Preferred Stock holders.

Transactions with Related Persons, Promoters and Certain Control Persons; Corporate Governance

Through June 30, 2026, we spent approximately $300,000 on the costs related to our previous Regulation A offering, which was loaned to the Company by our CEO, and any additional funds that we are required to spend shall also be paid by our CEO and reimbursed from the proceeds of our ongoing Regulation A offering. The terms of the promissory note are interest payable on the unpaid principal at the interest rate of 4% per annum. Principal and interest were initially set to be paid beginning February 1, 2022. In January 2023, all payments were deferred, without penalty, until the end of the repayment period which is June 29, 2027 (which was extended to June 29, 2030 in August 2026 by written agreement).

Mr. Anctil, our Financial Director and Treasurer, acts as a real estate professional for the Company and receives consulting fees and real estate commissions for these services.

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Our Board will adopt a written related person transaction policy, to be effective upon the closing of our ongoing Regulation A offering setting forth the policies and procedures for the review and approval or ratification of related person transactions, which will generally include transactions involving the Company and our Directors, Executive Officers, nominees for director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. This policy will provide that transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

All related party transactions described in this section occurred prior to adoption of this policy and, as such, these transactions were not subject to the approval and review procedures set forth in the policy.

ITEM 13 INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Our Board will adopt a written related person transaction policy, to be effective upon the closing of this Offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions, which will generally include transactions involving the Company and our Directors, Executive Officers, nominees for director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. This policy will provide that transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Currently, we do not have any independent members of our Board of Directors, as our sole Board members is our CEO, Andrew Arroyo. Prior to the election to become a real estate investment trust (“REIT”) a board of directors will be appointed that will be re-elected based on investors vote per IRS guidelines.

Our CEO, Andrew Arroyo, is also the Managing Member of Andrew Arroyo Investments, LLC a related party who is a principal in the transaction of the Investment Management Agreement with our Company. Under the Investment Management Agreement, a registered investment advisor provides capital allocation services and advice on where to invest funds under management. In exchange for capital allocation services and advice, management and performance fees and any other fees per the Investment Management Agreement that are required to be paid to a licensed registered investment advisor will be paid to Andrew Arroyo Investments, LLC.

Relaxed Ongoing Reporting Requirements

Once this Form 1-A is qualified by the SEC we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section A of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Section B of Article VII of our Articles of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought by us, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Notwithstanding the above, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce the provisions in our Articles of Incorporation since investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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Section B of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article IX of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 14 SECURITIES BEING OFFERED

On September 24, 2025, we effected a 2-for-1 forward split of our outstanding shares of preferred and common stock (the “Stock Split”) via the filing of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. No fractional shares of the Company’s common or preferred stock will be issued as a result of the Stock Split. Any fractional shares resulting from the Stock Split will be rounded up to the nearest whole share. Unless otherwise noted the share and per share information in this Form 1-A reflects the Stock Split.

Following the Stock Split and recently closed Regulation CF offering, the Company has 7,409,531 shares of common stock outstanding and 4,000,000 shares of preferred stock outstanding, as discussed herein. All share and per share information in this Form 1-A have been retroactively adjusted for all periods presented, unless otherwise indicated, to give effect to the Stock Split, including the financial statements and notes thereto.

Our Articles of Incorporation, as amended and restated, authorize us to issue up to 85,000,000 shares of common stock in three shares classes (Common Stock A, Common Stock B and Common Stock C), par $0.0005, and 15,000,000 shares of preferred stock (Series A Convertible Preferred), par $0.0005, all authorized by amendment dated September 24, 2025. Common Stock A issued and outstanding was 101,884 shares as of June 30, 2026 and 17,320 as of December 31, 2025. Common Stock B issued and outstanding was 7,307,647 as of June 30, 2026 and 7,243,805 shares as of December 31, 2025. Common Stock C issued and outstanding was 0 shares as of June 30, 2026 and December 31, 2025. Series A Convertible Preferred Stock was 4,000,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025. The Series A Convertible Preferred Stock has dividend rights equal to common on an as converted basis, 1-for-1 conversion to common after 12 months, ten votes per share, liquidation preference of $0.0005 per share, and customary protective provisions.

The 101,884 shares of Class A Common Stock issued and outstanding are held by fifty two (52) stockholders. The 7,307,647 shares of Class B Common Stock issued and outstanding are held by two hundred seventy one (271) stockholders. The 4,000,000 shares of Preferred Stock issued and outstanding are held by one (1) stockholder, Mr. Andrew Arroyo, one of our executive officers and our sole Director. When certain conditions outlined in the Preferred Stock section below are met, the 4,000,000 shares of Preferred Stock owned by Andrew Michael Arroyo may need to be converted to Class C Common Stock. Shares of our Class A Common Stock are non-voting.

The following description of our capital stock is subject to and qualified in its entirety by our Articles of Incorporation and Corporate Bylaws and by the provisions of applicable Delaware Law. Copies of these documents are filed as exhibits to this Offering Circular. The Company is not offering any shares of Preferred Stock in this Offering.

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors, without action by the stockholders, to designate and issue up to 15,000,000 shares of the Company’s Preferred Stock, par value $0.0005, in one or more series. Our Board of Directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors is able to authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Preferred Stock; diluting the voting power of our Preferred Stock; impairing the liquidation rights of our Preferred Stock; or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our Preferred Stock. Currently, we have one series of preferred stock designated, which is our Series A Convertible Preferred Stock. This series of preferred stock converts at 1-to-1 into Class C Common Stock and has ten (10) votes per share on all matters properly brought to our shareholders for a vote. Before the REIT election with the IRS is initiated, the Board of Directors may need to adjust or eliminate the Preferred Stock class and the current shareholder who owns the Preferred Stock, Andrew Michael Arroyo, may need to convert some or all the Series A Convertible Preferred Stock into Class C Common Stock at 1-to-1. Management’s projections of when the Company would qualify to become a REIT per the IRS guidelines are based on the following conditions: (1) once 15,000,000 or more shares have been sold through this offering or subsequent offerings and (2) once the taxable REIT subsidiary (“TRS”) of the Company’s brokerage operations has been completed (if necessary, per IRS guidelines) and (3) once all the REIT requirements outlined in the IRS guidelines have been met. Once these conditions have been met or completed, some or all of the Preferred Stock may need to be converted into Class C Common Stock.

Common Stock

Our Articles of Incorporation authorize our Board of Directors, without action by the stockholders, to designate and issue up to 70,000,000 shares of the Company’s Class A Common Stock, par value $0.0005 per share, 10,000,000 shares of the Company’s Class B Common Stock, par value $0.0005 per share and 5,000,000 shares of the Company’s Class C Common Stock, par value $0.0005 per share. The shares of the Company’s Class A Common Stock are non-voting. Our Board of Directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors is able to authorize the issuance of Common Stock with voting or conversion rights that could adversely affect the voting power or other rights of the other holders of our Common Stock. The issuance of Common Stock, while providing flexibility in connection with corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Common Stock; diluting the voting power of our Common Stock; impairing the liquidation rights of our Common Stock; or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our Common Stock.

77

The following is a summary of the material provisions governing the issuance of the Company’s Shares in this Offering:

•

The Company and Selling Stockholders are offering a maximum of 18,500,000 Shares of Class A Common Stock, composed of 13,500,000 shares to be offered by the Company and 1,500,000 shares by the Selling Stockholders directly for cash consideration, and a maximum of 3,500,000 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, for total consideration up to $71,440,000, of which $57,000,000 is cash consideration.

•	The stated or par value of each share of Class A Common Stock being offered is $0.0005.
•	The offering price per each Class A Common Stock share is $3.80.
•

Shares of Class A Common Stock are non-voting. As a result, investors holding shares of Class A Common Stock will not have the ability to vote on the Company’s Board of Directors nor have the ability to vote to appoint any of the Company’s Officers.

•	The Shares of Class A Common Stock being offered are equal in all respects except voting rights.

Voting Rights

There are multiple classes of Common Stock and one series of Preferred Stock each having their own voting rights. Class A Common Stock is non-voting and shall not be entitled to vote on any company matter. Each share of Class B Common Stock entitles the holder to 1 vote, either in person or by proxy, at meetings of shareholders on all matters submitted to a vote of the Stockholders. Each share of Class C Common Stock entitles the holder to 10 votes, either in person or by proxy, at meetings of shareholders on all matters submitted to a vote of the Stockholders. Shareholders eligible to vote may take action by written consent. All of the Series A Convertible Preferred Stock may be converted to Class C Common Stock.

Dividend Policy

Once the tax election to become a real estate investment trust (REIT) is complete, the Company will begin to pay a dividend of at least 90% of its earnings per the required IRS guidelines. We currently retain all available funds and any future earnings to support our operations and finance the growth and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. As a result, you will likely need to sell your Common Stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. Payment of cash dividends, if any, in the future will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

Dividend Rights

Shareholders are only entitled to distributions or dividends proportionate to their shares of Common Stock when and if declared by our Board of Directors out of funds legally available and after payment of dividends to any holders of our Preferred Shares. To date we have not given any such distributions or dividends. Future distribution policies are subject to the discretion of our Board of Directors and will depend upon a number of factors, including among other things, our ability to become classified with the IRS as a real estate investment trust (REIT), our capital requirements and financial condition.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of the Company, the assets legally available for distribution to the holders of Common Stock will be distributed ratably among the shareholders in proportion to their holdings of Common Stock and after giving preference to holders of our Preferred Stock and liquidation of any and all liabilities.

Liability to Further Calls or Assessment

The Common Stock has no liability to further calls or assessments by the Company.

Fully Paid and Non-assessable

All outstanding shares of our Common Stock are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of this Offering will be fully paid and non-assessable.

Registration Rights

Upon the completion of this Offering, we may register for sale under the Securities Act shares of our Common Stock, but we are under no obligation to do so under the terms of the Offering. Subject to certain conditions and limitations, we may provide customary demand, piggyback and shelf registration rights to holders of purchasers Common Stock in future offerings.

78

ITEM 15 FINANCIAL STATEMENTS

Index to Financial Statements

June 30, 2026 and 2025 Financial Statements

2025 and 2024 Year End Financial Statements

F-1

ANDREW ARROYO REAL ESTATE, INC.

CONDENSED BALANCE SHEETS

June 30, 2026 and December 31, 2025

(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$260,394	$457,022
Restricted cash	555,073	552,481
Accounts receivable, net	43,341	117,231
Deferred offering costs	-	294,599
Other current assets	63,986	11,180
Total current assets	922,794	1,432,513
Property and equipment, net	25,699	33,970
Right of use asset	55,903	79,316
Intangible asset, net	2,426	4,245
TOTAL ASSETS	$1,006,822	$1,550,044

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$261,185	$260,636
Accrued liabilities	100,951	102,664
Accrued interest	43,579	36,726
Other current liabilities	619,470	588,663
Current portion of notes payable	3,673	4,413
Current portion of operating lease liabilities	41,198	51,661
Lines of credit	72,027	69,797
Total current liabilities	1,142,083	1,114,560

Long term liabilities
Notes payable, net of current portion, including related party amounts of $305,924	439,888	441,749
Long term operating lease liabilities, net of current portion	18,875	33,288
Total long term liabilities	458,763	475,037

Total Liabilities	1,600,846	1,589,597

Commitments and Contingencies (See note 10)	-	-

Equity (Deficit)

Common Stock A, $.0005 par value; 70,000,000 shares authorized, 101,884 issued and outstanding as of June 30, 2026 and 17,320 shares issued and outstanding as of December 31, 2025.	50	8
Common Stock B, $.0005 par value; 10,000,000 shares authorized, 7,307,647 issued and outstanding as of June 30, 2026 and 7,243,805 issued and outstanding as of December 31, 2025.	3,649	3,617
Common Stock C, $.0005 par value; 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025.	-	-
Series A Convertible Preferred Stock with liquidation preference, $.0005 par value; 15,000,000 shares authorized, 4,000,000 issued and outstanding as of June 30, 2026 and December 31, 2025.	2,000	2,000
Additional paid-in capital	2,275,854	2,429,929
Accumulated deficit	(2,875,577)	(2,475,107)

Total stockholders’ equity (deficit)	(594,024)	(39,553)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,006,822	$1,550,044

See accompanying notes to the financial statements.

F-2

ANDREW ARROYO REAL ESTATE, INC.

CONDENSED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2026 and 2025

(unaudited)

	2026	2025

Revenues	$3,551,395	$4,055,179

Cost of sales	3,049,385	3,498,621

Gross profit	502,010	556,558

General and administrative expenses	868,424	551,060

(Loss) income from operations	(366,414)	5,498

Other income (loss)	(34,056)	(2,761)

Income (loss) before income tax expense	(400,470)	2,737

Income tax expense	-	-

Net (loss) income	$(400,470)	$2,737

(Loss) earnings per share (basic)	$(0.05)	$0.00
(Loss) earnings per share (diluted)	(0.05)	0.00

Weighted-average number of common shares outstanding used in computing per share amounts, basic	7,363,962	6,990,530
Weighted-average number of common shares outstanding used in computing per share amounts, diluted	7,363,962	10,990,530

See accompanying notes to the financial statements.

F-3

ANDREW ARROYO REAL ESTATE, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

Six Months Ended June 30, 2026 and 2025 (unaudited)

	Class B	Class B	Class A	Class A	Series A	Series A			Total
	Common Stock	Common	Common	Common	Preferred	Preferred	Additional		Stockholders’
	Shares	Stock	Stock	Stock	Stock Shares	Stock	Paid-in	Accumulated	Equity
	Issued	Par	Issued	Par	Issued	Par	Capital	Deficit	(Deficit)
Balance - December 31, 2024	6,887,132	$3,440	-	-	4,000,000	$2,000	$1,885,625	$(2,138,338)	$(247,273)
Stock issued for cash	144,000	72	-	-	-	-	359,928	-	360,000
Stock based compensation	62,796	31	-	-	-	-	18,129	-	18,160
Net income	-	-	-	-	-	-	-	2,737	2,737

Balance – June 30, 2025	7,093,928	$3,543	-	-	4,000,000	$2,000	$2,263,682	$(2,135,601)	$133,624

Balance - December 31, 2025	7,243,805	$3,617	17,320	8	4,000,000	$2,000	2,429,929	(2,475,107)	(39,553)
Stock issued for cash	-	-	84,564	42	-	-	245,953	-	245,995
Stock based compensation	63,842	$32	-	-	-	-	17,619	-	17,651
Offering costs	-	-	-	-	-	-	(417,647)	-	(417,647)
Net loss	-	-	-	-	-	-	-	(400,470)	(400,470)

Balance - June 30, 2026	7,307,647	$3,649	101,884	$50	4,000,000	$2,000	$2,275,854	$(2,875,577)	$(594,024)

See accompanying notes to the financial statements.

F-4

ANDREW ARROYO REAL ESTATE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2026 and 2025

(unaudited)

	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss)	$(400,470)	$2,737
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,090	10,089
Stock based compensation	17,651	18,160
Accrued interest	6,853	6,199
Changes in assets and liabilities:
Accounts receivable	73,890	(62,236)
Other current assets	(52,806)	(29,103)
Insurance receivable	-	374,500
Accounts payable	549	33,152
Accrued liabilities	(1,713)	(2,359)
Accrued legal liability	-	(367,000)
Other current liabilities	30,807	(22,623)
Change in operating leases	(1,463)	(519)

Net cash used in operating activities	(316,612)	(39,003)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash flows provided by investing activities:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on vehicle loan	(808)	(4,861)
Repayment on SBA Loan	(1,793)	(1,722)
Payment of deferred offering costs	(123,048)	-
Net borrowings (repayment) on lines of credit	2,230	4,835

Proceeds from sales of common stock	245,995	360,000

Net cash provided by financing activities:	122,576	358,252

Net increase (decrease) in cash and cash equivalents and restricted cash	(194,036)	319,249

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	1,009,503	987,787
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$815,467	$1,307,036

Supplemental noncash financing activities
Deferred offering costs charged to additional paid-in capital	$417,647	$-

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes	$4,572	$-
Interest	$9,266	$8,968

See accompanying notes to the financial statements.

F-5

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the “Company”) was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is “AARE”. The Company was formed to conduct real estate brokerage services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company’s year-end is December 31.

Capital Stock

Authorized capital is 85,000,000 shares of common stock in three share classes (Common Stock A, Common Stock B and Common Stock C), par $0.0005, and 15,000,000 shares of preferred stock (Series A Convertible Preferred), par $0.0005, all authorized by amendment dated September 24, 2025. Common Stock A issued and outstanding was 101,884 shares as of June 30, 2026 and 17,320 as of December 31, 2025. Common Stock B issued and outstanding was 7,307,647 as of June 30, 2026 and 7,243,805 shares as of December 31, 2025. Common Stock C issued and outstanding was 0 shares as of June 30, 2026 and December 31, 2025. Series A Convertible Preferred Stock was 4,000,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025. The Series A Convertible Preferred Stock has dividend rights equal to common on an as converted basis, 1-for-1 conversion to common after 12 months, ten votes per share, liquidation preference of $0.0005 per share, and customary protective provisions. The series is classified in permanent equity under ASC 480-10-S99-3A. The Series A Convertible Preferred is convertible into up to 4,000,000 shares of Class C common stock. No dividends were declared or paid during the periods ended June 30, 2026 and 2025.

On September 24, 2025, the Company executed a two-for-one stock split of our common stock. All share, equity award, and per share amounts presented herein have been retroactively adjusted to reflect the stock split.

From January 1, 2026 to June 30, 2026 the Company issued 84,564 new Class A shares through its Regulation CF financing in a range from $2.80-$3.50 per share, and issued 63,842 new Class B vested shares through its equity incentive plan at an average grant price of $0.28. From January 1, 2025 to June 30, 2025, the Company issued 144,000 new Class B shares through its Regulation A financing at $2.50 per share and issued 62,796 new Class B vested shares through its equity incentive plan at an average grant price of $0.2892.

Management’s Plans

Management has evaluated whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern for the one-year period after the date these financial statements are issued (the assessment period) in accordance with ASC 205-40.

As of June 30, 2026, the Company had $260,394 in unrestricted cash and cash equivalents and $443,561 in notes payable, of which $305,924 is due to a related party. The Company reported net profits (losses) in the amount of ($400,470) and $2,737 during the periods ended June 30, 2026, and 2025, respectively, and had a net stockholders’ deficit as of June 30, 2026 in the amount of ($594,024). In addition, the Company’s ability to execute its business plan is dependent, in part, on its ability to raise additional financing. These conditions and events raised substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to alleviate the substantial doubt include the Company’s projected income and cash flow generated by its current residential and commercial brokerage, property management and lending services business, the cash the Company has on hand, the availability of existing lines of credit, and its plans to raise additional capital through equity offerings, including proceeds from Regulation A and Regulation CF offerings. In addition, as noted in Note 11, in August 2026, the Company reached an agreement with the lender to extend the maturity of the related party note to June 29, 2030. Management believes it is probable that these plans will be effectively implemented and will generate sufficient liquidity to satisfy the Company’s obligations as they become due during the assessment period. Accordingly, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

Basis of presentation

These condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These financial statements have been prepared on the same basis as the annual financial statements and there have been no material changes to the accounting policies discussed in Note 1 included in the Annual Report on Form 1-K for the fiscal year ended December 31, 2025, filed with the SEC on August 27, 2026.

F-6

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

In the opinion of our management, the information in these financial statements reflects all adjustments, all of which are of a normal and recurring nature necessary for a fair statement of the financial position and results of operations for the reported interim periods. We consider events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period.

Management’s Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

401(k) Plan

For the six months ended June 30, 2026 and June 30, 2025, the Company’s total contributions to the Plan, including matching and discretionary contributions, were $11,306 and $5,371, respectively.

Correction of Previously Reported 401(k) Plan Contribution Disclosure

In preparing the Company’s condensed financial statements for the six months ended June 30, 2026, the Company identified an error in the 401(k) plan contribution amount disclosed in Note 1 to its previously issued condensed financial statements for the six months ended June 30, 2025. The Company previously reported total contributions to the Plan of $20,500 for that period. The correct amount was $5,371.

The error was limited to the amount presented in the 401(k) plan footnote and did not affect the Company’s previously reported financial position, results of operations, stockholders’ equity, cash flows, or earnings per share. The comparative disclosure has been corrected in these condensed financial statements.

Charitable Contributions

Charitable contributions are reported in “General and administrative expenses” in the accompanying statements of operations. For the six months ended June 30, 2026 and 2025, the Company donated $42,479 and $19,500, respectively.

No unconditional commitments to future charitable donations existed at June 30, 2026 or December 31, 2025; therefore, no liability has been accrued.

Cash, Cash Equivalents and Restricted Cash

As of June 30, 2026 and as of December 31, 2025, the Company had approximately $815,467 ($260,394 unrestricted cash and $555,073 restricted cash) and $1,009,503 ($457,022 unrestricted cash and $552,481 restricted cash), respectively, deposited in three financial institutions. Of these amounts, $250,000 was insured by the Federal Deposit Insurance Corporation for each financial institution. The Company estimates that all of the operating cash accounts were insured and approximately $305,000 of total restricted cash balances was not insured by the Federal Deposit Insurance Corporation.

Certain of the Company’s cash positions are restricted property management trust funds on deposit with a bank as collateral for certain trust fund liabilities, which include security deposits and rents that belong to property owners. These related liabilities are short-term in nature as a result of our property management activities. These cash amounts are reported as restricted cash and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $555,073 and $552,481 on June 30, 2026 and December 31, 2025, respectively, deposited in one financial institution. Of this amount, $250,000 was insured by the Federal Deposit Insurance Corporation. Restricted cash is presented separately on the balance sheet. Related trust fund liabilities are included in other current liabilities.

As of June 30, 2026 and as of December 31, 2025, the cash positions are as follows:

	June 30, 2026	December 31, 2025
Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$260,394	$457,022
Restricted cash	555,073	552,481
Total cash, cash equivalents and restricted cash	$815,467	$1,009,503

Deferred Offering Costs

Costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the proposed public offering and on private offerings. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be expensed.

F-7

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 1– THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

A summary of activity of deferred offering costs during the periods ended June 30, 2026 and December 31, 2025, is as follows:

	2026	2025
Opening balance	$294,599	$-
Offering cost incurred:
Cash paid	123,048	301,215
Offering costs realized in additional paid-in capital:
Cash paid	(417,647)	(6,616)
Write-off of offering costs	-	-

Ending balance	$0	$294,599

Concentration and Credit Risk

Significant Customers and Vendors

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. As of June 30, 2026 and December 31, 2025 and for the periods ended June 30, 2026 and 2025, no single customer accounted for 10% or more of the Company’s total revenues or total accounts receivable. Similarly, as of June 30, 2026 and December 31, 2025 and for the periods ended June 30, 2026 and 2025, no single vendor or supplier accounted for 10% or more of the Company’s total purchases or total accounts payable.

Fair Value of Financial Instruments

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the assets or liabilities;
•	Level 3 – Significant unobservable inputs for the assets or liabilities.

When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3). The Company’s financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument (“ASC 825-10”), include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, line of credit, and notes payable. The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and the line of credit approximate fair value due to their short-term nature or variable/market-based terms. Management estimates that the carrying amounts of the Company’s notes payable approximate fair value at June 30, 2026 and December 31, 2025, due to their short-term nature or the note bears interest at a rate consistent with current market rates. The fair value estimates for notes payable are classified within Level 2 of the fair value hierarchy.

Revenue Recognition

Disaggregation of Revenue

In accordance with ASC 606-10-50-5, the Company considered whether presenting revenue on a disaggregated basis was necessary for understanding the nature, amount, timing, and uncertainty of revenue and cash flows. Given that revenue is primarily generated from transaction-based commissions with similar economic characteristics, management has concluded that further disaggregation does not provide significant additional insight into the Company’s revenue patterns, and has therefore presented revenue as a single line item on the accompanying statements of operations. The Company derives approximately 96% of its revenue from commissions earned on real estate transactions. The remaining 4% of revenue comes from ancillary real estate-related services, including property management fees, none of which are individually material. These revenues are recognized as performance obligations are satisfied.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendments in ASU 2024-03 require a public business entity to disclose specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information about a public business entity’s expenses to help investors (a) better understand the entity’s performance, (b) better assess the entity’s prospects for future cash flows, and (c) compare an entity’s performance over time and with that of other entities. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its financial statements.

F-8

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 2 – PROFIT (LOSS) PER SHARE, BASIC AND DILUTED

Basic earnings (loss) per common share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

The following potential common shares were excluded from the computation of diluted loss per share because their effect would have been antidilutive: For the period ending June 30, 2026, 278,529 shares of common stock underlying Restricted Stock Awards (RSAs) and Restricted Stock Units (RSUs) subject to vesting. Additionally, 4,000,000 potential common shares associated with the Series A Convertible Preferred Shares were excluded from the computation of diluted loss per share for the period ending June 30, 2026.

For the period ending June 30, 2025, 493,564 shares of common stock underlying Restricted Stock Awards (RSAs) and Restricted Stock Units (RSUs) subject to vesting are included in the diluted computation. The 4,000,000 potential common shares associated with the Series A Convertible Preferred Shares were included in the computation of diluted profit per share for the period ending June 30, 2025.

NOTE 3 – RESTRICTED STOCK AWARDS

Restricted stock award transactions during the period ended June 30, 2026 were as follows:

	Shares	Weighted average grant date fair value per share
Unvested at beginning of period	359,027	$0.28
Granted	-	-
Vested	(63,842)	0.28
Forfeited or cancelled RSUs and RSAs	(16,656)	0.27
Unvested at end of period	278,529	$0.28

At June 30, 2026, the Company had approximately $77,437 of unrecognized compensation cost related to restricted stock awards which is expected to be recognized as expense over a weighted-average period of 2.37 years. Fair value of the stock price was determined by an independent third party 409A valuation. The stock-based compensation expense for the periods ended June 30, 2026 and June 30, 2025 was $17,651 and $18,160, respectively.

F-9

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 4 – RELATED PARTY TRANSACTIONS

Through June 30, 2026, the Company spent approximately $300,000 on the costs related to its initial Regulation A offerings, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest were initially set to be paid beginning February 1, 2022. In January 2023, all payments were deferred, without penalty, until the end of the repayment period which is June 29, 2027 (which was extended to June 29, 2030 in August 2026 by written agreement). For the six months ending June 30, 2026, $6,853 of interest expense was in other income (loss) on the condensed statements of operations. During this period, $0 principal and $0 interest was paid. For the six months ending June 30, 2025, $6,199 of interest expense was in other income (loss) on the condensed statements of operations. During this period, $0 principal and $0 interest was paid. The Company has the right to pay off the promissory note earlier than the end of the repayment period without penalty.

Future maturity of the related party note payable at June 30, 2026 is as follows:

2026	$-
2027	-
2028	-
2029	-
2030	305,924
Thereafter	-
Total	$305,924

NOTE 5 – OTHER CURRENT LIABILITIES

Other Current Liabilities

The other current liabilities as of June 30, 2026 and December 31, 2025 were as follows:

	2026	2025
Other current liabilities:
Accrued expenses	$63,897	$31,110
Income tax payable	500	5,072
Trust account liabilities	555,073	552,481
Total other current liabilities	$619,470	$588,663

NOTE 6 – DEBT

Lines of Credit

The Company has an unsecured $75,000 business Line of Credit (“LOC”) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 13.50% as of June 30, 2026. As of June 30, 2026, $72,027 was outstanding under this LOC.

SBA Loan

The Company has a Small Business Administration (SBA) loan with a carrying amount of $137,637 collateralized by substantially all of the Company’s assets. This loan carries a 3.75% interest rate payable over 30 years with a start date of April 29, 2021 and a maturity date of May 28, 2050.

Vehicle Loan

On December 26, 2020, the Company entered into a vehicle loan for a Lexus RX in the amount of $46,014 that was collateralized by the vehicle. The loan was for a period of 5 years at 1.99% interest rate with a maturity date of December 26, 2025. The final payment was due and paid January 1, 2026.

The debt schedule for the periods ended June 30, 2026 and December 31, 2025 were as follows:

	June 30, 2026	December 31, 2025
Long Term Debt:
Note Payable - SBA loan	$137,637	$139,430
Note Payable – Vehicle loan	-	808
Note Payable - Andrew Arroyo	305,924	305,924
Total Long Term Debt	443,561	446,162
Current Portion Long Term Debt	(3,673)	(4,413)
Total Long Term Debt, net of current portion	$439,888	$441,749

F-10

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 6 – DEBT (Continued)

Future maturities of the debts payable at June 30, 2026 are as follows:

Remainder of 2026	$1,820
2027	3,742
2028	3,885
2029	4,034
2030	310,111
Thereafter	119,969
Total	$443,561

NOTE 7 – LEASE LIABILITIES

The following table discloses the lease cost, weighted average, discount rate and weighted average remaining lease terms for operating leases as of June 30, 2026 and June 30, 2025:

	2026	2025

Lease cost:	$27,512	$27,512
Weighted average remaining lease term:	1.83 years	2.66 years
Weighted average discount rate:	13.0%	14.50%

Operating lease expense was $27,512 and $27,512 recorded in general and administrative expenses on the statements of operations for the periods ended June 30, 2026 and 2025, respectively.

In April 2022 and February 2021, the Company entered into 24-month lease agreements with expiration date in April 2024 and February 2023, respectively, for its corporate offices in California. These leases had two extension options for two years each which were exercised in accordance with the lease agreement and extended the lease through April 2028 and February 2027, respectively.

Total future operating lease liability commitments for the above non-cancellable leases as of June 30, 2026 are as follows:

For the periods ended June 30:
2026	$29,356
2027	28,755
2028	6,543
Total lease payments	64,654
Less: imputed interest	(4,581)
Total	60,073
Less: current portion	(41,198)
Long-term operating lease liabilities at June 30	$18,875

F-11

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 8 – SEGMENT REPORTING

The Company operates and manages its business as one reportable operating segment. The Company’s CODM, the Chief Executive Officer, reviews internal financial information presented and decides how to allocate resources based on net income (loss). Net income (loss) is used for evaluating financial performance. Significant segment expenses include cost of sales and general and administrative expenses. The measurement of segment assets is reported on the balance sheets as total assets. The following table presents the significant segment expenses and other segment items regularly reviewed by our CODM.

	Period Ended June 30,
	2026	2025
Revenue	$3,551,395	$4,055,179

Cost of sales	3,049,385	3,498,621

Gross profit	502,010	556,558

Operating expenses:

General and administrative	868,424	551,060
Total operating expenses	868,424	551,060

Operating income (loss)	(366,414)	5,498

Other income (expense)
Total other income (expense), net	(34,056)	(2,761)
Net income (loss) before income tax	(400,470)	2,737
Income tax expense	-	-
Net income (loss)	$(400,470)	$2,737

NOTE 9– INCOME TAXES

Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date income, plus any significant unusual or infrequently occurring items that are recorded in the interim period. The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known, or as the tax environment changes.

The interim financial statement provision for income taxes is different from the amounts computed by applying the United States federal statutory income tax rate of 21%. The Company’s effective tax rate was approximately 0% for each of the periods ended June 30, 2026 and 2025. The difference between the effective tax rate and the federal statutory rate of 21% was primarily due to the full valuation allowance recorded on the Company’s net deferred tax assets.

During the periods ended June 30, 2026 and 2025, there were no material changes to the Company’s uncertain tax positions.

F-12

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2026 AND 2025

(unaudited)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal proceedings and loss contingencies

The Company is not a party to any legal proceedings that management believes are reasonably likely to have a material adverse effect on the Company’s financial statements.

Resolved matters

Utah (litigation non-E&O) — settled and dismissed in April 2026. In a prior period, a seller filed a complaint related to a for-sale-by-owner transaction involving a Company associate and a second trust deed, naming the associate and the Company and seeking reimbursement and other relief. The Company settled the claim for $27,500 and the case was dismissed.

Bonsall, California (arbitration) — settled and dismissed in February 2026. In a prior period, a buyer sought rescission and damages alleging nondisclosure of water intrusion and potential mold by the seller, the HOA/property manager, and others. One of the Company’s associates was named. The Company’s insurer settled the claim for $18,000 and the case was dismissed.

Other matters and insurance

The Company maintains insurance customary for its industry, including professional, general liability, workers’ compensation, employer’s liability, property, and other coverages, subject to deductibles, retentions, limits, exclusions, and insurer determinations of coverage. The Company records reserves for retained liabilities and deductibles when probable and reasonably estimable. Management believes recorded reserves are appropriate based on currently available information.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date of June 30, 2026 through August 28, 2026, the date the financial statements were issued. Based upon its evaluation, management has determined that no subsequent events have occurred that would require recognition in the accompanying financial statements or disclosure in the notes, except as follows:

The Company extended its related party note due date from June 29, 2027 to June 29, 2030.

F-13

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Andrew Arroyo Real Estate, Inc.,

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Andrew Arroyo Real Estate, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ramirez Jimenez International CPAs
We have served as the auditors since 2023 Irvine, California August 27, 2026 PCAOB ID #820

F-14

ANDREW ARROYO REAL ESTATE, INC.

BALANCE SHEETS

As of December 31,

	2025	2024

ASSETS
Current assets
Cash and cash equivalents	$457,022	$545,437
Restricted cash	552,481	442,350
Accounts receivable, net	117,231	40,628
Insurance receivable	-	385,000
Deferred offering costs	294,599	-
Other current assets	11,180	8,806
Total current assets	1,432,513	1,422,221
Property and equipment, net	33,970	50,511
Right of use asset	79,316	122,046
Intangible asset, net	4,245	7,884
TOTAL ASSETS	$1,550,044	$1,602,662

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$260,636	$219,412
Accrued liabilities	102,664	85,075
Accrued interest	36,726	23,698
Other current liabilities	588,663	478,818
Accrued legal liability	-	385,000
Current portion of notes payable	4,413	13,229
Current portion of operating lease liabilities	51,661	44,139
Line of credit	69,797	69,382
Total current liabilities	1,114,560	1,318,753

Long term liabilities
Notes payable, net of current portion including related party amounts of $305,924 and $305,924 respectively.	441,749	446,234
Long term operating lease liabilities, net of current portion	33,288	84,948
Total long-term liabilities	475,037	531,182

Total Liabilities	1,589,597	1,849,935

Commitments and Contingencies (See note 10)

Deficit

Common Stock A, $.0005 par value; 70,000,000 shares authorized, 17,320 issued and outstanding as of December 31, 2025 and no shares issued and outstanding as of December 31, 2024.	8	-
Common Stock B, $.0005 par value; 10,000,000 shares authorized, 7,243,805 issued and outstanding as of December 31, 2025 and 6,887,132 issued and outstanding as of December 31, 2024.	3,617	3,440
Common Stock C, $.0005 par value; 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and 2024.	-	-
	-	-
Series A Convertible Preferred Stock with liquidation preference, $.0005 par value; 15,000,000 shares authorized, 4,000,000 issued and outstanding as of December 31, 2025 and December 31, 2024.	2,000	2,000
Additional paid-in capital	2,429,929	1,885,625
Accumulated deficit	(2,475,107)	(2,138,338)

Total stockholders' deficit	(39,553)	(247,273)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,550,044	$1,602,662

See accompanying notes to the financial statements.

F-15

ANDREW ARROYO REAL ESTATE, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31,

	2025	2024

Revenues	$7,433,106	$7,127,922

Cost of sales	6,431,907	6,139,251

Gross profit	1,001,199	988,671

General and administrative expenses	1,300,416	1,530,188

Loss from operations	(299,217)	(541,517)

Other income (loss)	(34,616)	(19,191)

Loss before income tax expense	(333,833)	(560,708)

Income tax expense	2,936	2,936

Net loss	$(336,769)	$(563,644)

Loss per share (basic and diluted)	$(0.05)	$(0.09)

Weighted-average number of common shares outstanding used in computing per share amounts, basic and diluted	7,119,594	6,594,004

See accompanying notes to the financial statements.

F-16

ANDREW ARROYO REAL ESTATE, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

Years Ended December 31, 2025 and 2024

	Class B		Class A		Series A
	Common	Class B	Common	Class A	Preferred	Series A
	Stock	Common	Stock	Common	Stock	Preferred	Additional		Total
	Shares	Stock	Shares	Stock	Shares	Stock	Paid-in	Accumulated	Stockholders'
	Issued	Par	Issued	Par	Issued	Par	Capital	Deficit	Deficit
Balance - December 31, 2023	6,406,440	$3,202	-	-	4,000,000	$2,000	$1,016,601	$(1,574,694)	$(552,891)
Stock issued for cash	329,244	164	-	-	-	-	822,932	-	823,096
Stock issued for vested RSU and RSA	151,448	74	-	-	-	-	46,092	-	46,166
Net loss								(563,644)	(563,644)
Balance - December 31, 2024	6,887,132	$3,440	-	-	4,000,000	$2,000	$1,885,625	$(2,138,338)	$(247,273)

Stock issued for cash	180,000	90	17,320	8	-	-	505,104	-	505,202
Stock issued for vested RSU and RSA	176,673	87	-	-	-	-	45,816	-	45,903
Offering Costs		-	-	-		-	(6,616)	-	(6,616)
Net Loss								(336,769)	(336,769)

Balance - December 31, 2025	7,243,805	$3,617	17,320	$8	4,000,000	$2,000	$2,429,929	$(2,475,107)	$(39,553)

See accompanying notes to the financial statements.

F-17

ANDREW ARROYO REAL ESTATE, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31,

	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(336,769)	$(563,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,180	20,499
Gain on sale of property and equipment	-	(7,733)
Stock based compensation	45,903	46,166
Gain on extinguishment of lease	-	(1,065)
Accrued interest on loans	13,028	11,182
Changes in assets and liabilities:
Accounts receivable	(76,603)	21,155
Other current assets	(2,374)	3,735
Insurance receivable	385,000	(385,000)
Accounts payable	41,224	113,875
Accrued liabilities	17,589	(8,583)
Accrued legal liability	(385,000)	385,000
Other current liabilities	109,845	(58,273)
Change in operating leases	(1,408)	618

Net cash used in operating activities	(169,385)	(422,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on sale of equipment	-	10,198

Net cash flows provided by investing activities	-	10,198

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on auto loan	(9,819)	(9,531)
Repayments on SBA loan	(3,482)	(3,315)
Proceeds on related party note payable	-	79,000
Net proceeds (repayment) on lines of credit	415	(4,394)
Payment of deferred offering costs	(301,215)	-
Proceeds from sales of common stock	505,202	823,096

Net cash provided by financing activities	191,101	884,856

Net increase in cash, cash equivalents and restricted cash	21,716	472,986

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	987,787	514,801
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$1,009,503	$987,787

Supplemental noncash financing activities
Deferred offering costs charged to additional paid-in capital	$6,616	$-

Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$-	$2,936
Interest	$33,237	$29,711

See accompanying notes to the financial statements.

F-18

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the "Company") was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is "AARE". The Company was formed to conduct real estate brokerage and investment services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company's year-end is December 31.

Capital Stock

Authorized capital is 85,000,000 shares of common stock in three share classes (Common Stock A, Common Stock B and Common Stock C), par $0.0005, and 15,000,000 shares of preferred stock (Series A Convertible Preferred), par $0.0005, all authorized by amendment dated September 24, 2025. Common Stock A, a non-voting class, issued and outstanding was 17,320 shares as of December 31, 2025 and 0 as of December 31, 2024. Common Stock B, a voting class, issued and outstanding was 7,243,805 shares as of December 31, 2025 and 6,887,132 as of December 31, 2024. Common Stock C, a voting class, issued and outstanding was 0 shares as of December 31, 2025 and 2024. Series A Convertible Preferred Stock is 4,000,000 shares issued and outstanding as of December 31, 2025 and 2024. The Series A Convertible Preferred Stock has dividend rights equal to common on an as converted basis, 1-for-1 conversion to common after 12 months, ten votes per share, liquidation preference of $0.0005 per share, and customary protective provisions. The series is classified in permanent equity under ASC 480-10-S99-3A. The Series A Convertible Preferred is convertible into up to 4,000,000 shares of Class C common stock. These potential shares were excluded from diluted earnings per share for 2025 and 2024 because their effect would have been anti-dilutive.

On September 24, 2025, the Company executed a two-for-one stock split of our common stock. All share, equity award, and per share amounts presented herein have been retroactively adjusted to reflect the stock split. From January 1, 2025 to December 31, 2025 the Company issued 180,000 new Class B shares through its Regulation A financing at $2.50 per share, 17,320 new Class A shares through its Regulation CF financing at a range of $2.80-$3.50 per share, and issued 176,673 new Class B vested shares through its equity incentive plan at an average grant price of $0.26. From January 1, 2024 to December 31, 2024, the Company issued 329,244 new Class B shares through its Regulation A financing at $2.50 per share and issued 151,448 new Class B vested shares through its equity incentive plan at an average grant price of $0.30.

F-19

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

On July 31, 2021, the Company "Andrew Arroyo Real Estate, Inc." a Delaware "C" Corporation merged with "Andrew Arroyo Real Estate, Inc." a California "S" Corporation. After the merger the California "S" Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware "C" Corporation). Effective with the merger, the Certificate of Incorporation of the Company remained the Company's Certificate of Incorporation, and the 1,000 shares owed by the sole shareholder of the California corporation, Mr. Andrew Arroyo, the Company's sole director and one of its executive officers, were exchanged for 4,000,000 shares of the Company's Series A Convertible Preferred Stock.

Management’s Plans

Management has evaluated whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern for the one-year period after the date these financial statements are issued (the assessment period) in accordance with ASC 205-40.

As of December 31, 2025, the Company had $457,022 in unrestricted cash and cash equivalents and $446,162 in notes payable, of which approximately $300,000 is due to a related party. The Company reported net losses of $336,769 and $563,644 during the years ended December 31, 2025 and 2024, respectively, had negative operating cash flows, and had a net stockholders’ deficit of $39,553 as of December 31, 2025. In addition, the Company’s ability to execute its business plan is dependent, in part, on its ability to raise additional financing. These conditions and events raised substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans to alleviate the substantial doubt include the Company’s projected income and cash flow generated by its current residential and commercial brokerage, property management and lending services business, the cash the Company has on hand, the availability of existing lines of credit, and its plans to raise additional capital through equity offerings, including proceeds from Regulation A and Regulation CF offerings. In addition, as noted in Note 11, in August 2026, the Company reached an agreement with the lender to extend the maturity of the related party note to June 29, 2030.

The Company plans to use funds raised from offerings of its equity securities to continue to grow the Company nationwide and execute its business plan, which includes three milestones for the investment division and three milestones for the services division. Management believes it is probable that these plans will be effectively implemented and will generate sufficient liquidity to satisfy the Company’s obligations as they become due during the assessment period. Accordingly, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

Basis of Presentation

The December 31, 2024 and December 31, 2025 audited financial statements include the accounts of the Company under the accrual basis of accounting. The financial statements, included herein, have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to these rules and regulations, the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied.

The Company complies with the accounting standards for reporting comprehensive income (loss), which require the disclosure of total comprehensive income (loss) and its components in the financial statements. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

F-20

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation (Continued)

For the periods presented, the Company did not have any qualifying components of other comprehensive income (loss). Consequently, comprehensive income (loss) was identical to net income (loss) for all periods presented.

Management's Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC 740), "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

As a C Corp., under current tax law, the Company is responsible for Federal taxes equal to 21% of the net income of the Company as well as various tax rates for the states in which it has operations.

The Company operates in 25 states throughout the U.S. Each state has an income tax and/or a franchise/commerce tax on the gross receipts of businesses based on total revenues in each state. The provision for income taxes includes state income taxes currently payable and deferred income taxes. Deferred income taxes represent the effects of items reported for tax purposes in periods different from those used for financial statement purposes.

Charitable Contributions

The Company’s board of directors has adopted a discretionary policy that authorizes donations of up to 20 percent of annual net profit (as defined below) to qualified charitable organizations. Net profit for the corporation is defined as top line revenue minus the cost of sales minus all expenses before dividends (if any) are paid. Up to ten percent (10%) of our net profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of client credits and in-kind contributions to charitable organizations. The policy does not create a binding legal obligation; donations are recorded as expense only when the board approves a specific contribution or when payment is made, in accordance with ASC 720-25-25-1. Charitable contributions are reported in “General and administrative expenses” in the accompanying statements of operations. For the years ending December 31, 2025 and 2024, the Company donated $49,734 and $112,592 respectively.

No unconditional commitments to future charitable donations existed at December 31, 2025 or December 31, 2024; therefore, no liability has been accrued.

Correction of Previously Reported Description of Charitable Contributions

In preparing this Offering Circular, the Company identified an error in the charitable contribution description disclosed in Note 1 to its previously issued financial statements for the year ended December 31, 2025. The Company described the policy as being based on gross profit. The error was limited to the footnote and did not affect the Company’s previously reported financial position, results of operations, stockholders’ equity, cash flows, or earnings per share. The disclosure has been corrected in these financial statement notes.

F-21

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash, Cash Equivalents and Restricted Cash

The Company considers all short-term securities purchased with maturity dates of three months or less to be cash. The Company from time to time during the years covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2025 and 2024, the Company had approximately $1,009,503 ($457,022 unrestricted cash and $552,481 restricted cash) and $987,787 ($545,437 unrestricted cash and $442,350 restricted cash), respectively, deposited in three financial institutions. Of these amounts, $250,000 was insured by the Federal Deposit Insurance Corporation and the Securities Investor Protection Corporation in each financial institution. The Company estimates that all of the operating cash accounts were insured and approximately $300,000 of total restricted cash balances was not insured by the Federal Deposit Insurance Corporation.

Certain of the Company's cash positions are restricted property management trust funds on deposit with a bank as collateral for certain trust fund liabilities, which include security deposits and rents that belong to property owners. These related liabilities are short-term in nature as a result of our property management activities. These cash amounts are reported as restricted cash and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $552,481 and $442,350 on December 31, 2025 and 2024, respectively deposited in one financial institution. Of this amount, $250,000 was insured by the Federal Deposit Insurance Corporation. Restricted cash is presented separately on the balance sheet. Related trust fund liabilities are included in other current liabilities.

As of December 31, 2025 and 2024, the cash positions are as follows:

	2025	2024
Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$457,022	$545,437
Restricted cash	552,481	442,350
Total cash, cash equivalents and restricted cash	$1,009,503	$987,787

Deferred Offering Costs

Deferred offering costs consist of specific incremental legal, accounting, registration, listing, printing, and other third-party costs directly attributable to the Company’s offering of equity securities. These costs are capitalized until the offering is completed.

Upon completion of the offering, deferred offering costs will be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. If the offering is terminated or is no longer considered probable of completion, all deferred offering costs will be charged to expense in the period in which that determination is made. Management salaries, general and administrative costs, and other costs that would have been incurred regardless of the offering are expensed as incurred.

A summary of activity of deferred offering costs during the years ended December 31, 2025 and 2024, is as follows:

	2025	2024
Opening balance	$-	$-
Offering cost incurred:
Cash paid	301,215	-
Offering costs realized in additional paid-in capital:
Cash paid	(6,616)	-
Write-off of offering costs	-	-

Ending balance	$294,599	$-

Concentration and Credit Risk

Significant Customers and Vendors

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. As of and for the years ended December 31, 2025 and 2024, no single customer accounted for 10% or more of the Company’s total revenues or total accounts receivable. Similarly, as of and for the years ended December 31, 2025 and 2024, no single vendor or supplier accounted for 10% or more of the Company’s total purchases or total accounts payable.

F-22

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets, Net

Intangible assets consist of URL – Internet Domain Name. The Company amortizes such assets using the straight-line method over 5 years. The Company evaluates the useful lives of these assets on an annual basis. If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life. As of December 31, 2025, intangible assets, net consist of:

	2025	2024

Uniform resource locator (“URL”) Purchase	$18,196	$18,196
Accumulated amortization	(13,951)	(10,312)
Intangible assets, net	$4,245	$7,884

Amortization expense was $3,639 for the year ended December 31, 2025 and $3,639 for the year ended December 31, 2024.

Property and Equipment

Property and equipment are carried at cost. Expenditures for property and equipment are capitalized and depreciated over five to 31.5 years using the declining balance method. When assets are retired or sold, the related cost and accumulated depreciation are removed from the account and any gain or loss arising from such disposition is included as income or expense in other income (loss) on the accompanying statements of operations. Expenditures for repairs and maintenance are charged to expense as incurred. For the years ended December 31, 2025 and 2024, depreciation expense was $16,541 and $16,860, respectively. Property and equipment consisted of:

	2025	2024
Property and Equipment:
Automobiles and transportation	$47,014	$47,014
Leasehold improvements	25,035	25,035
Advertising equipment	179,477	179,477
Furniture and fixtures	31,886	31,886
	283,412	283,412

Accumulated depreciation	(249,442)	(232,901)
Property and equipment, net	$33,970	$50,511

Leases

At the inception of a contractual arrangement, the Company determines whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, the Company records the associated lease liability and corresponding right-of-use (ROU) asset upon commencement of the lease using the implicit rate or a discount rate based on a credit-adjusted secured borrowing rate commensurate with the term of the lease. The Company additionally evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: the lease has a purchase option that is reasonably certain of being exercised, the present value of the future cash flows is substantially all of the fair market value of the underlying asset, the lease term is for a significant portion of the remaining economic life of the underlying asset, the title to the underlying asset transfers at the end of the lease term, or if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term.

Leases that do not meet the finance lease criteria are accounted for as operating leases. Operating lease assets represent a right to use an underlying asset for the lease term and operating lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease liabilities with a term greater than one year and their corresponding ROU assets are recognized in the balance sheets at the commencement date of the lease based on the present value of lease payments over the expected lease term. Certain adjustments to the ROU asset may be required for items such as initial direct costs paid or incentives received. As the Company’s leases do not typically provide an implicit rate, the Company utilizes the appropriate incremental borrowing rate, determined as the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and in a similar economic environment. Lease cost is recognized on a straight-line basis over the lease term and variable lease payments are recognized as operating expenses in the period in which the obligation for those payments is incurred. Variable lease payments primarily include common area maintenance, utilities, real estate taxes, insurance, and other operating costs that are passed on from the lessor in proportion to the space leased by the Company. The Company has elected the practical expedient to not separate between lease and non-lease components.

Long-lived Assets

The Company reviews its long-lived assets, primarily property and equipment, intangible assets and right-of-use assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily at the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. The Company did not record an impairment expense for the years ended December 31, 2025, and 2024.

F-23

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for credit losses that reflects management’s estimate of lifetime expected credit losses on outstanding receivables. The allowance is measured using relevant available information about historical credit loss experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. In developing its estimate, the Company considers factors such as customer type, aging of balances, payment history, current and expected economic conditions, and, when applicable, specific reserves for customers with known financial difficulties. Receivables are written off when management determines they are uncollectible, and recoveries of amounts previously written off are recorded when received. Changes in the allowance are recorded in selling, general and administrative expenses in the statements of operations. The balance of the allowance for credit losses was $0 and $0 at December 31, 2025, and December 31, 2024, respectively.

Fair Value of Financial Instruments

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the assets or liabilities;
•	Level 3 – Significant unobservable inputs for the assets or liabilities.

When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3). The Company's financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument ("ASC 825-10"), include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, line of credit, and notes payable. The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and the line of credit approximate fair value due to their short-term nature or variable/market-based terms. Management estimates that the carrying amounts of the Company’s notes payable approximate fair value at December 31, 2025 and 2024 due to their short-term nature or the note bears interest at a rate consistent with current market rates. The fair value estimates for notes payable are classified within Level 2 of the fair value hierarchy.

Revenue Recognition

The Company has generated significant revenues in California. The Company has not, to date, generated significant revenues outside California. The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers” which requires that five basic criteria must be met before revenue can be recognized: (1) identification of the contract with a customer, (2) identification of the performance obligation(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation(s), and (5) recognition of revenue when, or as the Company satisfies a performance obligation. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded.

Nature of Revenues and Performance Obligations

The Company acts as a broker and representative for principals in real estate transactions and derives its revenue primarily from real estate brokerage transactions. A broker's license is required for the representation of principals in real estate transactions and the Company holds such licenses in states nationwide.

The single performance obligation providing brokerage services to buyers and sellers is satisfied at the closing of escrow and recording of the deed at which point the Company is entitled to its commission. The Company evaluated the principal-versus-agent guidance in ASC 606-10-55 and concluded it is the principal in these transactions; accordingly, revenues are reported gross of commissions and related agent payouts.

Variable Consideration

Commission rebates, referral splits, and promotional credits are forms of variable consideration. Management constrains estimates to the amount not expected to reverse and recognizes adjustments in the same period the underlying revenue is recorded.

Timing of Satisfaction of Performance Obligations

For property sale transactions, revenue is recognized at the closing date, when control of the property transfers to the buyer. This scenario meets the criteria for point-in-time recognition under ASC 606, as the Company’s performance obligations are fulfilled at discrete points.

Contract Balances

The Company invoices and collects commissions at closing; therefore no contract assets or contract liabilities exist at any reporting date.

F-24

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Incremental Costs

Commissions paid to sales agents are incurred and expensed at closing. Because the amortization period for any incremental costs would be less than one year, the Company has elected the practical expedient in ASC 340-40-25-4 not to capitalize these costs.

Disaggregation of Revenue

In accordance with ASC 606-10-50-5, the Company considered whether presenting revenue on a disaggregated basis was necessary for understanding the nature, amount, timing, and uncertainty of revenue and cash flows. Given that revenue is primarily generated from transaction-based commissions with similar economic characteristics, management has concluded that further disaggregation does not provide significant additional insight into the Company's revenue patterns, and has therefore presented revenue as a single line item on the accompanying statements of operations. The Company derives approximately 96% of its revenue from commissions earned on real estate transactions. The remaining 4% of revenue comes from ancillary real estate-related services, including property management fees, none of which are individually material. These revenues are recognized as performance obligations are satisfied.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendments in ASU 2024-03 require a public business entity to disclose specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information about a public business entity’s expenses to help investors (a) better understand the entity’s performance, (b) better assess the entity’s prospects for future cash flows, and (c) compare an entity’s performance over time and with that of other entities. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its financial statements.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The adoption impacted the presentation and disaggregation of income tax disclosures but did not affect the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – LOSS PER SHARE, BASIC AND DILUTED

Basic earnings (loss) per common share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year.

Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

The following potential common shares were excluded from the computation of diluted loss per share because their effect would have been antidilutive: For the period ending December 31, 2025, 359,027 shares of common stock underlying Restricted Stock Awards (RSAs) and Restricted Stock Units (RSUs) subject to vesting. For the period ending December 31, 2024, 467,798 shares of common stock underlying Restricted Stock Awards (RSAs) and Restricted Stock Units (RSUs) subject to vesting. Additionally, 4,000,000 potential common shares associated with the Series A Convertible Preferred Shares were excluded from the computation of diluted loss per share for the periods ending December 31, 2025 and 2024.

F-25

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 3 – RESTRICTED STOCK AWARDS

On January 1, 2024, the Company’s board approved and adopted the “2023 AARE Equity Incentive Plan” (2023 Plan). This allows the Company to grant restricted stock units, restricted stock, qualified and non-qualified stock options to employees, directors, consultants and independent contractors.

RSUs granted under the 2023 Plan are subject to time-based vesting and convert to shares of common stock in accordance with the vesting schedule. RSUs are valued at the estimated fair value of the Company’s stock on the date of grant and are amortized over the requisite service period. The total number of RSUs granted represents the maximum number of RSUs eligible to vest based upon the service conditions set forth in the grant agreements. Employees forfeit unvested RSUs upon termination of employment with a corresponding reversal of expense.

Restricted stock award transactions during the year ended December 31, 2025 were as follows:

	Shares	Weighted average grant date fair value per share
Unvested at beginning of period	467,798	$0.29
Granted	88,562	0.19
Vested	(176,673)	0.26
Forfeited or cancelled RSUs and RSAs	(20,660)	0.29
Unvested at end of period	359,027	$0.28

At December 31, 2025 we had approximately $99,611 unrecognized stock-based compensation expense related to restricted stock awards and is expected to be recognized as expense over a weighted-average period of 2.87 years. Fair value per share was determined by an independent third party 409A valuation. The stock-based compensation expense for the years ended December 31, 2025 and December 31, 2024 was $45,903 and $46,166 respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

Through December 31, 2025, the Company spent approximately $300,000 on the costs related to its Regulation A offerings, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest were initially set to be paid beginning February 1, 2022. In January 2023, all payments were deferred, without penalty, until the end of the repayment period which is June 29, 2027. For the year ended December 31, 2024, $11,182 of interest was accumulated. For the year ended December 31, 2024, $0 of principal and $0 of interest were paid. For the year ended December 31, 2025, $13,028 of interest was accumulated. For the year ended December 31, 2025, $0 principal and $0 interest were paid during this period. The Company has the right to pay off the note earlier than the end of the repayment period without penalty.

Future maturity of the related party note payable at December 31, 2025 is as follows:

2026	$-
2027	305,924
2028	-
2029	-
Thereafter	-
Total	$305,924

F-26

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 5 – OTHER CURRENT LIABILITIES

Other Current Liabilities

The other current liabilities as of December 31, 2025 and December 31, 2024 were as follows:

	2025	2024
Other current liabilities:
Accrued expenses	$31,110	$33,532
Income tax payable	5,072	2,936
Trust account liabilities	552,481	442,350
Total other current liabilities	$588,663	$478,818

NOTE 6 – DEBT

Lines of Credit

The Company has an unsecured $75,000 business Line of Credit (LOC) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 13.00% and 14.50% as of December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, $69,797 and $69,382 was outstanding under this LOC.

SBA Loan

The Company has a Small Business Administration (SBA) loan with a carrying amount of $139,430 collateralized by substantially all of the Company’s assets. This loan carries a 3.75% interest rate payable over 30 years with a start date of April 29, 2021 and a maturity date of May 28, 2050. As of December 31, 2025 and 2024, $139,430 and $142,912 was outstanding under this SBA, respectively.

Vehicle Loan

On December 26, 2020, the Company entered into a vehicle loan for a Lexus RX in the amount of $46,014 that is collateralized by the vehicle. The loan is for a period of 5 years at 1.99% interest rate with a maturity date of December 26, 2025. The final payment was due and paid January 1, 2026. As of December 31, 2025 and 2024, $808 and $10,627 was outstanding under this Vehicle loan, respectively.

The debt schedule for the years ended December 31, 2025 and December 31, 2024 were as follows:

	2025	2024
Long Term Debt:
Note payable SBA loan	$139,430	$142,912
Note payable - Lexus	808	10,627
Note payable - Andrew Arroyo	305,924	305,924
Total long-term debt	446,162	459,463
Current Portion long-term debt	(4,413)	(13,229)
Total long-term debt, net of current portion	$441,749	$446,234

Future maturities of the debts payable at December 31, 2025 are as follows:

2026	$4,413
2027	309,666
2028	3,885
2029	4,034
2030	4,187
Thereafter	119,977
Total	$446,162

NOTE 7 – LEASE LIABILITIES

The following table discloses the lease cost, weighted average, discount rate and weighted average remaining lease terms for operating leases as of December 31, 2024 and December 31, 2025:

	2025	2024

Lease cost:	$55,024	$48,970
Weighted average remaining lease term:	1.72 years	3.33 years
Weighted average discount rate:	11.1%	14.5%

Operating lease expense was $55,024 and $48,970 recorded in general and administrative expenses on the statements of operations for the years ended December 31, 2025 and 2024, respectively.

F-27

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 7 – LEASE LIABILITIES (Continued)

In April 2022 and February 2021, the Company entered into 24-month lease agreements with expiration date in April 2024 and February 2023, respectively, for its corporate offices in California. These leases had two extension options for two years each which were exercised in accordance with the lease agreement and extended the lease through April 2028 and February 2027, respectively.

Total future operating lease liability commitments for the above non-cancellable leases as of December 31, 2025 is as follows:

For the year ended December 31:
$-
2026	58,330
2027	28,755
2028	6,543
Total lease payments	93,628
Less: imputed interest	8,679
Total	84,949
Less: current portion	(51,661)
Long-term operating lease liabilities at December 31	$33,288

NOTE 8 – SEGMENT REPORTING

The Company operates and manages its business as one reportable operating segment. The Company’s CODM, the Chief Executive Officer, reviews internal financial information presented and decides how to allocate resources based on net income (loss). Net income (loss) is used for evaluating financial performance. Significant segment expenses include cost of sales and general and administrative expenses. The measurement of segment assets is reported on the balance sheets as total assets. The following table presents the significant segment expenses and other segment items regularly reviewed by our CODM.

	Year Ended December 31,
	2025	2024
Revenue	$7,433,106	$7,127,922

Cost of sales	6,431,907	6,139,251

Gross profit	1,001,199	988,671

Operating expenses:

General and administrative	1,300,416	1,530,188
Total operating expenses	1,300,416	1,530,188

Operating loss	(299,217)	(541,517)

Other income (expense)
Total other income, net	(34,616)	(19,191)
Net loss before income tax	(333,833)	(560,708)
Income tax expense	2,936	2,936
Net loss	$(336,769)	$(563,644)

F-28

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 9 – INCOME TAXES

Income tax expense consisted primarily of state franchise taxes in jurisdictions where the Company files. The Company recorded no federal current tax expense for the year ended December 31, 2025 due to a full valuation allowance against its net deferred tax assets.

Income taxes for the years ending December 31, 2025 and 2024 consists of the following:

	2025	2024
Current federal income tax	$-	$-
Current state income tax	$2,936	$2,936
Deferred income tax	$-	$-
Income tax expenses (benefit)	2,936	2,936

Rate Reconciliation Table as of December 31, 2025:
Rate Reconciliation Component
Income tax benefit at U.S. statutory rate	$(70,721)	(21.00)%
State and local income taxes, net of federal benefit	2,936	0.87%
Non deductible expenses	238	0.07%
Other adjustments	(2,099)	(0.62)%
Change in valuation allowance	72,582	21.55%
Total income tax expense	$2,936	(0.87)%

Rate Reconciliation Table as of December 31, 2024:
U.S. federal statutory tax benefit (21% of pretax loss)	$(117,749)
State and local income franchise taxes	2,936
Change in valuation allowance	(114,813)
Total income tax expense	$2,936

Deferred Tax Assets (DTA) and Valuation Allowance as of December 31, 2025 and 2024:

	2025	2024
Net operating loss carryforwards	$535,850	$454,560
Charitable contribution carryforwards	125,064	110,223
Valuation allowance	(660,914)	(564,783)
Net deferred tax asset	$-	$-

During the preparation of the financial statements for the year ended December 31, 2025, the Company identified an error in the presentation of certain deferred tax assets disclosed as of December 31, 2024. The previously reported amounts represented the underlying gross temporary differences and tax attribute carryforwards before application of the applicable statutory tax rates, rather than the related tax-effected deferred tax asset amounts required under U.S. GAAP.

The December 31, 2024 amounts presented in the deferred tax asset table above have been revised to reflect the applicable tax effects. This correction affected only the component amounts and related totals presented in the deferred tax disclosure and had no effect on amounts recognized in the financial statements, including the net deferred tax asset, income tax provision, net income or loss, earnings per share, cash flows, or stockholders’ equity.

Net Operating Losses (NOL) and Carryforwards

As of December 31, 2025, the Company had U.S. federal net operating loss carryforwards of approximately $1,906,136. Federal NOLs generated in tax years beginning after 2017 have an indefinite carryforward period and are subject to an annual limitation equal to 80% of taxable income in the year of utilization. California NOL carryforwards of approximately $1,533,522 generally expire twenty years after origination. Charitable contribution carryforwards of approximately $419,113 generally expire after five years for federal and California purposes.

Uncertain Tax Positions and Other Matters

The Company had no unrecognized tax benefits as of December 31, 2025, and does not expect material changes within the next twelve months. The Company recognizes interest and penalties related to income taxes in income tax expense. Tax years 2021 through 2025 remain subject to examination by the U.S. federal and applicable state taxing authorities; statutes of limitations for certain states may vary.

F-29

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 9 – INCOME TAXES (Continued)

Section 382/383 Limitations

Utilization of NOLs and other carryforwards may be limited in the event of an ownership change under Sections 382 and 383 of the Internal Revenue Code and similar state provisions.

The future realization of DTA is dependent on the Company’s ability to generate sufficient taxable income within the carryforward periods. Based on negative evidence, including cumulative losses, the Company has recorded a full valuation allowance against its net DTA. The Company will continue to evaluate the need for a valuation allowance in future periods, and will reduce the allowance when sufficient positive evidence indicates that it is more likely than not that some or all of the DTA will be realized.

In July 2025, the United States enacted tax legislation commonly referred to as the One Big Beautiful Bill Act (the "OBBB Act"). The OBBB Act, among other things, permanently reverted to pre-Tax Cuts and Jobs Act rules allowing the immediate deduction of domestic research and experimental expenses effective for tax years beginning after December 31, 2024, and provided transition relief permitting acceleration of previously capitalized domestic research and development costs from 2022-2024 under Section 174. While these provisions resulted in a favorable tax adjustment in the Company's 2025 tax provision, they did not have a material effect on the Company's financial statements due to the Company's taxable loss and full valuation allowance positions. The Company will continue to monitor future developments, including regulatory guidance and interpretations.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal proceedings and loss contingencies

The real estate industry is subject to frequent claims and litigation. Buyers and sellers sometimes bring claims against one another and may seek to involve real estate agents and brokers. The Company evaluates pending matters under ASC 450, Contingencies, considering the nature of the allegations, status of the proceedings, advice of outside counsel, and the availability of insurance. A loss is accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a loss is reasonably possible but not probable, or if the amount of loss cannot be reasonably estimated, the Company provides disclosure but does not record an accrual. Potential insurance recoveries are recognized as receivables only when probable of recovery and are not netted against recorded loss contingencies.

Current matters

The Company is not a party to any legal proceedings that management believes are reasonably likely to have a material adverse effect on the Company’s financial statements.

Resolved matters

Utah (litigation non-E&O) — settled and dismissed in April, 2026. In a prior period, a seller filed a complaint related to a for-sale-by-owner transaction involving a Company associate and a second trust deed, naming the associate and the Company and seeking reimbursement and other relief. The Company settled the claim for $27,500 and the case was dismissed.

Bonsall, California (arbitration) — settled and dismissed in February, 2026. In a prior period, a buyer sought rescission and damages alleging nondisclosure of water intrusion and potential mold by the seller, the HOA/property manager, and others. One of the Company’s associates was named. The Company’s insurer settled the claim for $18,000 and the case was dismissed.

Vista, California (mediation) — settled and dismissed in December, 2025. A legal claim was made in May 2025 on a property that an associate of the Company sold that had unpermitted renovations. The buyer sought damages alleging the unpermitted renovations were not disclosed properly. The Company’s insurer settled the claim for $18,000 and the case was dismissed.

Other matters and insurance

The Company maintains insurance customary for its industry, including professional, general liability, workers’ compensation, employer’s liability, property, and other coverages, subject to deductibles, retentions, limits, exclusions, and insurer determinations of coverage. The Company records reserves for retained liabilities and deductibles when probable and reasonably estimable. Management believes recorded reserves are appropriate based on currently available information.

NOTE 11– SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date of December 31, 2025 through August 27, 2026, the date the financial statements were issued. Based upon its evaluation, management has determined that no subsequent events have occurred that would require recognition in the accompanying financial statements or disclosure in the notes, except as disclosed in note 10 and 11 and as follows:

The Company has issued 84,564 new Class A shares in a range from $2.80-$3.50 per share through its Regulation CF offering and received $245,995 for the shares sold through the offering.

In August 2026, the Company reached an agreement with the lender and the maturity of the related party note was extended to June 29, 2030.

Other than the event described above, the Company concluded that, no material subsequent events have occurred since December 31, 2025, that require recognition or disclosure in the financial statements.

F-30

PART III – EXHIBITS

ITEM 16 INDEX TO EXHIBITS

Item No.	Description

2.1(1)	Amended and Restated Articles of Incorporation of Andrew Arroyo Real Estate Inc.

2.2(1)	Amended and Restated Bylaws of Andrew Arroyo Real Estate Inc.

2.3(1)	Certificate of Merger filed in State of Delaware effective July 31, 2021

2.5(1)	Merger Agreement by and between Andrew Arroyo Real Estate, Inc., a California corporation and Andrew Arroyo Real Estate Inc., a Delaware corporation dated July 28, 2021

2.6(3)	Second Amended and Restated Articles of Incorporation of Andrew Arroyo Real Estate Inc.

2.7(3)	Second Amended and Restated Bylaws of Andrew Arroyo Real Estate Inc.

2.8(3)	Second Amended and Restated Certificate of Designation for Series A Preferred Stock of Andrew Arroyo Real Estate Inc.

3.1(2)	2023 Equity Incentive Plan

3.2(2)	Notice of Stock Option Grant

3.3(2)	Notice of Restricted Stock Award

3.4(2)	Notice of Restricted Stock Unit Award

4.2(3)	Form of Subscription Agreement for the Offering

6.1(2)	Investment Management Agreement

7.1(3)	Dealmaker Entities Agreements, Schedules and Terms of Service

8.1(3)	Selling Stockholders Irrevocable Power of Attorney

9.1(3)	Employment Agreement of Clark Anctil: Treasurer, Financial Director, Principal Accounting Officer and Principal Financial Officer

11(3)	Consent of Independent Certified Public Accountants

12(3)	Legal Opinion of Law Offices of Craig V. Butler

(1) Incorporated by reference to the Form 1-A filed with the Commission on September 15, 2021.

(2) Incorporated by reference to the Form 1-A filed with the Commission on October 15, 2024.

(3) Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2026.

Andrew Arroyo Real Estate Inc.

Dated: September 11, 2026		/s/ Andrew Michael Arroyo
	By:	Andrew Michael Arroyo
	Its:	President and Chief Executive Officer (Principal Executive Officer)

Dated: September 11, 2026		/s/ Clark Anctil
	By:	Clark Anctil
	Its:	Treasurer and Financial Director (Principal Accounting Officer and Financial Officer Principal)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: September 11, 2026		/s/ Andrew Michael Arroyo
	By:	Andrew Michael Arroyo, President, Chief Executive Officer (Principal Executive Officer), and Director

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